The depositor has filed a registration statement (including prospectus) with the SEC for the offering to which this term sheet supplement relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC's Internet Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-323-5678.

This term sheet supplement is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this term sheet supplement, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar term sheet supplement relating to these securities.

This term sheet supplement is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This term sheet supplement supersedes in all respects all earlier dated term sheet supplements.

-------------------------------------------------------------------------------
Consider carefully the Risk Factors beginning on page S-18 in this term sheet supplement and page 2 in the prospectus.

The certificates will represent interests in GSAA Home Equity Trust 2007-10 only and will not represent interests in or obligations of the depositor, the sponsor, the underwriter, the master servicer, the securities administrator, the trustee, the custodians or the servicers or any of their respective affiliates.
-------------------------------------------------------------------------------

                             TERM SHEET SUPPLEMENT

                   Asset-Backed Certificates, Series 2007-10
                        GSAA Home Equity Trust 2007-10
                                Issuing Entity
                         GS Mortgage Securities Corp.
                                   Depositor
                        Goldman Sachs Mortgage Company
                                    Sponsor
                            Wells Fargo Bank, N.A.
                 Master Servicer and Securities Administrator

                                Citibank, N.A.
                                    Trustee

                            Avelo Mortgage, L.L.C.
                       GreenPoint Mortgage Funding, Inc.
                            Wells Fargo Bank, N.A.
                                   Servicers

                            Date: October 18, 2007

                               -----------------

                             Goldman, Sachs & Co.
             For use with base prospectus dated February 13, 2007

Each class of offered certificates is designed to receive monthly distributions of interest and/or principal, commencing on November 26, 2007. In addition to the offered certificates, the issuing entity will issue certain classes of subordinate certificates and residual certificates not offered hereby.

Assets of the Issuing Entity--

Fixed-rate, Alt-A type mortgage loans secured by first lien mortgages or deeds of trust on residential real estate properties.

Credit Enhancement--

Subordination of the subordinate certificates to the related senior certificates as described in this term sheet supplement under "Description of the Certificates--Priority of Distributions" and "--Subordination and Allocation of Losses";

Shifting interests of the senior and subordinate certificates to scheduled and unscheduled prepayments of principal as described in this term sheet supplement under "Description of the Certificates--Priority of Distributions" and "--Glossary of Definitions Relating to the Priority of Distributions"; and

Cross-collateralization under certain limited circumstances as described in this term sheet supplement under "Description of the Certificates--Cross-Collateralization."

Interest Rate Protection--

The holders of certain classes of certificates may have the benefit of one or more interest rate cap agreements entered into with an interest rate cap provider to be set forth in the prospectus supplement .

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                   TERM SHEET SUPPLEMENT AND THE PROSPECTUS

         We include cross-references in this term sheet supplement and the prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the prospectus provide the pages on which these captions are located.

         You can find a listing of the pages where certain terms used in this term sheet supplement and in the prospectus are defined under the caption "Index of Terms" beginning on page S-127 in this term sheet supplement and under the caption "Index" beginning on page 128 of the prospectus. Terms used in this term sheet supplement and not otherwise defined in this term sheet supplement have the meanings assigned in the prospectus.

         In this term sheet supplement, the terms "depositor," "we," "us," and "our" refer to GS Mortgage Securities Corp

                               TABLE OF CONTENTS


TABLE OF CONTENTS.......................................................................................S-3

SUMMARY INFORMATION.....................................................................................S-6

RISK FACTORS...........................................................................................S-18

DEFINED TERMS..........................................................................................S-39

THE TRUST FUND.........................................................................................S-39

DESCRIPTION OF THE MORTGAGE POOL.......................................................................S-39

     General...........................................................................................S-39
     Goldman Sachs Mortgage Conduit Program - (Alt-A, first liens).....................................S-40

GreenPoint Underwriting Guidelines.....................................................................S-45

Wells Fargo Bank's Mortgage Loan Programs..............................................................S-47

     Mortgage Loan Production Sources..................................................................S-47
     Acquisition of Mortgage Loans from Correspondents.................................................S-48
     Mortgage Loan Underwriting........................................................................S-49
     Credit Scores.....................................................................................S-61
     Transfer of the Mortgage Loans to the Trustee.....................................................S-61
     Representations and Warranties Regarding the Mortgage Loans.......................................S-62

THE SPONSOR............................................................................................S-65

STATIC POOL INFORMATION................................................................................S-66

THE DEPOSITOR..........................................................................................S-66

THE ISSUING ENTITY.....................................................................................S-66

THE TRUSTEE............................................................................................S-67

THE SECURITIES ADMINISTRATOR...........................................................................S-68

THE MASTER SERVICER....................................................................................S-70

     General...........................................................................................S-70
     Indemnification and Third Party Claims............................................................S-71
     Limitation of Liability of the Master Servicer....................................................S-72
     Assignment or Delegation of Duties by the Master Servicer; Resignation............................S-73
     Master Servicer Events of Default; Waiver; Termination............................................S-73
     Reports by the Master Servicer....................................................................S-74
     Assumption of Master Servicing by Trustee.........................................................S-74

THE SERVICERS..........................................................................................S-75

     Avelo Mortgage, L.L.C.............................................................................S-76
     GreenPoint Mortgage Funding, Inc..................................................................S-78
     Wells Fargo Bank, N.A. as Servicer - Alt-A........................................................S-80
     Servicing Experience and Procedures of Wells Fargo Bank...........................................S-80
     Payments on the Mortgage Loans....................................................................S-84
     Evidence as to Servicing Compliance...............................................................S-88
     Servicer Events of Default........................................................................S-89
     Rights upon Events of Default.....................................................................S-89
     Certain Matters Regarding the Servicers...........................................................S-90

DESCRIPTION OF THE CERTIFICATES........................................................................S-91

     General...........................................................................................S-91
     Exchangeable Certificates.........................................................................S-92
     Distributions of Interest on the Certificates.....................................................S-93
     Distributions of Principal on the Certificates....................................................S-96
     Glossary of Definitions Relating to the Priority of Distributions.................................S-97
     Available Distribution Amount....................................................................S-101
     Administration Fees..............................................................................S-102
     Priority of Distributions........................................................................S-103
     Subordination and Allocation of Losses...........................................................S-104
     Cross-Collateralization..........................................................................S-106
     Termination; Optional Clean-Up Call..............................................................S-107
     Rated Final Distribution Date....................................................................S-108

YIELD AND PREPAYMENT CONSIDERATIONS...................................................................S-110

     General..........................................................................................S-110
     Rate of Payments.................................................................................S-112
     PAC and TAC Certificates.........................................................................S-112
     Support Certificates.............................................................................S-113
     Lack of Historical Prepayment Data...............................................................S-113
     Yield Considerations with Respect to the Interest Only and Principal Only Certificates...........S-114
     Yield Considerations with Respect to the Senior Subordinate Certificates.........................S-114
     Additional Information...........................................................................S-114

CREDIT ENHANCEMENTS...................................................................................S-115

     Subordination....................................................................................S-115
     Shifting Interests...............................................................................S-115

CERTAIN FEDERAL INCOME TAX CONSEQUENCES...............................................................S-116

     Tax Treatment of REMIC Regular Interests.........................................................S-116



                                     S-3

     Additional Considerations for the Cap Contract Certificates......................................S-116
     Additional Considerations for Any Exchangeable Certificates......................................S-118

ERISA CONSIDERATIONS..................................................................................S-118

CERTAIN LEGAL INVESTMENT ASPECTS......................................................................S-121

ACCOUNTING CONSIDERATIONS.............................................................................S-121

LEGAL MATTERS.........................................................................................S-122

CERTIFICATE RATINGS...................................................................................S-122

INDEX OF TERMS........................................................................................S-123

                            European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

          (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

          (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

          (c) in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                United Kingdom

The underwriter has represented and agreed that:

          (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act (the "FSMA")) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

          (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

                              SUMMARY INFORMATION

The following summary highlights selected information from this term sheet supplement. It does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the offered certificates, read carefully this entire term sheet and the prospectus.

This summary provides an overview of certain calculations, cash flows and other information to aid your understanding. This summary is qualified by the full description of these calculations, cash flows and other information in this term sheet supplement, the final prospectus supplement and the prospectus.

The Transaction Parties

Sponsor. Goldman Sachs Mortgage Company, a New York limited partnership with its principal executive offices at 85 Broad Street, New York, New York 10004, telephone number (212) 902-1000. See "The Sponsor" in this term sheet supplement.

Depositor. GS Mortgage Securities Corp., a Delaware corporation with its principal executive offices at 85 Broad Street, New York, New York 10004, telephone number (212) 902-1000. See "The Depositor" in this term sheet supplement.

Issuing Entity. GSAA Home Equity Trust 2007-10, a common law trust formed under the laws of the state of New York. See "The Issuing Entity" in this term sheet supplement.

Trustee. Citibank, N.A., a national banking association and wholly owned subsidiary of Citigroup, Inc., a Delaware corporation. Its corporate trust office is located at 388 Greenwich Street, 14th Floor, New York, New York 10013, telephone number (212) 216-5805. See "The Trustee" in this term sheet supplement.

Securities Administrator. Wells Fargo Bank, N.A., a national banking association. Its corporate trust office is located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Client Manager, GSAA 2007-10, telephone number (410) 884-2066 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services, GSAA 2007-10. See "The Securities Administrator" in this term sheet supplement.

Master Servicer. Wells Fargo Bank, N.A., a national banking association with its master servicing office located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Client Manager, GSAA 2007-10, telephone number
(410) 884-2066. See "The Master Servicer" in this term sheet supplement.

Servicers. It is anticipated that, on the closing date, the mortgage loans will be serviced by Avelo Mortgage, L.L.C., a Delaware limited liability company with its main office located at 250 E. John Carpenter Freeway, Suite 300, Irving, Texas 75062, GreenPoint Mortgage Funding, Inc., a New York corporation, with its main office located at 100 Wood Hollow Drive, Novato, California 94945 and Wells Fargo Bank, N.A., a national banking association, with its main office located at 1 Home Campus, Des Moines, Iowa 50238-0001. See "The Servicers" in this term sheet supplement.

Originators. Wells Fargo Bank, N.A., GreenPoint Mortgage Funding, Inc., Avelo Mortgage, L.L.C. d/b/a Senderra Funding and the Goldman Sachs Mortgage Conduit Program, a residential mortgage loan conduit program, originated or acquired all of the mortgage loans that will be conveyed from the sponsor to the depositor and from the depositor to the trustee on the closing date. See "Description of the Mortgage Pool--General" in this term sheet supplement.

Custodians. Deutsche Bank National Trust Company, a national banking association, with its custodial office located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, telephone number (714) 247-6000. The Bank of New York Trust Company, National Association, a national banking association, with its custodial office located at 2220 Chemsearch Boulevard, Suite 150, Irving, Texas 75062, telephone number (972) 785-5205, attention: GSAA Home Equity Trust 2007-10. U.S. Bank National Association, a national banking association, with its custodial office located at 1133 Rankin Street, Suite 100, St. Paul, Minnesota 55116, telephone number (651) 695-6105, attention:
GSAA Home Equity Trust 2007-10. Wells Fargo Bank, National Association, a national banking association, with its custodial office located at 1015 10th Avenue SE, Minneapolis, Minnesota 55414, and its telephone number is (612) 667-1117, attention: GSAA Home Equity Trust 2007-10. See "The Custodians" in this Term Sheet Supplement. The following diagram illustrates the various parties involved in the transaction and their functions.

 ---------------------------------------------------
|        Wells Fargo Bank, N.A.,                    |
|      GreenPoint Mortgage Funding,                 |
|       Inc., Avelo Mortgage, L.L.C.                |
|d/b/a Senderra Funding and Goldman Sachs Mortgage  |
|           Conduit Program                         |
|           (Originators)                           |
 ---------------------------------------------------
        ||                                       ------------------------
        ||                                      |Avelo Mortgage, L.L.C.,|
        ||    Loans                             |GreenPoint Mortgage    |
        ||                                      |Funding, Inc. and      |
        \/                                      |Wells Fargo Bank, N.A. |
 ----------------------                         |    (Servicers)        |
|Goldman Sachs Mortgage|                         -----------------------
|      Company         |                            ||
|     (Sponsor)        |                          ||
 ----------------------                         ||
        ||                                    ||
        ||                                  ||
        ||    Loans                       ||
        ||                              ||
        \/                              ||
 ----------------------------           ||
|GS Mortgage Securities Corp.|         ||
|      (Depositor)           |      ||
 ----------------------------    ||            --------------------------
        ||                    ||              |  Wells Fargo Bank, N.A.  |
        ||                 ||        ||||||||||  (Master Servicer and    |
        ||    Loans     ||        ||          | Securities Administrator)|
        ||            ||       ||              --------------------------
        \/         \/       ||
--------------------     ||
|  GSAA Home Equity |<||
|   Trust 2007-10   |                              ----------------
| (Issuing Entity)  |                             | Citibank N.A.  |
-------------------- <|||||||||||||||||||||||||||||   (Trustee)    |
                                                   ----------------

What You Own

Your certificates represent interests in certain assets of the issuing entity only. All payments to you will come only from the amounts received in connection with those assets.

The trust fund of the issuing entity contains a pool of mortgage loans and certain other assets, as described under "The Trust Fund" in this term sheet supplement.

Information About the Mortgage Pool

The mortgage pool will consist of conventional fixed-rate, Alt-A type residential mortgage loans. All of the mortgage loans are secured by residential properties. The mortgage pool will consist of one or more loan groups (each, a "Loan Group"), each of which will consist of separate loan subgroups (each, a "Subgroup") that contain mortgage loans bearing interest within a specific range of Net Rates.

The scheduled principal balance of each mortgage loan in each Loan Group will be allocated, based on such mortgage loan's Net Rate, either (i) to one Collateral Group only or (ii) between two Collateral Groups, based on a fixed fraction which differs among mortgage loans (in each case, the "Applicable Fraction"). Each "Collateral Group" is a total dollar amount of principal of mortgage loans consisting of differing percentages of the interest on, and principal of, particular mortgage loans, calculated so that the principal and interest due on each mortgage loan is treated as if that mortgage loan were two mortgage loans bearing interest at two different effective Net Rates (each such rate an "Effective Net Rate"), one higher than and one lower than the original Net Rate of the mortgage loan. The "Net Rate" of a mortgage loan is its mortgage interest rate minus the servicing fee rate and the rate on any lender-paid primary mortgage insurance for that mortgage loan. This allocation enables the issuing entity to treat each Loan Group as if it were made up of Collateral Groups bearing interest at various fixed rates. This allocation will affect the rate of distributions on your certificates, because principal payments collected on each mortgage loan in each Loan Group will be allocated to the related Collateral Groups and used for distributions on one or more classes of certificates related to those Collateral Groups. For further detail on the calculation of the Applicable Fractions applied to each mortgage loan in each Loan Group, see the prospectus supplement and "Description of the Certificates--Glossary of Definitions Relating to the Priority of Distributions" in this term sheet supplement.

The Offered Certificates

Each class of senior certificates will relate to a specified Collateral Group. In naming the classes of senior certificates (other than any Class A-P or Class A-X Certificates), the first numeral (such as "1," "2," "3" and so forth), if any, refers to the Collateral Group, the first letter ("A") refers to the status of the class as senior and the final character refers to the subclass. For example, the "Class 1A Certificates" refers to all of the classes of senior certificates related to Collateral Group 1, the "Class 2A Certificates" refers to all of the classes of senior certificates related to Collateral Group 2 and so forth. Subject to certain crossovers following the occurrence of delinquencies and losses on the mortgage loans in a Loan Group, principal on the classes of senior certificates which are entitled to distributions of principal and which are related to a Collateral Group will be paid solely from the mortgage loans or portions thereof allocated to that Collateral Group based on the Applicable Fractions for each of those mortgage loans.

The senior certificates may also include one or more classes of ratio strip principal only certificates (the "Class A-P Certificates") and one or more classes of ratio strip interest only certificates (the "Class A-X Certificates"). Each class of Class A-P Certificates will receive principal distributions only from the related Discount Loans (as defined herein). Each class of Class A-X Certificates will receive interest distributions only from the related Premium Loans (as defined herein) at the applicable Certificate interest rate.

Each class of Class A-P Certificates will be entitled to a portion of principal payments on each mortgage loan in one or more related Loan Groups that has a Net Rate less than the designated rate of the related Collateral Group in one or more of those Loan Groups with the lowest fixed interest rate. The Class A-P Certificates will be "principal only" certificates and will not be entitled to distributions of interest.

Each class of Class A-X Certificates will be entitled to interest on the mortgage loans in one or more related Loan Groups to the extent that interest on such mortgage loans accrues at a Net Rate in excess of the designated rate of the Collateral Group in one or more of those Loan Groups with the highest fixed interest rate. The Class A-X Certificates will be "interest only" certificates and will not be entitled to distributions of principal.

Certain classes of certificates may be exchangeable for certain other classes of certificates in the combinations identified in the prospectus supplement. See "Description of the Certificates -- Exchangeable Certificates" in this term sheet supplement.

The classes of certificates in the prospectus supplement with a "B" or an "M" in their class designations are referred to in this term sheet supplement as the subordinate certificates. The Trust Fund may issue two separate groups of subordinate certificates, which may consist of one or more of the following certificates or certificate groups: (x) the Class 1M-1, Class 1B-1, Class 1B-2, Class 1B-3, Class 1B-4, Class 1B-5 and Class 1B-6 Certificates and (y) the Class 2M-1, Class 2B-1, Class 2B-2, Class 2B-3, Class 2B-4, Class 2B-5 and Class 2B-6 Certificates. Each of these groups of subordinate certificates will relate to all of the mortgage loans in one or more separate related Loan Groups and distributions on each group of subordinate certificates will be paid solely from the mortgage loans in the related Loan Groups.

The Class 1M-1, Class 1B-1, Class 1B-2, Class 1B-3, Class 2M-1, Class 2B-1, Class 2B-2 and Class 2B-3 Certificates are collectively referred to in this term sheet supplement as the senior subordinate certificates.

The Other Certificates

Any subordinate certificates issued by the trust without an investment grade rating will not be offered by this term sheet supplement or the prospectus supplement. Generally, the Class 1B-4, Class 1B-5, Class 1B-6, Class 2B-4, Class 2B-5 and Class 2B-6 Certificates (collectively referred to in this term sheet supplement as the junior subordinate certificates) may be privately offered, are subordinated to the related classes of offered certificates and provide credit enhancement for the related classes of offered certificates. See "Description of the Certificates--Subordination and Allocation of Losses" in this term sheet supplement.

The classes of certificates in the prospectus supplement with an "R" in their class designation are referred to in this term sheet supplement as the "Residual Certificates."

Only the senior certificates and the senior subordinate certificates will be offered by this term sheet supplement and the prospectus supplement.

The certificates will represent interests in the mortgage pool described below.

Structural Overview

The following chart illustrates generally the distribution priorities and the subordination features applicable to the offered certificates.

            ||----------------- ----------------/\
Accrued     ||                                  ||   Losses
certificate || Senior           Senior          ||
interest,   || Certificates     Certificates    ||
then        || for one or       for one or      ||
principal   || more related     more related    ||
            || Loan Groups      Loan Groups     ||
            || ---------------- ----------------||
            || Class 1M-1       Class 2M-1      ||
            || ---------------- ----------------||
            || Class 1B-1       Class 2B-1      ||
            || ---------------- ----------------||
            || Class 1B-2       Class 2B-2      ||
            || ---------------- ----------------||
            || Class 1B-3       Class 2B-3      ||
            || ---------------- ----------------||
            || Non-Offered      Non-Offered     ||
            || Certificates     Certificates    ||
            \/ ---------------- ----------------||

Closing Date

On or about October 30, 2007.

Cut-Off Date

October 1, 2007.

Distribution Dates

Distributions on each class of certificates will be made on the 25th day of each month, or if the 25th day is not a Business Day, on the next succeeding Business Day. The first distribution date will be November 26, 2007.

"Business Day" for the purposes of distribution dates and the master servicing and trust agreement means any day other than (i) a Saturday or Sunday or (ii) a legal holiday or banking holiday in the State of New York or any state in which the principal offices of Goldman Sachs Mortgage Company, the master servicer, the securities administrator or the trustee are located (for purposes of the master servicing and trust agreement) or any state in which the principal offices of Goldman Sachs Mortgage Company or the applicable servicer, or any assignee of any such party, are located (for purposes of any of the sale and servicing agreements).

Monthly Distributions

Each month the securities administrator will make distributions of interest and principal to the holders of the certificates.

Rated Final Distribution Date

The rated final distribution date for distributions on each class of offered certificates will be set forth on the cover of the prospectus supplement and will be determined by adding one month to the maturity date of the latest maturing mortgage loan related to such certificates.

Record Date

The record date for the offered certificates and each distribution date will be the last Business Day of the related interest accrual period.

Certificate Interest Rates

The certificate interest rates for the offered certificates will equal the rates set forth or described on the cover of the prospectus supplement and the accompanying footnotes and as set forth or described in the prospectus supplement. The prospectus supplement will contain the final certificate interest rates.

Interest Accrual Period

For any distribution date, the interest accrual period will be (i) for each class of offered certificates other than any class of certificates that accrues interest based on LIBOR (each a "LIBOR Certificate") the immediately preceding calendar month and (ii) for the LIBOR Certificates, the period from and including the 25th day of the immediately preceding month to and including the 24th day of the current month, based on a 30 day month. For the first distribution date, interest on all classes of certificates entitled to interest (other than any LIBOR Certificates) will accrue from the closing date. For the first distribution date, interest will accrue on any LIBOR Certificates from October 25, 2007.

The interest to be distributed to each class of certificates entitled thereto on each distribution date will be calculated by multiplying (i) 1/12 of the applicable per annum certificate interest rate set forth or described in the prospectus supplement by (ii) the Class Principal Balance or Notional Amount, as applicable, of such class at the close of business on the preceding distribution date.

Distributions of Interest

On each distribution date, interest on the certificates related to each Collateral Group will be distributed from related collections and Advances (as defined below) in the order described in the prospectus supplement and "Description of the Certificates--Priority of Distributions" in this term sheet supplement. Interest to be distributed to each class of certificates entitled thereto on any distribution date will consist of (i) previously accrued interest that remained unpaid on the previous distribution date and (ii) interest accrued for the related interest accrual period on the Class Principal Balance or Notional Amount of that class, as applicable. Interest will not accrue on overdue interest.

On each distribution date, accrued certificate interest will not be distributed to any Z Certificates (as described below) but will instead be added to their respective class principal balances and distributed as described in this term sheet supplement.

It is possible that, on a distribution date, collections from the mortgage loans will not be sufficient to make the interest distributions contemplated in this term sheet supplement. If a servicer does not make an otherwise required advance in respect of a related mortgage loan because it determines that the advance would be nonrecoverable, some certificates, most likely the related subordinate certificates, may not receive the full amount of accrued certificate interest to which they are entitled. These amounts will be paid on future distribution dates, if funds become available, without additional interest.

Compensating Interest and Interest Shortfalls

When mortgagors make full or partial principal prepayments, they need not pay a full month's interest. Instead, they are required to pay interest only to the date of the prepayment. Under the terms of each servicing agreement, on any distribution date, the applicable servicer has agreed to pay compensating interest in an amount equal to the lesser of (x) the amount required to cause the securities administrator (on behalf of the certificateholders) to receive a full month's interest on any voluntary principal prepayments in full (and with respect to certain servicers, any voluntary principal prepayments in part) received by that servicer during the period beginning on the second day of the month immediately preceding the month in which that distribution date occurs and ending on the first day of the month in which that distribution date occurs and (y) an amount generally equal to all or one-half of the applicable servicing fee for that distribution date. In the event one or more servicers do not pay required compensating interest on any distribution date, the master servicer is required to pay that amount (to the extent that such amount does not exceed the total of its master servicing fee for that distribution date) through a reduction in the amount of the master servicing fee. None of the servicers, the master servicer or any successor servicer will pay compensating interest for any shortfalls resulting from the application of the Servicemembers Civil Relief Act, as amended, or any comparable state or local statute. As a result, interest shortfalls on the certificates may occur. For a description of how compensating interest is allocated among the certificates as well as important limitations on the amount of compensating interest that will be allocated among the certificates, see "Yield and Prepayment Considerations--Principal Prepayments and Compensating Interest" in this term sheet supplement.

Interest Rate Cap Agreements

The holders of one or more classes of certificates (such certificates, "Cap Contract Certificates") may have the benefit of one or more interest rate cap agreements entered into with an interest rate cap provider to be identified in the prospectus supplement. Any payments received under any interest rate cap agreement with respect to any distribution date will be available to cover basis risk shortfalls in interest payable to the holders of the related class or classes of certificates when the related interest rate is limited by the applicable maximum rate. Payments under each interest rate cap agreement to the holders of the related certificates may mitigate against the effects of a mismatch between the Effective Net Rate on the mortgage loans contributing to the related Collateral Group and one-month LIBOR used to determine the interest rates on these certificates.

Distributions of Principal

General

As principal is collected on the mortgage loans related to each Collateral Group, that principal will be allocated among the related classes of certificates based on the priorities and formulas described in this term sheet supplement. In general, payments on the senior certificates will be made from collections on the mortgage loans contributing to the related Collateral Group. Distributions on the subordinate certificates will be made from collections on the mortgage loans contributing to all Collateral Groups in one or more related Loan Groups.

Principal collected on the mortgage loans in each Loan Group will either be allocated entirely to one Collateral Group or split between two Collateral Groups based on the Applicable Fractions of that mortgage loan for those Collateral Groups. Except to the extent that collections otherwise payable to the related subordinate certificates are used to make payments to senior certificates related to other Collateral Groups, all principal collections allocated to a particular Collateral Group will be distributed to the holders of certificates related to that Collateral Group. Not every class of certificates entitled to principal, however, will receive principal on each distribution date.

Principal collections will be further divided between the related senior certificates and the related subordinate certificates in the manner described in this term sheet supplement.

The senior certificates may include one or more classes of planned amortization certificates ("PACs") or targeted amortization certificates ("TACs"). Principal collections on PACs and TACs will be allocated in a manner that, to the extent possible, will result in the certificates of such class or classes receiving principal payments according to a schedule. The receipt by a certificateholder of payments that match the related planned amortization certificate schedule or the related targeted amortization certificate schedule will depend, however, on the rate at which payments are collected on the related mortgage loans and there is no assurance that the schedule will be maintained. The amounts and priority of distributions to the certificates are further described in "Description of the Certificates--Priority of Distributions" and "--Distributions of Principal on the Certificates" in this term sheet supplement.

The senior certificates may include one or more classes of super senior certificates ("Super Senior Certificates") and one or more classes of related credit support certificates ("Credit Support Certificates"). Losses otherwise allocable to any Super Senior Certificates will instead be allocated to the related class or classes of Credit Support Certificates, until the class principal balances of such Credit Support Certificates have been reduced to zero.

The senior certificates may include one or more classes of non-accelerating senior certificates ("NAS Certificates"). NAS Certificates will not necessarily benefit from the accelerated distributions available to the other classes of senior certificates.

The senior certificates may include one or more classes of senior support certificates ("Senior Support Certificates"). Any Senior Support Certificates will provide support for the related classes of PACs, TACs or NAS
Certificates.

The senior certificates may include one or more classes of accrual certificates ("Z Certificates"). Interest distributions on any Z Certificates will not be distributed on such certificates but will instead be added to the class principal balance thereof and distributed to the related class or classes of accretion directed certificates ("AD Certificates") until the aggregate class principal balance of such AD Certificates has been reduced to zero.

The subordinate certificates will generally receive distributions of principal in their order of seniority, as described in the prospectus supplement and in "Description of the Certificates--Priority of Distributions" and "--Subordination and Allocation of Losses" in this term sheet supplement. Each class of subordinate certificates will be entitled, subject to the priority of distributions and subordination rules, to receive a portion of the scheduled principal collections on the related mortgage loans on each distribution date but will not be entitled to receive any share of principal prepayments prior to the distribution date in November 2012.

Interest Only Certificates

The Class A-X Certificates are, and other classes of certificates may be, "Interest Only Certificates." As a result, investors in these classes of certificates will receive distributions of interest based on the related Notional Amount, but will not receive distributions of principal.

The Notional Amount for each class of Class A-X Certificates on each distribution date will be equal to the total principal balance of the mortgage loans in each related Loan Group having Net Rates greater than or equal to the certificate interest rate on the Class A-X

Certificates (the "Premium Loans") multiplied by the following fraction:

                   weighted average Net Rate of all related
                    Premium Loans in that Loan Group minus
                                the designated
                   rate for the applicable Collateral Group
                   ----------------------------------------
                the certificate interest rate on that class of
                            Class A-X Certificates.

Principal Only Certificates

The Class A-P Certificates are, and other classes of senior certificates may be, principal only certificates. This means that the investors in these classes of certificates will not receive distributions of interest.

The securities administrator will distribute a portion of the principal payments received on each mortgage loan in each related Loan Group that has a Net Rate less than the designated rate for the applicable Collateral Group (the "Discount Loans") to investors in the related class of Class A-P Certificates.

This portion is determined for each Loan Group based on the following fraction as to each related Discount Loan in that Loan Group:

                    the designated rate for the applicable
                          Collateral Group minus the
                       Net Rate of such Discount Loan in
                                that Loan Group
                                ---------------
           the designated rate for the applicable Collateral Group.

Priority of Distributions

It is possible that, on any particular distribution date, payments from the mortgage loans and principal and interest advances will be insufficient to make principal distributions as contemplated in this term sheet supplement. As a result, some related certificates, most likely the related subordinate certificates (and among the related subordinate certificates, the most junior class then outstanding), may not receive the full amount of principal distributions to which they are entitled.

The calculation of the amount of principal and interest that the securities administrator will distribute on each distribution date is very complex. For a more detailed description of how distributions of principal will be allocated among the various classes of certificates, see the prospectus supplement and "Description of the Certificates--Priority of Distributions" and "--Distributions of Principal on the Certificates" in this term sheet supplement.

Exchangeable Certificates

On each distribution date when exchangeable certificates are outstanding, principal distributions from the applicable regular certificates are allocated to the related exchangeable certificates that are entitled to principal. The payment characteristics of the classes of exchangeable certificates will reflect the aggregate payment characteristics of the related regular certificates.

See "Description of the Certificates--Exchangeable Certificates--Procedures" in this term sheet supplement and "Description of the Securities--Exchangeable Securities" in the prospectus for a description of exchangeable certificates and exchange procedures and fees.

Credit Enhancements

Subordination

If on any distribution date there is a shortfall in the funds needed to make all payments to holders of certificates related to any Collateral Group, the related senior certificates will receive distributions of interest and principal, as applicable, before the related subordinate certificates are entitled to receive distributions of interest or principal. The related subordinate certificates will receive distributions of their pro rata shares of the principal distribution amount from that Collateral Group allocated to those subordinate certificates in their order of seniority. This provides additional security to the related senior certificates. In a similar fashion, each class of subordinate certificates will provide credit enhancement to all other classes of related subordinate certificates with lower numerical class designations.

Shifting Interests

The senior certificates (other than the interest only certificates) will, in the aggregate, generally receive their pro rata share of all scheduled principal payments and 100% of all principal prepayments from mortgage loans or portions of mortgage loans contributing to the related Collateral Groups until the 5th anniversary of the first distribution date. Thereafter, the senior certificates (other than the interest only certificates) related to these groups will, in the aggregate, generally receive their pro rata share of scheduled principal payments and a disproportionately large, but decreasing, share of principal prepayments from the mortgage loans contributing to the related Collateral Groups (subject to certain triggers that would reduce distributions to the related subordinate certificates). This will result in a faster rate of return of principal to the senior certificates (other than the interest only certificates) than would occur if the senior certificates and the subordinate certificates received all payments from the related Collateral Groups, including prepayments, pro rata, and increases the likelihood that holders of senior certificates (other than the interest only certificates) will receive the full amount of principal to which they are entitled. The NAS Certificates will not necessarily benefit from this accelerated repayment.

If the subordination level for any class of subordinate certificates on any distribution date is less than the subordination level on the closing date for that class of subordinate certificates, the most senior class of related subordinate certificates that has not maintained its initial subordination level and each class of related subordinate certificates senior thereto will receive pro rata distributions from principal prepayments otherwise distributable to more junior classes of related subordinate certificates. For a more detailed description of how principal prepayments are allocated among the senior certificates and the related subordinate certificates, see the prospectus supplement and "Description of the Certificates--Priority of Distributions" and the related definitions under "Description of the Certificates--Glossary of Definitions Relating to the Priority of Distributions" in this term sheet supplement.

Allocation of Losses

Realized Losses

A loss is realized on a mortgage loan when the related servicer determines that it has received all amounts that it expects to recover from that mortgage loan and the amounts are less than the outstanding principal balance of that mortgage loan, plus its accrued and unpaid interest and any related expenses, such as taxes or insurance premiums previously advanced by that servicer, and expenses of foreclosure (but not including any subsequent recoveries in respect of that mortgage loan after a loss has been realized). In general, losses will be borne by the most junior class of related subordinate certificates then outstanding.

Because the subordinate certificates represent interests in all of the Collateral Groups in one or more related Loan Groups (other than the Collateral Group or Collateral Groups related to the Class A-P Certificates), the principal balances of the subordinate certificates could be reduced to zero as a result of disproportionately high losses on the mortgage loans contributing to any related Collateral Group, increasing the likelihood that losses experienced in the other related Collateral Groups will be allocated to the senior certificates corresponding to those Collateral Groups.

If the class principal balances of all of the related subordinate certificates have been reduced to zero, further losses on the related mortgage loans (other than the portion of those losses allocable to the Class A-P Certificates) will be allocated to the related classes of senior certificates (other than the related interest only certificates), pro rata based on their outstanding class principal balances, until the total class principal balance of such classes of certificates has been reduced to zero; provided, that losses otherwise allocable to Super Senior Certificates will instead be allocated to the related class or classes of Credit Support Certificates, until the class principal balances thereof have been reduced to zero. The Applicable Fraction of each loss on a Discount Loan will be allocated to the related class of Class A-P Certificates.

Cross-Collateralization

Under certain limited circumstances, payments on the mortgage loans contributing to one Collateral Group may be distributed to holders of certain senior certificates corresponding to the other related Collateral Groups. As described in greater detail in this term sheet supplement, this "cross-collateralization" among the related Collateral Groups may occur in two basic ways. For example:

Rapid prepayment situations:

o If the senior certificates relating to one Collateral Group in a Loan Group have been retired, and the related mortgage loans are performing below certain standards, then certain payments on the mortgage loans relating to the retired senior certificates will be paid to the remaining senior certificates of the other Collateral Groups in that Loan Group and any other related Loan Groups, if any, before being paid to the related subordinate certificates.

High loss situations:

o If the total principal amount of the senior certificates related to one Collateral Group in a Loan Group is greater than the total principal balance of the applicable portions of the related mortgage loans, then certain payments on the mortgage loans contributing to the other Collateral Groups in that Loan Group and any other related Loan Groups otherwise distributable to the related subordinate certificates will be paid to those senior certificates.

See "Description of the Certificates--Cross-Collateralization" in this term sheet supplement.

Servicing of the Mortgage Loans

The mortgage loans will be serviced or sub-serviced by Avelo Mortgage, L.L.C., GreenPoint Mortgage Funding, Inc. and Wells Fargo Bank, N.A.. Avelo Mortgage, L.L.C. will service approximately 14.19% of the mortgage loans, GreenPoint Mortgage Funding, Inc. will service approximately 21.52% of the mortgage loans and Wells Fargo Bank, N.A. will service approximately 64.28% of the mortgage loans. Each servicer will be obligated to service and administer the applicable mortgage loans on behalf of the trust, for the benefit of the certificateholders. See "The Servicers" in this term sheet supplement.

It is possible that the servicing of certain of the mortgage loans will be transferred in the future to one or more servicers other than the initial servicers in accordance with the provisions of the master servicing and trust agreement and the related sale and servicing agreement, either because, with respect to the mortgage loans acquired through Goldman Sachs Mortgage Company's mortgage conduit program, the party that owns the related servicing rights (which is currently Goldman Sachs Mortgage Company) elects to effect such a transfer or, with respect to all of the mortgage loans, as a result of the occurrence of unremedied events of default in servicer performance under the related sale and servicing agreement. See "The Servicers" in this term sheet supplement.

The master servicer may perform certain of the functions and services of a successor servicer, which are enumerated in this term sheet supplement and in the prospectus.

Source of Payments

The mortgagors are required to make scheduled monthly payments of principal and interest to the servicers. On the 18th day of each month, or if such day is not a business day, on the immediately preceding or next succeeding business day, as specified in the applicable sale and servicing agreement (the "Servicer Remittance Date"), the servicers will be required to remit all collections attributable to the preceding due period (including scheduled payments, principal prepayments and proceeds of liquidated mortgage loans) to the master servicer, and two (2) business days prior to the distribution date (the "Master Servicer Remittance Date"), the master servicer will be required to remit the available distribution amount to the securities administrator. Upon receipt, the securities administrator is required to deposit funds received from the master servicer into a trust account established by the securities administrator for the benefit of the certificateholders (the "Certificate Account") from which the securities administrator will make distributions to the certificateholders on each distribution date.

Advances

If a servicer receives a payment on a mortgage loan that is less than the full scheduled payment due, that servicer will be required to make a principal and interest advance of its own funds to cover the shortfall (a "P&I Advance"). In addition, each servicer will be required to make servicing advances of certain amounts necessary to protect the value of each mortgage loan that it services, such as property taxes and insurance premiums, if the applicable mortgagor does not pay such amounts (such amounts, "Servicing Advances" and, together with P&I Advances, "Advances"). Each servicer will be entitled to reimbursement of these Advances in all cases, even if such reimbursement ultimately results in a shortfall to one or more classes of certificateholders. Furthermore, no servicer will be required to make an advance of principal or interest if it concludes that such advance will not be recoverable from future payments or collections on that mortgage loan.

The master servicer, acting as successor servicer, will advance its own funds to make P&I Advances if a servicer fails to do so (unless it deems the advances to be nonrecoverable) as required under the master servicing and trust agreement. These advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates or to preserve and protect the mortgaged property and are not intended to guarantee or insure against losses. The servicers (and the master servicer, the trustee (as successor master servicer) and any other successor master servicer, as applicable) will not be obligated to make any advances of principal on any real property owned by the trust fund. See "Description of the Certificates--Advances" in this term sheet supplement.

Fees of the Master Servicer, Securities Administrator, Trustee and Servicers

As compensation for its services, the master servicer is entitled with respect to each mortgage loan to a monthly master servicing fee which will be remitted to the master servicer by the securities administrator from amounts on deposit in the distribution account. The master servicing fee will be an amount equal to the investment income earned on stated principal balance amounts on deposit in the distribution account during the master servicer float period and paid to the master servicer as compensation for its activities under the master servicing and trust agreement. In the event the master servicer assumes the duties of a servicer under any servicing agreement, it will be entitled to receive as compensation the servicing fees and other compensation that would have been payable to the servicer under that servicing agreement.

The securities administrator will receive, as compensation for its services, a portion of the interest or investment income earned by it on amounts deposited in, or credited to, the distribution account, after payment of the trustee fee.

The trustee is entitled to a trustee fee, which will be remitted to the trustee by Wells Fargo Bank, N.A. from compensation received in its capacity as master servicer and securities administrator.

Each servicer is entitled, with respect to each mortgage loan serviced by it, to a monthly servicing fee, which will be retained by the applicable servicer from such mortgage loan or payable monthly from amounts on deposit in the collection account. The monthly servicing fee with respect to approximately 100% of the mortgage loans will be an amount equal to interest at one twelfth of a per annum rate generally equal to 0.250% on the stated principal balance of each mortgage loan. See "The Servicers--Servicing and Trustee Fees and Other Payment of Expenses" in this term sheet supplement.

Required Repurchases of Mortgage Loans

If, with respect to any mortgage loan any of the representations and warranties made by any responsible party are breached in any material respect as of the date made, or there exists any uncured material document defect, such responsible party will be obligated to repurchase, or, substitute for, as applicable, the mortgage loan as further described in this term sheet supplement under "Description of the Mortgage Pool--Delivery of Mortgage Loan Documents" and "--Representations and Warranties Regarding the Mortgage Loans."

Optional Purchase of the Mortgage Loans

The depositor, at its option, may request the master servicer to solicit no fewer than three (3) bids for the sale of all of the mortgage loans and REO properties on any distribution date when the aggregate stated principal balance of all of the mortgage loans is equal to or less than 1% of the aggregate stated principal balance of all of the mortgage loans as of the cut-off date. The master servicer will accommodate any such request in its sole discretion. Notwithstanding the foregoing, in no event shall the purchase or sale price, as applicable, be less than par value. The proceeds of any such purchase or sale will be distributable to each outstanding class of certificates in retirement thereof, up to an amount equal to the aggregate outstanding class principal balance thereof (if applicable) plus accrued interest (excluding the amount of any basis risk shortfalls).

Optional Repurchase of Delinquent Mortgage Loans

The depositor has the option, but is not obligated, to purchase from the issuing entity any mortgage loan that is ninety (90) days or more delinquent, or has experienced an "early payment default" as described in this term sheet supplement under "Description of the Certificates--Optional Repurchase of Delinquent Mortgage Loans."

Denominations

The senior certificates (other than the interest only certificates) are offered in minimum denominations of $25,000 initial certificate balance each and multiples of $1 in excess of $25,000. The senior subordinate certificates are offered in minimum denominations of $250,000 initial principal balance each and multiples of $1 in excess of $250,000. Any interest only certificates (other than the Class A-X Certificates) are offered in minimum denominations of $1,000,000 initial Notional Amount each and multiples of $1 in excess of $1,000,000. Any principal only certificates (other than the Class A-P Certificates) are offered in minimum denominations of $100,000 initial principal balance each and multiples of $1 in excess of $100,000. Each class of Class A-P and Class A-X Certificates are each offered in the form of a single certificate representing the entire initial class principal balance or notional amount thereof, as applicable. With respect to initial European investors only, the underwriter will only sell offered certificates in minimum total investment amounts of $100,000.

Legal Investment

It is expected that the offered certificates, other than certain offered subordinate certificates, will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended
- commonly known as SMMEA - so long as those certificates are rated in one of the two highest rating categories by Moody's Investors Service, Inc., Fitch Ratings, Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or another nationally recognized statistical rating organization. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. See "Certain Legal Investment Aspects" in this term sheet supplement for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions. You are encouraged to consult your own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

ERISA Considerations

Subject to important considerations described under "ERISA Considerations" in this term sheet supplement and in the prospectus, it is expected that the senior certificates and the senior subordinate certificates will be eligible for purchase by persons investing assets of employee benefit plans or other retirement arrangements. See "ERISA Considerations" in this term sheet supplement and in the prospectus.

However, if a Cap Agreement is held in a separate interest trust, prior to the termination of any such Cap Agreement, the related certificates may not be acquired or held by a person investing assets of any such plans or arrangements unless such acquisition or holding is eligible for the exemptive relief available under the statutory exemption or one of the class exemptions described in this term sheet supplement under "ERISA Considerations."

Federal Income Tax Consequences

For federal income tax purposes, the securities administrator will elect to treat all or a portion of the trust fund as one or more REMICs. The offered certificates (exclusive of any right to receive basis risk shortfalls) will represent beneficial ownership of one or more REMIC regular interests, which will generally be treated as debt for federal income tax purposes. For federal income tax purposes, the Residual Certificates will represent ownership of the residual interest in each REMIC. Any interest only certificates, principal only certificates and Z Certificates will, and other classes of certificates may, be issued with original issue discount for federal income tax purposes.

For further information regarding the federal income tax consequences of investing in the offered certificates, see "Certain Federal Income Tax Consequences" in this term sheet supplement and "Federal Income Tax Consequences" in the prospectus.

Ratings

The offered certificates will be required to receive the ratings from Moody's Investors Service, Inc., Fitch Ratings or Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. indicated in the prospectus supplement. The ratings on the offered certificates address the likelihood of the receipt by holders of such offered certificates of all distributions on the underlying mortgage loans to which they are entitled. The ratings do not address the likely actual rate of prepayments on the mortgage loans. The rate of prepayments on the mortgage loans, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates and cause the holders of the interest only certificates to fail to recover their initial investments. The ratings on the Residual Certificates do not assess the likelihood of return to investors except to the extent of the Class Principal Balance and accrued interest thereon at the stated pass-through rate. The ratings on the certificates do not represent an assessment of the likelihood of the distribution of any basis risk shortfalls.

A security rating is not a recommendation to buy, sell or hold securities. Ratings may be lowered, withdrawn or qualified at any time by any of the rating agencies.

 [THIS COLUMN INTENTIONALLY LEFT BLANK]

                                 RISK FACTORS

         THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, YOU SHOULD NOT PURCHASE ANY CLASS OF OFFERED CERTIFICATES UNLESS YOU UNDERSTAND AND ARE ABLE TO BEAR THE PREPAYMENT, CREDIT, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THAT CLASS DISCUSSED BELOW AND UNDER THE HEADING "RISK FACTORS" IN THE PROSPECTUS.

         THE OFFERED CERTIFICATES ARE COMPLEX SECURITIES AND IT IS IMPORTANT THAT YOU POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THE ACCOMPANYING TERM SHEET, THIS TERM SHEET SUPPLEMENT, THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN THE CONTEXT OF YOUR FINANCIAL SITUATION.

Less Stringent Underwriting Standards and the Resultant Potential for Delinquencies on the Mortgage Loans Could Lead to Losses on Your Certificates

The mortgage loans were made, in part, to mortgagors who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources. These mortgage loans may be considered to be of a riskier nature than mortgage loans made by traditional sources of financing, so that the certificateholders may be deemed to be at greater risk of loss than if the mortgage loans were made to other types of mortgagors.

The underwriting standards used in the origination of the mortgage loans held by the issuing entity are generally less stringent than those of Fannie Mae or Freddie Mac. As a result of this less stringent approach to underwriting, the mortgage loans purchased by the issuing entity may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

Increased Use of New Mortgage Loan Products by Borrowers May Result in Higher Levels of Delinquencies and Losses Generally

In recent years, borrowers have increasingly financed their homes with new mortgage loan products, which in many cases have allowed them to purchase homes that they might otherwise have been unable to afford. Many of these new products feature low monthly payments during the initial years of the loan that can increase (in some cases, significantly) over the loan term. There is little historical data with respect to these new mortgage loan products especially during a period of increased delinquencies or defaults for such mortgage loan products. Consequently, as borrowers face potentially higher monthly payments for the remaining terms of their loans, it is possible that, combined with other economic conditions such as increasing interest rates and deterioration of home values, borrower delinquencies and defaults could exceed levels anticipated by you.

Recently, the Residential Mortgage Loan Market has Experienced Increasing Levels of Delinquencies, Defaults and Losses

Recently, the residential mortgage loan market has experienced increasing levels of delinquencies, defaults and losses, and we cannot assure you that this will not continue. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies, defaults and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

In recent months, in response to increased delinquencies and losses with respect to mortgage loans, many mortgage loan originators have implemented more conservative underwriting criteria for loans, particularly in the subprime, Alt-A and other nonprime sectors. This may result in reduced availability of financing alternatives for mortgagors seeking to refinance their mortgage loans. The reduced availability of refinancing options for a mortgagor may result in higher rates of delinquencies, defaults and losses on the mortgage loans, particularly mortgagors with adjustable rate mortgage loans or in the case of interest only mortgage loans that experience significant increases in their monthly payments following the adjustment date or the end of the interest only period, respectively.

The increased levels of delinquencies and defaults, as well as a deterioration in general real estate market conditions, have also resulted generally in loan originators being required to repurchase an increasingly greater number of mortgages loans pursuant to early payment default and representation and warranty provisions in their loan sale agreements. This has led to a deterioration in the financial performance of many subprime, Alt-A and other nonprime loan originators, and in some cases, has caused certain loan originators to cease operations. Any such deterioration could adversely affect the ability of a loan originator to repurchase or substitute for mortgage loans as to which a material breach of representation or warranty exists or to service mortgage loans. Even in cases where a loan originator has the economic ability to repurchase loans, the increasing volume of repurchase claims has resulted in longer periods between when a repurchase claim is presented and when it is resolved, and a greater proportion of claims being refused or contested by originators

The mortgage loans held by the issuing entity do not include subprime mortgage loans; however, some sources have reported that default rates on Alt-A loans have recently increased above the rates experienced on subprime loans. Some sources have also reported that prepayment rates on Alt-A loans have decreased below historical levels, which could exacerbate the adverse effect of increased default rates on pools of Alt-A loans such as the mortgage loans held by the issuing entity.

In response to the deterioration in the performance of subprime, Alt-A and other nonprime mortgage loans, the rating agencies have taken action with respect to a number of subprime mortgage securitizations and Alt-A mortgage securitizations. There can be no assurance that the rating agencies will not take additional action with respect to subprime, Alt-A and other nonprime securitizations in response to either deteriorating delinquency, default and loss rates on subprime, Alt-A and other nonprime mortgage loans or the perception that such deterioration may occur in the future.

A number of state regulatory authorities have recently taken action against certain loan originators and servicers for alleged violations of state laws. Certain of those actions prohibit those servicers from pursuing foreclosure actions, and in the future one or more additional states could seek similar limitations on the ability of mortgage loan servicers, to take actions (such as pursuing foreclosures) that may be essential to service and preserve the value of the mortgage loans on behalf of the issuing entity. Any such limitations that applied to a servicer of the mortgage loans could adversely affect the issuing entity's ability to realize on the mortgage loans. See "--Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans" in the prospectus supplement

You should consider the risk that the general market conditions discussed above may affect the performance of the mortgage loans backing your certificates and may adversely affect the yield on your certificates.

Risks Related to Simultaneous Second Liens and Other Borrower Debt

While all of the mortgage loans that are included in the issuing entity are first lien loans, at the time of origination certain of the originators also made second lien loans to the same borrowers that will not be included in the issuing entity. In addition, other borrowers whose loans are included in the issuing entity may have obtained secondary mortgage financing following origination of the first lien loans. In addition, borrowers may increase their aggregate indebtedness substantially by assuming consumer debt of various types. Consequently, investors should consider that borrowers who have less equity in their homes, or who have substantial mortgage and consumer indebtedness, may be more likely to default and may be more likely to submit to foreclosure proceedings.

In addition, the nature of any second lien may influence the prepayment characteristics of the mortgage loans included in the issuing entity. Borrowers may be more likely to refinance and prepay the first lien when any secondary mortgage financing becomes due in full, and consequently investors should be aware that the rate of prepayment of the mortgage loans in the issuing entity may be affected by associated second lien loans.

The Sponsor and its Affiliates May Have Conflicts of Interest

Recent developments in the residential mortgage market have led to a deterioration in the financial performance of many subprime, Alt-A and other nonprime loan originators. Due to these developments affecting these loan originators, certain conflicts of interest may exist or may arise as a result of transactions or relationships that the sponsor and its affiliates may have or may enter into in the future with one or more of the loan originators and servicers.

In taking any actions or engaging in other transactions with those loan sellers, the sponsor and its affiliates are not required to take into account the effect of such actions or transactions on the issuing entity or the certificateholders. Among other things, the sponsor and its affiliates may purchase, as principal, loans originated or sold by such loan sellers that are not included in the issuing entity, and may seek to enforce against such loan sellers any remedies they may have if an early payment default or breach of representation and warranty occurs with respect to such other loans. The sponsor or its affiliates may provide secured or unsecured financing to one or more loan sellers, and may seek to enforce remedies against such loan seller if an event of default occurs in respect of that financing. The sponsor and its affiliates will not have any obligation to account to the issuing entity for any amounts they collect in respect of any loans, financing or other transactions they may have with any loan seller, and the sponsor and its affiliates will have no obligation to pursue any claims against such loan sellers on behalf of the issuing entity or with respect to loans included in the issuing entity.

Geographic Concentration of the Mortgage Loans in Particular Jurisdictions May Result in Greater Losses If Those Jurisdictions Experience Economic Downturns

Different geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, may experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of the mortgage loans in a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without that concentration. This may subject the mortgage pool to the risk that a downturn in the economy in this region of the country would more greatly affect the mortgage pool than if the mortgage pool were more diversified.

Because of the relative geographic concentration of the mortgaged properties within certain states, losses on the mortgage loans may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, fires and other natural disasters and major civil disturbances, than residential properties located in other parts of the country.

In addition, the economies of the states with high concentrations of mortgaged properties may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. If the residential real estate markets in an area of concentration experience an overall decline in property values after the dates of origination of the respective mortgage loans, then the rates of delinquencies, foreclosures and losses on the mortgage loans may increase and the increase may be substantial.

Further, the concentration of the mortgage loans in one or more states will have a disproportionate effect on certificateholders if the regulatory authorities in any of those states take actions against an originator or servicer that impair the issuing entity's ability to realize on those loans. See "?Recent Developments in the Residential Mortgage Market May Adversely Affect the Yields of the Offered Certificates" below.

The concentration of mortgage loans with specific characteristics relating to the types of properties, property characteristics, and geographic location are likely to change over time. Principal payments may affect the concentration levels. Principal payments could include voluntary prepayments and prepayments resulting from casualty or condemnation, defaults and liquidations and from repurchases due to breaches of representations and warranties. Because principal payments on the mortgage loans are payable to the subordinate certificates at a slower rate than principal payments are made to the senior certificates, the subordinate certificates are more likely to be exposed to any risks associated with changes in concentrations of mortgage loan or property characteristics.

Prepayments, Defaults and Losses May Negatively Affect Yields on Your
Certificates

Mortgagors may prepay their mortgage loans in whole or in part at any time. A prepayment of a mortgage loan generally will result in a prepayment on the related certificates. We cannot predict the rate at which mortgagors will repay their mortgage loans. We cannot assure you that the actual prepayment rates of the mortgage loans included in the issuing entity will conform to any historical prepayment rates or any forecasts of prepayment rates described or reflected in any reports or studies relating to pools of mortgage loans similar to the types of mortgage loans included in the issuing entity.

If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

If you purchase a class of Class A-X Certificates and the Premium Loans in a related Loan Group prepay at a rate that is faster than you anticipate, then your yield may be significantly lower than you anticipate and you may not fully recoup your initial investment.

If you purchase any other class of interest only certificates and the related mortgage loans prepay at a rate that is faster than you anticipate, then your yield may be significantly lower than you anticipate and you may not fully recoup your initial investment.

If you purchase a class of Class A-P Certificates and the Discount Loans in a related Loan Group prepay at a rate that is slower than you anticipate, then your yield may be lower than you anticipate.

If you purchase any other class of principal only certificates and the related mortgage loans prepay at a rate that is slower than you anticipate, then your yield may be lower than you anticipate.

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, for fixed-rate mortgage loans, if prevailing interest rates decline significantly below the interest rates on the fixed-rate mortgage loans, the fixed-rate mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on the fixed-rate mortgage loans. Conversely, if prevailing interest rates rise significantly, prepayments on the fixed-rate mortgage loans may decrease.

Certain of the mortgage loans require the mortgagor to pay a prepayment premium in certain instances if the mortgagor prepays the mortgage loan during a stated period after the mortgage loan was originated. A prepayment premium may or may not discourage a mortgagor from prepaying the related mortgage loan during the applicable period.

Each originator (and Goldman Sachs Mortgage Company with respect to mortgage loans acquired through its conduit program) made certain representations and warranties regarding the mortgage loans it sold to the sponsor. Upon a discovery of a breach of certain of these representations or warranties that materially and adversely affects the value of a mortgage loan, the party discovering the breach will give prompt written notice to the other parties as provided in the applicable sale and servicing agreement. Generally, within 60 to 90 days of the earlier of the discovery by and/or notice to the applicable originator (or Goldman Sachs Mortgage Company with respect to mortgage loans acquired through its conduit program) of that breach, such originator (or Goldman Sachs Mortgage Company with respect to mortgage loans acquired through its conduit program) will be required to cure that breach, and if that breach cannot be cured within the applicable time period after the discovery of that breach, to repurchase that mortgage loan. In addition, the depositor has the option, but is not obligated, to purchase from the issuing entity (a) any mortgage loan that is ninety (90) days or more delinquent or (b) any mortgage loan that has experienced an "early payment default." Any such repurchase will have the same effect as a prepayment of a mortgage loan, as further described in this term sheet supplement. In addition, it is possible that an originator (or Goldman Sachs Mortgage Company with respect to mortgage loans acquired through its conduit program) may not be capable of repurchasing any defective mortgage loans, for financial or other reasons. The inability of an originator (or Goldman Sachs Mortgage Company with respect to mortgage loans acquired through its conduit program) to repurchase defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the related certificates could occur.

When the aggregate stated principal balance of all of the mortgage loans has been reduced to 1% or less of that stated principal balance as of the cut-off date, the master servicer may purchase all of the mortgage loans in those Loan Groups and the related certificates will be retired. See "Description of the Certificates--Termination; Optional Clean-Up Call" in this term sheet supplement. If this happens, the purchase price paid by the master servicer will be passed through to the related certificateholders. This would have the same effect on the related classes of certificates as if all of the remaining mortgagors related to those Loan Groups had made prepayments in full.

Borrowers may be solicited by the sponsor and/or its affiliates for refinance which may cause the loans to prepay in a manner faster than had the sponsor and/or affiliates not solicited the borrowers for refinance. The sponsor and/or its affiliates may at their discretion implement general or targeted programs to solicit certain mortgagors of the mortgage loans, including the mortgage loans held by the issuing entity. While such programs will not specifically target the mortgage loans held by the issuing entity, they may have the effect of accelerating the prepayment of the mortgage loans and in some cases, reducing the average credit or collateral quality of the mortgage loans remaining in the mortgage pool.

If the rate of default and the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

Because each of the subordinate certificates represents interests in all the mortgage loans in the related Loan Group or Loan Groups, the principal amounts of the subordinate certificates could be reduced to zero as a result of a disproportionately high amount of losses on the mortgage loans contributing to any Collateral Group within a related Loan Group. As a result, losses on the mortgage loans contributing to one Collateral Group will reduce the loss protection provided by the related subordinate certificates to the senior certificates corresponding to the other related Collateral Groups, and will increase the likelihood that losses will be allocated to those other senior certificates.

The value of your certificates may be reduced if the rate of default or the amount of losses is higher than expected.

If the performance of the related mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of the certificates may be lowered in the future. This would probably reduce the value of those certificates. No one will be required to supplement any credit enhancement or to take any other action to maintain any rating of the certificates.

Newly originated mortgage loans may be more likely to default, which may cause losses on the offered certificates.

Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. Many of the mortgage loans were originated within the one year period prior to their sale to the issuing entity. As a result, the issuing entity may experience higher rates of default than if the mortgage loans had been outstanding for a longer period of time.

The credit enhancement features may be inadequate to provide protection for the offered certificates.

The credit enhancement features described in this term sheet supplement are intended to enhance the likelihood that holders of the senior certificates, and to a limited extent, the holders of the senior subordinate certificates, will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the related mortgage loans. If delinquencies or defaults occur on the mortgage loans, neither the servicers nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if the advances are not likely to be recovered.

If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans related to your certificates, you may suffer losses.

Mortgage Rates and Other Factors May Affect the Certificate Interest Rates of the LIBOR Certificates

The LIBOR Certificates accrue interest at certificate interest rates based on the one-month LIBOR index plus specified margins or vary inversely with LIBOR, but are subject to certain limitations. Those limitations on the certificate interest rates for the LIBOR Certificates are, in part, based on the weighted average of the net interest rates on the related mortgage loans, net of certain fees paid from the issuing entity.

A variety of factors could limit the certificate interest rates and adversely affect the yield to maturity on the LIBOR Certificates. Some of these factors are described below:

The interest rates on the mortgage loans will not adjust. As a result of the limit on the certificate interest rates for the LIBOR Certificates, those LIBOR Certificates may accrue less interest than they would accrue if their certificate interest rates were based solely on the one-month LIBOR index plus the specified margin or the specified margin minus the one-month LIBOR index, as applicable.

Further, the certificate interest rates for the LIBOR Certificates adjust monthly and are subject to maximum interest rate caps while the interest rates on the mortgage loans do not adjust. Consequently, the limit on the certificate interest rates for the LIBOR Certificates may limit increases in the certificate interest rates for those classes for extended periods in a rising interest rate environment.

If, on any distribution date, the certificate interest rate on a class of LIBOR Certificates is limited by the applicable maximum interest rate cap, a "basis risk shortfall" will result. This amount will generally equal the excess of interest that would have been distributable absent application of the applicable maximum certificate interest rate over interest calculated at the maximum certificate interest rate. On any distribution date, the securities administrator will repay any basis risk shortfalls to the extent of amounts received under any interest rate cap agreement available for such purpose and to the extent of amounts available in the basis risk reserve fund as described in this term sheet supplement. There can be no assurance that such amounts will be sufficient to repay any basis risk shortfalls. The ratings on the LIBOR Certificates do not represent an assessment of the likelihood of the distribution of any basis risk shortfalls.

If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the certificate interest rates on the related LIBOR Certificates are more likely to be limited.

Prepayments on the Mortgage Loans Could Lead to Shortfalls in the Distribution of Interest on Your Certificates

When a voluntary principal prepayment is made by the mortgagor on a mortgage loan (excluding any payments made upon liquidation of any mortgage loan), the mortgagor is charged interest on the amount of prepaid principal only up to the date of the prepayment, instead of for a full month. However, principal prepayments will only be passed through to the holders of the certificates once a month on the distribution date which follows the prepayment period in which the prepayment was received by the applicable servicer. Each servicer is obligated to pay an amount, without any right of reimbursement, for those shortfalls in interest collections payable on the certificates that are attributable to the difference between the interest paid by a mortgagor in connection with certain voluntary principal prepayments in full (and, in certain cases, in part), but only to the extent of either the full amount of the applicable monthly servicing fee or one-half of the applicable monthly servicing fee for the related distribution date.

If a servicer fails to make compensating interest payments or the shortfall exceeds the applicable limit for the related distribution date, there will be fewer funds available for the distribution of interest on the related certificates. In addition, no compensating interest payments will be available to cover prepayment interest shortfalls resulting from certain partial prepayments or involuntary prepayments (such as liquidation of a defaulted mortgage loan). Such shortfalls of interest, if they result in the inability of the issuing entity to pay the full amount of the current interest on the certificates, will result in a reduction of the yield on your certificates.

The Weighted Average Lives of, and the Yields to Maturity on, the Subordinate Certificates are Sensitive to Mortgagor Defaults and Losses on the Mortgage Loans

The weighted average lives of, and the yields to maturity on the certificates will be progressively more sensitive, in the reverse order of their seniority, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans related to your certificates is higher than you assume, then the actual yield to maturity of your certificates may be lower than the yield you anticipate. The timing of losses on the related mortgage loans will also affect your actual yield to maturity, even if the rate of defaults and severity of losses over the life of the related mortgage loans are consistent with your expectations. In general, the earlier a loss occurs, the greater the effect on your yield to maturity. Losses on the mortgage loans in any Loan Group will be allocated first to the most junior class of related subordinate certificates then outstanding. If the total class principal balance of the related subordinate certificates has been reduced to zero, all further losses on those mortgage loans will be allocated to the related senior certificates on a pro rata basis; provided, that losses otherwise allocable to any class of Super Senior Certificates will instead be allocated to the related class or classes of Credit Support Certificates, until the class principal balance thereof has been reduced to zero. As a result of such reductions, less interest will accrue on such class or classes of certificates than would otherwise be the case.

In addition, the effect on the market value of the subordinate certificates of changes in market interest rates or market yields for similar securities may be greater than for the senior certificates.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less Than the Mortgage Loan Balance

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the related certificates. If a mortgaged property fails to provide adequate security for the mortgage loan related to your certificates, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

High Loan-to-Value Ratios Increase Risk of Loss

Mortgage loans with higher original loan-to-value ratios may present a greater risk of loss than mortgage loans with original loan-to-value ratios of 80% or below.

Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties if current appraisals were obtained.

The Transfer of Servicing May Result in Higher Delinquencies and Defaults Which May Adversely Affect the Yield on Your Certificates

It is possible that servicing of mortgage loans may be transferred in the future to servicers other than the initial primary servicers in accordance with the provisions of the master servicing and trust agreement and the related sale and servicing agreements either because, with respect to mortgage loans acquired through Goldman Sachs Mortgage Company's mortgage conduit program, the party that owns the related servicing rights (which is currently Goldman Sachs Mortgage Company) elects to effect such a transfer or, with respect to all of the mortgage loans, as a result of the occurrence of unremedied events of default in a servicer's performance under the related sale and servicing agreement.

All transfers of servicing involve the risk of disruption in collections due to data input errors, misapplied or misdirected payments, system incompatibilities, the requirement to notify the mortgagors about the servicing transfer, delays caused by the transfer of the related servicing mortgage files and records to the new servicer and other reasons. As a result of this servicing transfer or any delays associated with the transfer, the rate of delinquencies and defaults could increase at least for a period of time. We cannot assure you that there will be no disruptions associated with the transfer of servicing or that, if there are disruptions, that they will not adversely affect the yield on your certificates.

External Events May Increase the Risk of Loss on the Mortgage Loans

In response to previously executed and threatened terrorist attacks in the United States and foreign countries, the United States has initiated military operations and has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the active duty status of a large number of reservists and members of the National Guard may continue or increase or that the rotations of reservists or members of the National Guard may otherwise activate mortgagors of the mortgage loans in the mortgage pool. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty, is a mortgagor of a mortgage loan in the issuing entity, the interest rate limitation of the Servicemembers Civil Relief Act and any comparable state law will apply. This may result in interest shortfalls on the mortgage loans, which, in turn will be allocated to the certificates as set forth in the prospectus supplement. None of the depositor, the underwriter, the master servicer, the servicers, the securities administrator, the trustee or any other person has taken any action to determine whether any of the mortgage loans would be affected by such interest rate limitation. See "Legal Aspects of the Mortgage Loans--Servicemembers Civil Relief Act and the California Military and Veterans Code" in the prospectus.

The Certificates Are Obligations of the Issuing Entity Only

The certificates will not represent an interest in or obligation of the sponsor, the depositor, the underwriter, the master servicer, the servicers, the securities administrator, the trustee or any of their respective affiliates. Neither the certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality or by the sponsor, the depositor, the master servicer, the servicers, the securities administrator, the trustee or any of their respective affiliates. Proceeds of the assets included in the issuing entity will be the sole source of payments on the certificates, and there will be no recourse to the sponsor, the depositor, the underwriter, the master servicer, the servicers, the securities administrator, the trustee or any other person in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the certificates.

Your Investment May Not Be Liquid

The underwriter intends to make a secondary market in the offered certificates, but it will have no obligation to do so. We cannot assure you that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity means that there may not be any purchasers for the certificates you may purchase. Although any class of certificates may experience illiquidity, it is more likely that classes of certificates that are more sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors, will experience illiquidity. You should consider that illiquidity may also result from legal or regulatory changes, or from the adoption or change of accounting rules, that affect some or all of the classes of the certificates generally or particular types of investors. Illiquidity can have a severely adverse effect on the prices of securities. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of those certificates. See "Legal Investment" in this term sheet supplement and in the prospectus.

The Offered Certificates May Not Be Suitable Investments

The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

Failure of a Servicer to Perform or Insolvency of a Servicer May Adversely Affect the Yield on the Certificates

The amount and timing of distributions on your certificates generally will be dependent on the servicers performing their servicing obligations in an adequate and timely manner. See "The Servicers" in this term sheet supplement. If any servicer fails to perform its servicing obligations, this failure may result in an increase in the rates of delinquencies, defaults and losses on the mortgage loans.

If any servicer becomes the subject of bankruptcy or similar proceedings, the trustee's claim to collections in that servicer's possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

Additionally, if a servicer defaults on its obligations under the related sale and servicing agreement solely because it becomes insolvent, the bankruptcy court or other similar entity might have the power to prevent the appointment of a new servicer. In this event, the ability of that servicer to service the mortgage loans could be impaired by its bankruptcy or insolvency and its actions would be supervised by the bankruptcy court or other similar entity, which could cause delays in payments being made on the certificates.

The Rate of Principal Payments, Including Prepayments, on the Mortgage Loans May Affect Distributions to any PAC or TAC Certificates

The planned amortization classes, or PACs, and targeted amortization classes, or TACs, will generally be less affected by the rate of principal prepayments than other classes of certificates. This is because on each distribution date, these certificates are designed to receive principal distributions according to a schedule to be set forth in the prospectus supplement. See "Description of the Certificates--Priority of Distributions." The schedule for the PACs will assume that the rate of prepayments on the related mortgage loans remains between two prepayment rates based on the Bond Market Association's Standard Prepayment Assumption Model or other prepayment model. The schedule for the TACs will assume that the rate of prepayments on the related mortgage loans remains at a specific rate based on the Bond Market Association's Standard Prepayment Assumption Model or other prepayment model. However, there can be no assurance that the rate of prepayments on the mortgage loans will occur between those rates. If the mortgage loans prepay at a rate faster or slower than those rates, distributions of principal may no longer be made according to the related schedule. See "Yield and Prepayment Considerations," and "Yield and Prepayment Considerations--PAC and TAC Certificates."

Weighted Average Lives of the PAC and TAC Support Certificates Will Be Highly Sensitive to the Rate and Timing of Principal Prepayments

Any PAC or TAC support certificates have been designed to stabilize the related PAC or TAC certificates. As PAC and TAC support certificates, the amount distributable on any distribution date as principal to the class or classes of the PAC or TAC support certificates and the weighted average life of the class or classes of PAC or TAC support certificates will be highly sensitive to prepayments on the mortgage loans contributing to the related Collateral Group. If principal payments on the mortgage loans contributing to the related Collateral Group fall below a certain level for a distribution date, any PAC or TAC support certificates will receive no distributions of principal and if principal payments on the mortgage loans contributing to the related Collateral Group exceed a certain level for a distribution date, any PAC or TAC support certificates will be paid in full before the related PAC or TAC certificates. As a result, the amount of principal which PAC and TAC support certificates will receive on any distribution date and the weighted average life of these certificates will be highly dependent upon the rate and timing of principal prepayments on the mortgage loans in the related Collateral Group. If you are an individual investor you are encouraged to carefully consider these effects on your investment goals. These certificates may not be an appropriate investment for individual investors who seek a distribution of principal on a specific date or an otherwise predictable stream of distributions. See "Yield and Prepayment Considerations" and "Yield and Prepayment Considerations--Support Certificates."

Mortgage Loans with Interest Only Payments Lengthen the Weighted Average Lives of the Certificates and May Be Subject to Increased Delinquency and Loss

Certain of the mortgage loans may provide for payment of interest at the related mortgage interest rate, but no payment of principal, for a certain period following the origination of the mortgage loan. Following that period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the mortgage interest rate.

The presence of these mortgage loans in the issuing entity will, absent other considerations, result in longer weighted average lives of the related certificates than would have been the case had these mortgage loans not been included in the issuing entity. If you purchase a related certificate at a discount, you are encouraged to consider that the extension of weighted average lives could result in a lower yield than would be the case if these mortgage loans provided for payment of principal and interest on every payment date. In addition, a mortgagor may view the absence of any obligation to make a payment of principal during the interest only period as a disincentive to prepayment.

If a recalculated monthly payment as described above is substantially higher than a mortgagor's previous interest only monthly payment that mortgage loan may be subject to an increased risk of delinquency and loss.

Payments in Full of a Balloon Loan Depends on the Borrower's Ability to Refinance the Balloon Loan or Sell the Mortgaged Property

Some of the mortgage loans may not fully amortize over their terms to maturity and, thus, will require substantial principal payments, i.e., balloon payments, at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

o     the level of available interest rates at the time of sale or refinancing;

o     the borrower's equity in the related mortgaged property;

o     the financial condition of the mortgagor;

o     tax laws;

o     prevailing general economic conditions; and

o     the availability of credit for single family real properties generally.

Delinquent Mortgage Loans in the Issuing entity Could Increase the Possibility of Losses Suffered by the Issuing entity

If mortgage loans become delinquent, the loan pool may bear more risk than a pool of mortgage loans without any delinquencies but with otherwise comparable characteristics. It is possible that a delinquent mortgage loan will never become current or, if it does become current, that the mortgagor may become delinquent again.

As a result of these factors, the mortgage loans may have increased delinquencies and losses as compared to other mortgage pools. To the extent not otherwise covered by credit enhancement, such increased delinquencies and losses may result in the reduction of amounts available for distribution on your certificates.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans

There has been an increased focus by state and federal banking regulatory agencies, state attorneys general offices, the Federal Trade Commission, the U.S. Department of Justice, the U.S. Department of Housing and Urban Development and state and local governmental authorities on certain lending practices by some companies in the subprime industry, sometimes referred to as "predatory lending" practices. Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging mortgagors excessive fees, imposing higher interest rates than the mortgagor's credit risk warrants and failing to adequately disclose the material terms of loans to the mortgagors.

Applicable state and local laws generally regulate interest rates and other charges, require certain disclosure, impact closing practices, and require licensing of originators. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

o the Federal Truth in Lending Act and Regulation Z promulgated under that Act, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

o the Equal Credit Opportunity Act and Regulation B promulgated under that Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor's credit experience.

 Violations of certain provisions of these federal, state and local laws may limit the ability of the servicers to collect all or part of the principal of, or interest on, the mortgage loans and in addition could subject the issuing entity to damages and administrative enforcement (including disgorgement of prior interest and fees paid). In particular, an originator's failure to comply with certain requirements of federal and state laws could subject the issuing entity (and other assignees of the mortgage loans) to monetary penalties, and result in the obligors' rescinding the mortgage loans against either the issuing entity or subsequent holders of the mortgage loans.

Each responsible party has represented that each mortgage loan originated or acquired by it is in compliance with applicable federal, state and local laws and regulations. In addition, each responsible party has also represented to the effect that no mortgage loan is considered (a) a "high cost" mortgage loan under the Home Ownership and Equity Protection Act of 1994, or (b) a "high cost home," "threshold," "predatory" or "covered" loan (excluding "covered home loans" as defined under clause (1) of the definition of "covered home loans" in the New Jersey Home Ownership Security Act of 2002) under applicable state, federal or local laws. In the event of a breach of any of such representations, the applicable responsible party will be obligated to cure such breach or repurchase or replace the affected mortgage loan and the issuing entity will be reimbursed for any and all costs, losses and damages associated with any violation of applicable state, federal or local anti-predatory or anti-abusive laws and regulations in the manner and to the extent described in this term sheet supplement.

The Originators May Not Be Able to Repurchase Defective Mortgage Loans

Each originator (and Goldman Sachs Mortgage Company with respect to the mortgage loans acquired through its conduit program) has made various representations and warranties related to the mortgage loans. Those representations are summarized in "Description of the Certificates--Representations and Warranties Relating to the Mortgage Loans" in this term sheet supplement.

If an originator fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, then such originator would be required to repurchase the defective mortgage loan. It is possible that such responsible party may not be capable of repurchasing any defective mortgage loans, for financial or other reasons. The inability of such responsible party to repurchase defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the certificates could occur.

The Ratings on Your Certificates Could Be Reduced or Withdrawn

Each rating agency rating the offered certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person or entity is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the offered certificates, the liquidity and market value of the affected certificates is likely to be reduced.

Value of Collateral Securing Cooperative Loans May Diminish in Value

Certain of the mortgage loans may be cooperative loans. In such cases the cooperative (1) owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or (2) leases the land generally by a long term ground lease and owns the apartment building. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the property and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans. See "Legal Aspects of the Mortgage Loans - General - Cooperative Loans" in the prospectus.

Bankruptcy of the Depositor or the Sponsor may Delay or Reduce Collections on the Loans

The depositor and the sponsor may be eligible to become a debtor under the United States Bankruptcy Code. If the depositor or the sponsor were to become a debtor under the United States Bankruptcy Code, the bankruptcy court could be asked to determine whether the mortgage assets that support the certificates constitute property of the debtor, or whether they constitute property of the issuing entity. If the bankruptcy court were to determine that the mortgage assets constitute property of the estate of the debtor, there could be delays in payments to the certificateholders of collections on the mortgage assets and/or reductions in the amount of the payments paid to certificateholders. The mortgage assets would not constitute property of the estate of the depositor or of the sponsor if the transfer of the mortgage assets from the sponsor to the depositor and from the depositor to the related issuing entity (the "Transfers") are treated as true sales, rather than pledges, of the mortgage assets.

The transactions contemplated by this term sheet supplement and the prospectus will be structured so that, if there were to be a bankruptcy proceeding with respect to the sponsor or the depositor, the Transfers should be treated as true sales, and not as pledges. The mortgage assets should accordingly be treated as property of the related issuing entity and not as part of the bankruptcy estate of the depositor or the sponsor. In addition, the depositor is operated in a manner that should make it unlikely that it would become the subject of a bankruptcy filing.

However, there can be no assurance that a bankruptcy court would not recharacterize the Transfers as borrowings of the depositor or sponsor secured by pledges of the mortgage assets. Any request by the debtor (or any of its creditors) for such a recharacterization of the Transfers, if successful, could result in delays in payments of collections on the mortgage assets and/or reductions in the amount of the payments paid to certificateholders, which could result in losses on the certificates. Even if a request to recharacterize the Transfers were to be denied, delays in payments on the mortgage assets and resulting delays or losses on the certificates could result.

Servicing Fee May be Insufficient to Engage Replacement Master Servicers or Servicers

Because the fees payable to the master servicer and the servicers may be based on a fee rate that is a percentage of the outstanding mortgage loan balances, no assurance can be made that such fee rate in the future will be sufficient to attract a replacement master servicer or replacement servicers to accept a successor appointment.


               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                 DEFINED TERMS

         You can find a listing of the pages where certain terms appearing in bold face used in this term sheet supplement and in the prospectus are defined under the caption "Index of Terms" beginning on page S-127 in this term sheet supplement and under the caption "Index" beginning on page 128 of the prospectus. Capitalized terms used in this term sheet supplement and not otherwise defined in this term sheet supplement have the meanings assigned in the prospectus.

                                THE TRUST FUND


         The Series 2007-10 Asset-Backed Certificates will be issued pursuant to the master servicing and trust agreement (the "Trust Agreement") among GS Mortgage Securities Corp., as Depositor ("GSMSC" or the "Depositor"), Wells Fargo Bank, N.A., as Master Servicer (in such capacity, the "Master Servicer"), Securities Administrator (in such capacity, the "Securities Administrator") and as a custodian, Citibank, N.A., as Trustee (the "Trustee"), and each of The Bank of New York Trust Company, National Association, U.S. Bank National Association and Deutsche Bank National Trust Company, as a custodian (each a "Custodian" and, together with Wells Fargo Bank, N.A., the "Custodians"). The Trust will establish the GSAA Home Equity Trust 2007-10, a common law trust formed under the laws of the state of New York (the "Trust Fund" or "Issuing Entity") and the mortgage loans will be assigned to the Trustee on behalf of the certificateholders. The Trustee on behalf of certificateholders will own the right to receive all payments of principal and interest on a pool of mortgage loans (the "Mortgage Loans") due after October 1, 2007 (the "Cut-Off Date"). These payments, when remitted to the Master Servicer by the applicable Servicer (being deposited into a "Distribution Account"), and to the Securities Administrator by the Master Servicer, will be deposited into a special purpose account (the "Certificate Account"). In exchange for the Mortgage Loans and other property, the Securities Administrator on behalf of the Trust Fund will execute and the certificate registrar will authenticate and deliver the certificates to the Depositor and maintain the certificate register. A schedule to the Trust Agreement will include information about each Mortgage Loan, including:

         o the original principal balance and the scheduled principal balance of such Mortgage Loan as of the close of business on October 1, 2007 (the Cut-Off Date);

         o   the maturity date of such Mortgage Loan; and

         o   the mortgage interest rate of such Mortgage Loan.

         The Trust Fund will also contain other property, including:

         o a security interest in insurance policies related to individual Mortgage Loans, if applicable;

         o any property that the Trust Fund acquires as a result of foreclosure or threatened foreclosure of a Mortgage Loan; and

         o   amounts held in the Certificate Account.


                       DESCRIPTION OF THE MORTGAGE POOL

         General

         The pool of mortgage loans (the "Mortgage Loans") will consist of conventional, fixed-rate, Alt-A type, fully amortizing and balloon mortgage loans secured by first liens on fee simple interests in one- to four-family residential real properties (each, a "Mortgaged Property"). The Mortgaged Properties, which may include one- to four-family dwelling units, individual condominium units, cooperatives, individual units in planned unit developments and other attached dwelling units which are part of buildings consisting of more than four units (so long as the Mortgaged Property consists of no more than four units), have the additional characteristics described in the prospectus supplement.

         Substantially all of the Mortgage Loans (other than any interest only loans, which will not require scheduled payments of principal for a certain period after origination) will have principal and interest payable on the first day of each month (the "Due Date"). Certain of the risks of loss on some of the Mortgage Loans with original loan-to-value ratio in excess of 80% will be covered up to specified limits by lender paid primary mortgage insurance policies. Certain of the mortgage loans will pay interest only for a set period from the date of their origination and thereafter will require a balloon payment.

         All of the Mortgage Loans were acquired by the Sponsor, Goldman Sachs Mortgage Company ("GSMC") from Wells Fargo Bank, N.A. ("Wells Fargo Bank"), GreenPoint Mortgage Funding, Inc. ("GreenPoint"), Avelo Mortgage, L.L.C. ("Avelo") d/b/a Senderra Funding, and were acquired by GSMC from such originators and certain entities that sold mortgage loans to GSMC under its mortgage conduit program (the "Conduit Program") (each of such entities, together with GSMC, GreenPoint and Wells Fargo Bank, a "Responsible Party") pursuant to various sale and servicing agreements (or, in the case of the Mortgage Loans acquired through the Conduit Program, were acquired pursuant to various master loan purchase agreements between the applicable sellers and GSMC and will be serviced for GSMC, as owner of the servicing rights, by Avelo pursuant to a servicing agreement) (each of the foregoing sale and servicing agreements, servicing agreements and master loan purchase agreements, a "Sale and Servicing Agreement" and together, the "Sale and Servicing Agreements"). Each Responsible Party, under the related Sale and Servicing Agreement, made certain representations and warranties (see "--Representations and Warranties Regarding the Mortgage Loans" below) regarding the Mortgage Loans. The obligation of GreenPoint, as a Responsible Party, to repurchase Mortgage Loans sold after December 1, 2006 as to which there exists an uncured and material breach of the representations and warranties made in connection with its sale of the mortgage loans to GSMC (as further described in this term sheet supplement under "--Representations and Warranties Regarding the Mortgage Loans") has been guaranteed by Capital One, National Association which is the parent of GreenPoint. See "--GreenPoint Mortgage Funding, Inc." below. Each Sale and Servicing Agreement and the above-mentioned guarantee of Capital One, National Association will be assigned to the Trust Fund insofar as it relates to the related Mortgage Loans.

Goldman Sachs Mortgage Conduit Program - (Alt-A, first liens)

General

         The information set forth below has been provided by GSMC.

         GSMC acquires its mortgage loans through two primary channels: (i) its conduit program, pursuant to which it acquires mortgage loans from various banks, savings and loan associations, mortgage bankers and other mortgage loan originators and purchasers of mortgage loans in the secondary market and (ii) bulk acquisitions in the secondary market. GSMC will acquire mortgage loans secured by first or second liens on the related mortgaged properties.

         Substantially all of the mortgage loans acquired by GSMC through its conduit program were acquired generally in accordance with the underwriting criteria described in this section. In certain instances, compensating factors demonstrated to the mortgage loan originator by a prospective borrower may warrant GSMC to make certain exceptions to these guidelines. In such instances GSMC would purchase a mortgage loan that did not completely conform to the guidelines set out below.

Goldman Sachs Mortgage Conduit Underwriting Guidelines

         The underwriting guidelines used to originate certain of the mortgage loans acquired by GSMC are different from and, in some cases, less stringent than the underwriting standards established by Fannie Mae or Freddie Mac. The differences primarily relate to loan characteristics such as original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, credit and payment histories, borrower occupancy of the mortgaged property and/or property types. Mortgage loans originated pursuant to underwriting standards different from those of Fannie Mae or Freddie Mac may experience higher rates of delinquency and/or credit losses than mortgage loans originated by Fannie Mae or Freddie Mac. In addition, compensating factors demonstrated by a prospective borrower may warrant certain exceptions to the underwriting standards described in this section.

         Generally, each borrower applying for a mortgage loan must complete a credit application. The credit application is designed to provide the originating lender with relevant information about the prospective borrower with respect to the borrower's assets, liabilities, income (except as described below), credit history, employment history and personal information. In addition, prospective borrowers generally must provide an authorization to apply for a credit report. A credit report typically summarizes the borrower's past credit experience with lenders and other debtors, including available public records such as bankruptcy. Sometimes, the borrower is required to authorize the originating lender to verify deposits at financial institutions identified by the borrower as institutions at which the borrower maintains demand or savings accounts. The originating lender may also consider certain non-wage income of the borrower in the underwriting process, including income derived from mortgaged properties that are investment properties or two- to four-unit dwellings. Generally, the originating lender will not consider income derived from vacation or second homes in the underwriting process. Certain borrowers with acceptable payment histories are not required to state their income on their loan application and, as a result, the originating lender does not verify their income.

         Based on the data referred to above (and verification of that data, to the extent required), the originating lender makes a determination about whether the borrower's monthly income (when verified or stated) will be sufficient to enable the borrower to meet its monthly obligations on the mortgage loan (including taxes and insurance) and its other non housing obligations (such as installment and revolving loans). Generally, the ratio of total monthly obligations divided by total monthly gross income is less than or equal to 50%, with exceptions on a case-by-case basis. The exceptions are determined on the basis of various underwriting criteria, often including the amount of liquid assets available to the borrower after origination, and the borrower's prior credit history and demonstrated payment capacity.

         In addition to its "full" documentation program, loans acquired by GSMC through its conduit program may also be originated under the following documentation programs: "alt doc," "stated income/verified assets", "stated income/stated assets", "no ratio", "no income/verified assets" and "no doc." These documentation programs are designed to streamline the underwriting process.

         The "alt doc", "stated income/verified assets", "stated income/stated asset", "no ratio", "no income/verified assets" and "no doc" programs generally require less documentation and verification than do "full" documentation programs.

         Generally, the "full" documentation program requires information with respect to the borrower's income and assets (i.e., standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories). However, alternative forms of standard verifications may also be used for income (i.e., W-2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements). Generally, under "full" documentation programs at least two years of income documentation is provided. Assets and employment history must also be verified by the originating lender.

         Generally, the "alt doc" documentation program requires similar information with respect to the borrower's income as a "full" documentation program. However, under "alt doc" documentation programs a minimum of 12 months of income documentation and 24 months of employment history must be provided. Bank statements may be used to verify income. Assets must be verified through documentation by the originating lender.

         Generally, under the "stated income/stated asset" program, the borrower's income is stated on the credit application but not verified by the originator. However, 24 months of employment history must be verified by the originating lender and assets must be verified through documentation.

         Generally, under the "stated income/stated assets" program, both income and assets are stated on the loan application, but the originator verifies neither; although the stated income must be reasonable relative to the borrower's stated employment. However, employment history must be verified by the originating lender.

         Generally, under the "no ratio" program, the borrower's income is neither stated on the credit application nor verified by the originator. However, employment history must be verified by the originating lender and assets must be verified through documentation.

         Generally, under the ""no income/verified assets" program, the borrower's income is neither stated nor verified. The current and prior source of income (i.e., employer) is neither stated nor verified. Assets are both stated and verified through documentation.

         Generally, under the "no doc" program, the borrower's income and assets are neither stated on the credit application nor verified by the originator. The underwriting for mortgage loans originated under a "no doc" program may be based primarily or entirely on the appraised value of the mortgaged property and the loan-to-value ratio at origination as well as on the payment history and credit score of the related borrower. Employment history is neither stated nor verified by the originating lender.

         The following charts summarize GSMC's maximum loan-to-value ratio requirements under its various documentation programs:


               Full Documentation and Alternative Documentation

---------------- ------------------------------ ------------------------------ ------------------------------
                        Owner Occupied                    2nd Home                  Non-Owner Occupied
---------------- ------------------------------ ------------------------------ ------------------------------
    Minimum      Maximum LTV(1)     Maximum     Maximum LTV(1)     Maximum        Maximum         Maximum
  FICO Score                        CLTV(1)                        CLTV(1)         LTV(1)         CLTV(1)
---------------- --------------- -------------- --------------- -------------- --------------- --------------

       680              97%            100%            95%            100%            90%             90%
---------------- --------------- -------------- --------------- -------------- --------------- --------------
       640              95             100             95             100             90              90
---------------- --------------- -------------- --------------- -------------- --------------- --------------
       620              90             100             80             100             80             100
---------------- --------------- -------------- --------------- -------------- --------------- --------------
       600              75              80             75              80             75              80
---------------- --------------- -------------- --------------- -------------- --------------- --------------
       580             N/A             N/A            N/A             N/A            N/A             N/A
---------------- --------------- -------------- --------------- -------------- --------------- --------------

     (1) The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for: cash-out refinances and debt consolidations, certain property types and loan amount.

               Stated Income with Verified Assets Documentation

---------------- ------------------------------ ------------------------------ ------------------------------
                        Owner Occupied                    2nd Home                  Non-Owner Occupied
---------------- ------------------------------ ------------------------------ ------------------------------
 Minimum FICO    Maximum LTV(1)     Maximum     Maximum LTV(1)     Maximum     Maximum LTV(1)     Maximum
     Score                          CLTV(1)                        CLTV(1)                        CLTV(1)
---------------- --------------- -------------- --------------- -------------- --------------- --------------
      680               95%            100%            75%             90%            85%             85%
---------------- --------------- -------------- --------------- -------------- --------------- --------------
      660               90             100             75              90             85              85
---------------- --------------- -------------- --------------- -------------- --------------- --------------
      620               90             100             80             100             80             100
---------------- --------------- -------------- --------------- -------------- --------------- --------------
      600              N/A             N/A            N/A             N/A            N/A             N/A
---------------- --------------- -------------- --------------- -------------- --------------- --------------

     (1) The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for: cash-out refinances and debt consolidations, certain property types, and loan amount.

       Stated Income with Stated Assets / No Ratio with Verified Assets/
                 No Income with Verified Assets Documentation

---------------- ------------------------------ ------------------------------ ------------------------------
                        Owner Occupied                    2nd Home                  Non-Owner Occupied
---------------- ------------------------------ ------------------------------ ------------------------------
 Minimum FICO    Maximum LTV(1)     Maximum     Maximum LTV(1)     Maximum     Maximum LTV(1)     Maximum
     Score                          CLTV(1)                        CLTV(1)                        CLTV(1)
---------------- --------------- -------------- --------------- -------------- --------------- --------------

      680               95%            100%            80%            100%            80%            100%
---------------- --------------- -------------- --------------- -------------- --------------- --------------
      660               85             100             80             100             80              95
---------------- --------------- -------------- --------------- -------------- --------------- --------------
      640               85             100             75              95             80              95
---------------- --------------- -------------- --------------- -------------- --------------- --------------
      620               85             100             75              95            N/A             N/A
---------------- --------------- -------------- --------------- -------------- --------------- --------------
      600              N/A             N/A            N/A             N/A            N/A             N/A
---------------- --------------- -------------- --------------- -------------- --------------- --------------

     (1) The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for: cash-out refinances and debt consolidations, certain property types, and loan amount.

                               No Documentation

---------------- ------------------------------ ------------------------------ ------------------------------
                        Owner Occupied                    2nd Home                  Non-Owner Occupied
---------------- ------------------------------ ------------------------------ ------------------------------
 Minimum FICO    Maximum LTV(1)     Maximum     Maximum LTV(1)     Maximum     Maximum LTV(1)     Maximum
     Score                          CLTV(1)                        CLTV(1)                        CLTV(1)
---------------- --------------- -------------- --------------- -------------- --------------- --------------
      720               95%             95%            80%             95%            80%             95%
---------------- --------------- -------------- --------------- -------------- --------------- --------------
      700               90              90             80              95             80              95
---------------- --------------- -------------- --------------- -------------- --------------- --------------
      660               75              80             80              95             80              95
---------------- --------------- -------------- --------------- -------------- --------------- --------------
      620               80              95             80              95            N/A             N/A
---------------- --------------- -------------- --------------- -------------- --------------- --------------
      600              N/A             N/A            N/A             N/A            N/A             N/A
---------------- --------------- -------------- --------------- -------------- --------------- --------------

(1) The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for: cash-out refinances and debt consolidations, certain property types, and loan amount.


        An appraisal is generally conducted on each mortgaged property by the originating lender. The appraisal must be conducted in accordance with established appraisal procedure guidelines acceptable to the originator in order to determine the adequacy of the mortgaged property as security for repayment of the related mortgage loan. All appraisals must be on forms acceptable to Fannie Mae and/or Freddie Mac and conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation. Appraisers may be staff licensed appraisers employed by the originator or independent licensed appraisers selected in accordance with established appraisal procedure guidelines acceptable to the originator. Generally, the appraisal procedure guidelines require the appraiser or an agent on its behalf to inspect the property personally and verify whether the property is in good condition and that, if new, construction has been substantially completed. The appraisal generally will be based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.


GreenPoint Mortgage Funding, Inc.

         The information set forth below has been provided by GreenPoint.

         GreenPoint Mortgage Funding, Inc., a New York corporation ("GreenPoint"), is an indirect, wholly-owned subsidiary of Capital One Financial Corporation ("Capital One"). Capital One is listed on the New York Stock Exchange under the symbol "COF". GreenPoint was formerly an indirect wholly-owned subsidiary of North Fork Bancorporation, Inc., which was merged into Capital One on December 1, 2006. On August 1, 2007, North Fork Bank a New York State chartered commercial bank and Capital One, National Association merged and GreenPoint became an operating subsidiary of Capital One, National Association, a national banking association. On August 20, 2007 Capital One announced that it would cease residential mortgage origination operations at its wholesale mortgage-banking unit, GreenPoint, effective immediately. GreenPoint ceased making new loan commitments at that time, however, it will continue to meet its contractual obligations to customers for loan commitments that are in the pipeline with rates locked. GreenPoint will continue to service mortgage loans at the servicing unit in Columbus, Georgia to fulfill ongoing servicing obligations. Capital One, National Association has agreed with GSMC to guarantee the obligations of GreenPoint to repurchase mortgage loans that were originated by GreenPoint and sold to GSMC after December 1, 2006, and as to which there exists an uncured and material breach of the representations and warranties made by GreenPoint in connection with its sale of the mortgage loans to GSMC.

         Prior to August 20, 2007, GreenPoint was engaged in the mortgage banking business, and as part of that business, originated, acquired, sold and serviced mortgage loans. GreenPoint originated loans primarily through its wholesale division, which worked with a nationwide network of independent mortgage brokers, each of which was approved by GreenPoint. GreenPoint also originated loans through its retail and correspondent lending divisions. Mortgage loans originated by GreenPoint are secured primarily by one-to-four family residences. GreenPoint's executive offices are located at 100 Wood Hollow Drive, Novato, California, 94945.

         Prior to August 20, 2007, GreenPoint had originated residential mortgage loans of substantially the same type as the Mortgage Loans since its formation in October 1999, when it acquired the assets and liabilities of Headlands Mortgage Company.

         The following table sets forth, by number and dollar amount of mortgage loans, GreenPoint's residential mortgage loan production for the periods indicated.

Residential Mortgage Loan Production Table

Loan Type                                  2004             2005            2006            2007 2Q
                                           ----             ----            ----            -------

Alt A and Specialty
Number of Loans                          65,284           67,707          58,917             21,707
Dollar Volume                   $14,579,659,658  $19,148,814,451 $18,105,817,619      6,898,352,564
Percent Adjustable                          67%              84%             81%                69%
Percent of Total Dollar Volume              37%              45%             50%                56%

Agency
Number of Loans                          10,975           12,408          11,508              6,802
Dollar Volume                    $2,188,737,211   $2,746,779,129  $2,623,218,142      1,623,612,082
Percent Adjustable                           3%               1%              2%                 0%
Percent of Total Dollar Volume               6%               7%              7%                13%

Jumbo
Number of Loans                          53,522           41,614          29,502              6,612
Dollar Volume                   $17,667,106,136  $14,899,732,857 $11,073,921,037      2,836,381,991
Percent Adjustable                          84%              74%             76%                58%
Percent of Total Dollar Volume              44%              35%             30%                23%

Heloc and Seconds
Number of Loans                          83,902           82,258          67,566             14,143
Dollar Volume                    $5,374,039,738   $5,450,355,355  $4,601,708,216        935,965,806
Percent Adjustable                          97%              95%             79%                71%
Percent of Total Dollar Volume              14%              13%             13%                 8%

Number of Loans                         213,683          203,987         167,493             49,264
Dollar Volume                   $39,809,542,743  $42,245,681,792 $36,404,665,013     12,294,312,443
Average Loan Amount                    $186,302         $207,100        $217,350           $249,560
Non-Purchase Transactions                   52%              51%             57%                64%
Adjustable Rate Loans*                      75%              76%             74%                57%

*% of total loan production based on dollar volume

GreenPoint Underwriting Guidelines

         Generally, the GreenPoint underwriting guidelines are applied to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Exceptions to the guidelines are permitted where compensating factors are present. The GreenPoint underwriting guidelines are generally not as strict as Fannie Mae or Freddie Mac guidelines. GreenPoint's underwriting guidelines are applied in accordance with applicable federal and state laws and regulations.

         In assessing a prospective borrower's creditworthiness, GreenPoint may use FICO(R) credit scores. FICO credit scores are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. FICO credit scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan. FICO credit scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.

         In determining whether a prospective borrower has sufficient monthly income available to meet the borrower's monthly obligation on the proposed mortgage loan and monthly housing expenses and other financial obligations, GreenPoint generally considers the ratio of those amounts to the proposed borrower's monthly gross income. These ratios vary depending on a number of underwriting criteria, including loan-to-value ratios ("LTV"), and are determined on a loan-by-loan basis. The ratios generally are limited to 40% but may be extended to 50% with adequate compensating factors, such as disposable income, reserves, higher FICO credit score, or lower LTV's. Each mortgage loan has a required amount of reserves, with the minimum being three months of principal, interest, taxes and insurance for full documentation loans. Depending on the LTV and occupancy types, these reserve requirements may be increased to compensate for the additional risk.

         As part of its evaluation of potential borrowers, GreenPoint generally requires a description of the borrower's income. If required by its underwriting guidelines, GreenPoint obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Employment verification may be obtained through analysis of the prospective borrower's recent pay stubs and/or W-2 forms for the most recent two years or relevant portions of the borrower's most recent two years' tax returns, or from the prospective borrower's employer, wherein the employer reports the borrower's length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

         GreenPoint acquires or originates many mortgage loans under "limited documentation" or "no documentation" programs. Under limited documentation programs, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower, than on verified income of the borrower. Mortgage loans underwritten under this type of program are generally limited to borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion, and certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. Mortgage loans originated and acquired with limited documentation programs include cash-out refinance loans, super-jumbo mortgage loans and mortgage loans secured by investor-owned properties. Permitted maximum loan-to-value ratios (including secondary financing) under limited documentation programs are generally more restrictive than mortgage loans originated with full documentation requirements. Under no documentation programs, income ratios for the prospective borrower are not calculated. Emphasis is placed on the value and adequacy of the mortgaged property as collateral and the credit history of the prospective borrower, rather than on verified income and assets of the borrower. Documentation concerning income, employment verification and asset verification is not required and income ratios are not calculated. Mortgage loans underwritten under no documentation programs are generally limited to borrowers with favorable credit histories and who satisfy other standards for limited documentation programs.

         Periodically, the data used by GreenPoint to underwrite mortgage loans may be obtained by an approved loan correspondent. In those instances, the initial determination as to whether a mortgage loan complies with GreenPoint's underwriting guidelines may be made by such loan correspondent. In addition, GreenPoint may acquire mortgage loans from approved correspondent lenders under a program pursuant to which GreenPoint delegates to the correspondent the obligation to underwrite the mortgage loans to GreenPoint's standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by GreenPoint before acquisition of the mortgage loan, and the correspondent represents to GreenPoint that its underwriting standards have been met. After purchasing mortgage loans under those circumstances, GreenPoint conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including GreenPoint's prior experience with the correspondent lender and the results of the quality control review process itself.

         In determining the adequacy of the property as collateral, an independent appraisal is generally made of each property considered for financing. All appraisals are required to conform the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standard Board of the Appraisal Foundation. Each appraisal must meet the requirements of Fannie Mae and Freddie Mac. The requirements of Fannie Mae and Freddie Mac require, among other things, that the appraiser, or its agent on its behalf, personally inspect the property inside and out, verify whether the property is in a good condition and verify that construction, if new, has been substantially completed. The appraisal generally will have been based on prices obtained on recent sales of comparable properties determined in accordance with Fannie Mae and Freddie Mac guidelines. In certain cases, an analysis based on income generated by the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property may be used. GreenPoint's Underwriting Guidelines require that the underwriters be satisfied that the value of the property being financed supports, and will continue to support, the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values.

         GreenPoint may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the limitation that the combined Loan-to-Value Ratio may not exceed 100%. GreenPoint's underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than GreenPoint, whether at origination of the mortgage loan or thereafter.

         Generally, each mortgage with an LTV at origination of greater than 80% is covered by a primary mortgage insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac. The policy provides coverage in the amount equal to a specified percentage multiplied by the sum of the remaining principal balance of the related mortgage loan, the accrued interest on it and the related foreclosure expenses. The specified coverage percentage is, generally, 12% for LTV's between 80.01% and 85.00%, 25% for LTV's between 85.01% and 90% and 30% for LTV's between 90.01% and 95%. However, under certain circumstances, the specified coverage levels for these mortgage loans may vary from the foregoing. No primary mortgage insurance policy will be required with respect to any mortgage loan if maintaining the policy is prohibited by applicable law, after the date on which the related LTV is 80% or less, or where, based on a new appraisal, the principal balance of the mortgage loan represents 80% or less of the new appraised value.

         GreenPoint requires title insurance on all of its mortgage loans secured by first liens on real property. In addition, GreenPoint requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less. GreenPoint also requires flood insurance to be maintained on the mortgaged property if and to the extent such insurance is required by applicable law or regulation.

Wells Fargo Bank, N.A. as Originator - Alt-A

         Wells Fargo Bank, N.A. ("Wells Fargo Bank") is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank. Wells Fargo Bank originates or acquires various types of residential mortgage loans, including the following:

          a. Fixed rate mortgage loans having original terms to maturity of approximately ten years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank's underwriting guidelines for "Alt-A Prime" mortgage loans ("Alt-A Prime Fixed Rate Loans"); and

          b. Adjustable rate mortgage loans having original terms to maturity of approximately ten years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank's underwriting guidelines for "Alt-A Prime" mortgage loans ("Alt-A Prime Adjustable Rate Loans").

         From and including 1996 and through 2006, Wells Fargo Bank and its affiliates and predecessors originated or acquired a total of $2.461 trillion of residential mortgage loans, which include the types of mortgage loans listed above as well as other types of residential mortgage loans originated or acquired by Wells Fargo Bank and its affiliates and predecessors. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans originated or acquired by Wells Fargo Bank (other than any mortgage loans sold to Fannie Mae, Freddie Mac and Federal Home Loan Banks or mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs) for each of the different "asset types" set forth in the table:

                                      2004                         2005                          2006
                             ----------------------  -------------------------------  -----------------------------

                                        Aggregate                     Aggregate                      Aggregate
                          No. of   Original Principal    No. of   Original  Principal   No. of   Original Principal
Asset Type                Loans    Balance of Loans      Loans    Balance of Loans      Loans    Balance of Loans

--------------------
Alt-A Prime Fixed-
Rate Loans
                          1,982    $364,734,875          2,445    $556,193,433           5,320   $1,209,020,397
Alt-A Prime
Adjustable-Rate
Loans*
                          0        $0.00                 0        $0.00                  1,220   $420,962,607

----------------

* All of the mortgage loans previously reported under "Alt-A Prime Adjustable Rate Loans" for 2004 and 2005 were "prime" investment property mortgage loans. In 2006, Wells Fargo Bank changed the classification of "prime" investment property mortgage loans so that such mortgage loans are classified with other adjustable rate mortgage loans originated under Wells Fargo Bank's "prime" underwriting guidelines and are now reported under that "asset type" for all periods shown.


Wells Fargo Bank's Mortgage Loan Programs

Mortgage Loan Production Sources

         Wells Fargo Bank originates and acquires mortgage loans through a network of retail, wholesale, correspondent and centralized production offices located throughout many states in the United States, the District of Columbia and several of the territories of the United States. Wells Fargo Bank also receives applications for home mortgage loans on toll-free telephone numbers that can be called from anywhere in the United States. Wells Fargo Bank also provides information and accepts applications through the internet.

         The following are Wells Fargo Bank's primary sources of mortgage loan originations: (i) direct contact with prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank or borrowers referred by borrowers with mortgage loans currently serviced by Wells Fargo Bank), (ii) referrals from realtors, other real estate professionals and prospective borrowers, (iii) referrals from selected corporate clients, (iv) referrals from Wells Fargo Bank's Private Mortgage Banking division (including referrals from or originations by the private banking group of Wells Fargo Bank and other affiliated banks), which specializes in providing services to individuals meeting certain earnings, liquidity or net worth parameters, (v) referrals from or originations by several joint ventures into which Wells Fargo Bank, through its wholly owned subsidiary, Wells Fargo Ventures, LLC, has entered with realtors and banking institutions (the "Joint Ventures") and (vi) referrals from mortgage brokers and similar entities. In addition to its own mortgage loan originations, Wells Fargo Bank acquires qualifying mortgage loans from other unaffiliated originators ("Correspondents"). See "--Acquisition of Mortgage Loans from Correspondents" below. The relative contribution of each of these sources to Wells Fargo Bank's origination business, measured by the volume of loans generated, tends to fluctuate over time.

         Wells Fargo Ventures, LLC owns at least a 50% interest in each of the Joint Ventures, with the remaining ownership interest in each being owned by a realtor or a banking institution having significant contact with potential borrowers. Mortgage loans that are originated by Joint Ventures in which Wells Fargo Bank's partners are realtors are generally made to finance the acquisition of properties marketed by such Joint Venture partners. Applications for mortgage loans originated through Joint Ventures are generally taken by Joint Venture employees and underwritten by Wells Fargo Bank in accordance with its standard underwriting criteria. Such mortgage loans are then closed by the Joint Ventures in their own names and subsequently purchased by Wells Fargo Bank or affiliates of Wells Fargo Bank.

         Wells Fargo Bank may directly contact prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo
Bank) through general solicitations. Such solicitations are made through mass mailings and television, radio and print advertisements.

         A majority of Wells Fargo Bank's corporate clients are companies that sponsor relocation programs for their employees and in connection with which Wells Fargo Bank provides mortgage financing. Eligibility for a relocation loan is based, in general, on an employer's providing financial assistance to the relocating employee in connection with a job-required move. Although subsidy loans are typically generated through such corporate-sponsored programs, the assistance extended by the employer need not necessarily take the form of a loan subsidy. Not all relocation loans are generated by Wells Fargo Bank through referrals from its corporate clients; some relocation loans are generated as a result of referrals from mortgage brokers and similar entities and others are generated through Wells Fargo Bank's acquisition of mortgage loans from other originators. Also among Wells Fargo Bank's corporate clients are various professional associations. These associations, as well as the other corporate clients, promote the availability of a broad range of Wells Fargo Bank mortgage products to their members or employees, including refinance loans, second-home loans and investment-property loans.

Acquisition of Mortgage Loans from Correspondents

         In order to qualify for participation in Wells Fargo Bank's mortgage loan purchase programs, lending institutions must (i) meet and maintain certain net worth and other financial standards, (ii) demonstrate experience in originating residential mortgage loans, (iii) meet and maintain certain operational standards, (iv) evaluate each loan offered to Wells Fargo Bank for consistency with Wells Fargo Bank's underwriting guidelines or the standards of a pool insurer and represent that each loan was underwritten in accordance with Wells Fargo Bank standards or the standards of a pool insurer and (v) utilize the services of qualified appraisers.

         The contractual arrangements with Correspondents may involve the commitment by Wells Fargo Bank to accept delivery of a certain dollar amount of mortgage loans over a period of time. This commitment may be satisfied either by delivery of mortgage loans one at a time or in multiples as aggregated by the Correspondent. With respect to Alt-A Minus Mortgage Loans, the contractual arrangements with Correspondents may also involve the delegation of all underwriting functions to such Correspondents ("Delegated Underwriting"), which will result in Wells Fargo Bank not performing any underwriting functions prior to acquisition of the loan but instead relying on such Correspondents' representations and, in the case of bulk purchase acquisitions from such Correspondents, Wells Fargo Bank's post-purchase reviews of samplings of mortgage loans acquired from such Correspondents regarding the Correspondents' compliance with Wells Fargo Bank's underwriting standards. In all instances, however, acceptance by Wells Fargo Bank is contingent upon the loans being found to satisfy Wells Fargo Bank's program standards or the standards of a pool insurer. Wells Fargo Bank may also acquire mortgage loans in negotiated transactions under which the mortgage loans may have been originated by the seller or another third party according to underwriting standards that may have varied materially from Wells Fargo Bank's general or alternative underwriting standards.

Mortgage Loan Underwriting

         The Mortgage Loans have been underwritten in accordance with one or more of the following: (i) Wells Fargo Bank's "general" underwriting standards, (ii) Wells Fargo Bank's "retention program," (iii) Wells Fargo Bank's modified underwriting standards that have been applied in the underwriting of mortgage loans under Wells Fargo Bank's "alternative" mortgage loan underwriting program, (iv) the underwriting standards of a pool insurer and (v) the underwriting standards of participants in Wells Fargo Bank's non-agency conduit program.

General

         The underwriting functions of Wells Fargo Bank are performed in offices throughout many states in the United States, the District of Columbia, and several of the territories of the United States. Wells Fargo Bank may not elect to delegate underwriting authority to any broker or correspondent. Wells Fargo Bank employs loan credit underwriters to scrutinize the applicant's credit profile and to evaluate whether an impaired credit history is a result of adverse circumstances or a continuing inability or unwillingness to meet credit obligations in a timely manner. Personal circumstances such as divorce, family illnesses or deaths and temporary job loss due to layoffs and corporate downsizing will often impair the credit record of certain borrowers.

         Wells Fargo Bank's underwriting standards are applied by or on behalf of Wells Fargo Bank to evaluate the applicant's credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral. A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant, with particular emphasis on the applicant's financial health (assets, liabilities, income and expenses), the property being financed and the type of loan desired. A self-employed applicant may be required to submit his or her most recent signed federal income tax returns. With -respect to every applicant, credit reports are obtained from commercial reporting services, summarizing the applicant's credit history with merchants and lenders. Generally, significant unfavorable credit information reported by the applicant or a credit reporting agency must be explained by the applicant. The credit review process generally is streamlined for borrowers with a qualifying Mortgage Score.

         The underwriting standards that guide the determination represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including, among others, the amount of the loan, the ratio of the loan amount to the property value (i.e., the lower of the appraised value of the mortgaged property and the purchase price), the borrower's means of support and the borrower's credit history. Wells Fargo Bank's guidelines for underwriting may vary according to the nature of the borrower or the type of loan, since differing characteristics may be perceived as presenting different levels of risk. With respect to certain Mortgage Loans, the originators of such loans may have contracted with unaffiliated third parties to perform the underwriting process. Except as described below, the Mortgage Loans will be underwritten by or on behalf of Wells Fargo Bank generally in accordance with the standards and procedures described herein.

         Wells Fargo Bank may supplement the mortgage loan underwriting process with either its own proprietary scoring system or scoring systems developed by third parties such as Freddie Mac's Loan Prospector, Fannie Mae's Desktop Underwriter or scoring systems developed by private mortgage insurance companies. These scoring systems assist Wells Fargo Bank in the mortgage loan approval process by providing consistent, objective measures of borrower credit and certain loan attributes. For "prime" borrowers, such objective measures are then used to evaluate loan applications and assign each application a "Mortgage Score."

         The portion of the Mortgage Score related to borrower credit history is generally based on computer models developed by a third party. These models evaluate information available from three major credit reporting bureaus regarding historical patterns of consumer credit behavior in relation to default experience for similar types of borrower profiles. A particular borrower's credit patterns are then considered in order to derive a "FICO Score" which indicates a level of default probability over a two-year period.

         The Mortgage Score is used to determine the type of underwriting process and which level of underwriter will review the loan file. For transactions which are determined to be low-risk transactions, based upon the Mortgage Score and other parameters (including the mortgage loan production source), the lowest underwriting authority is generally required. For moderate and higher risk transactions, higher level underwriters and a full review of the mortgage file are generally required. Borrowers who have a satisfactory Mortgage Score (based upon the mortgage loan production source) are generally subject to streamlined credit review (which relies on the scoring process for various elements of the underwriting assessments). Such borrowers may also be eligible for a reduced documentation program and are generally permitted a greater latitude in the application of borrower debt-to-income ratios.

         With respect to all mortgage loans underwritten by Wells Fargo Bank, Wells Fargo Bank's underwriting of a mortgage loan may be based on data obtained by parties other than Wells Fargo Bank that are involved at various stages in the mortgage origination or acquisition process. This typically occurs under circumstances in which loans are subject to an alternative approval process, as when Correspondents, certain mortgage brokers or similar entities that have been approved by Wells Fargo Bank to process loans on its behalf, or independent contractors hired by Wells Fargo Bank to perform underwriting services on its behalf ("contract underwriters") make initial determinations as to the consistency of loans with Wells Fargo Bank underwriting guidelines. Wells Fargo Bank may also permit these third parties to utilize scoring systems in connection with their underwriting process. The underwriting of mortgage loans acquired by Wells Fargo Bank pursuant to a Delegated Underwriting arrangement with a Correspondent may not be reviewed prior to acquisition of the mortgage loan by Wells Fargo Bank although the mortgage loan file is reviewed by Wells Fargo Bank to confirm that certain documents are included in the file. In addition, in order to be eligible to sell mortgage loans to Wells Fargo Bank pursuant to a Delegated Underwriting arrangement, the originator must meet certain requirements including, among other things, certain quality, operational and financial guidelines. See "--Acquisition of Mortgage Loans from Correspondents" above.

         Verifications of employment, income, assets or mortgages may be used to supplement the loan application and the credit report in reaching a determination as to the applicant's ability to meet his or her monthly obligations on the proposed mortgage loan, as well as his or her other mortgage payments (if any), living expenses and financial obligations. A mortgage verification involves obtaining information regarding the borrower's payment history with respect to any existing mortgage the applicant may have. This verification is accomplished by either having the present lender complete a verification of mortgage form, evaluating the information on the credit report concerning the applicant's payment history for the existing mortgage, communicating, either verbally or in writing, with the applicant's present lender or analyzing cancelled checks provided by the applicant. Verifications of income, assets or mortgages may be waived under certain programs offered by Wells Fargo Bank, but Wells Fargo Bank's underwriting guidelines require, in most instances, a verbal or written verification of employment to be obtained. In some cases, employment histories may be obtained through one of various employment verification sources, including the borrower's employer, employer sponsored web sites, or third party services specializing in employment verifications. In addition, the loan applicant may be eligible for a loan approval process permitting reduced documentation. The above referenced reduced documentation options and waivers limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal. Documentation requirements vary based upon a number of factors, including the purpose of the loan, the amount of the loan, the ratio of the loan amount to the property value and the mortgage loan production source. Wells Fargo Bank accepts alternative methods of verification, in those instances where verifications are part of the underwriting decision; for example, salaried income may be substantiated either by means of a form independently prepared and signed by the applicant's employer or by means of the applicant's most recent paystub and/or W-2. Loans underwritten using alternative verification methods are considered by Wells Fargo Bank to have been underwritten with "full documentation." In cases where two or more persons have jointly applied for a mortgage loan, the gross incomes and expenses of all of the applicants, including non-occupant co-mortgagors, are combined and considered as a unit.

         In general, borrowers applying for loans must demonstrate that the ratio of their total monthly debt to their monthly gross income does not exceed a certain maximum level. Such maximum level varies depending on a number of factors including Loan-to-Value Ratio, a borrower's credit history, a borrower's liquid net worth, the potential of a borrower for continued employment advancement or income growth, the ability of the borrower to accumulate assets or to devote a greater portion of income to basic needs such as housing expense, a borrower's Mortgage Score and the type of loan for which the borrower is applying. These calculations are based on the amortization schedule and the interest rate of the related loan, with the ratio being computed on the basis of the proposed monthly mortgage payment. In the case of adjustable rate mortgage loans, the interest rate used to determine a mortgagor's total debt for purposes of such ratio may, in certain cases, be the initial mortgage interest rate or another interest rate, which, in either case, is lower than the sum of the index rate that would have been applicable at origination plus the applicable margin. In evaluating applications for subsidy loans and buy-down Loans, the ratio is determined by including in the applicant's total monthly debt the proposed monthly mortgage payment reduced by the amount expected to be applied on a monthly basis under the related subsidy agreement or buy-down agreement or, in certain cases, the mortgage payment that would result from an interest rate lower than the mortgage interest rate but higher than the effective rate to the mortgagor as a result of the subsidy agreement or the buy-down agreement. In the case of interest only mortgage loans, no principal payment is considered in determining the mortgagor's total debt for purposes of such ratio, however, under certain circumstances the interest rate used may be higher than the actual interest rate on the mortgage loan. In the case of the mortgage loans of certain applicants referred by Wells Fargo Bank's Private Mortgage Banking division, qualifying income may be based on an "asset dissipation" approach under which future income is projected from the assumed liquidation of a portion of the applicant's specified assets. In evaluating an application with respect to a "non-owner-occupied" property, which Wells Fargo Bank defines as a property leased to a third party by its owner (as distinct from a "second home," which Wells Fargo Bank defines as an owner-occupied, non-rental property that is not the owner's principal residence), Wells Fargo Bank will include projected rental income net of certain mortgagor obligations and other assumed expenses or loss from such property to be included in the applicant's monthly gross income or total monthly debt in calculating the foregoing ratio. A mortgage loan secured by a two- to four-family Mortgaged Property is considered to be an owner-occupied property if the borrower occupies one of the units; rental income on the other units is generally taken into account in evaluating the borrower's ability to repay the mortgage loan.

         Secondary financing may be provided by Wells Fargo Bank, any of its affiliates or other lenders simultaneously with the origination of the first lien mortgage loan. Wells Fargo Bank or one of its affiliates may provide such secondary financing in the form of a flexible home equity line of credit, the available balance under which may increase on a quarterly basis by one dollar for each dollar applied in payment of the principal balance of the first lien mortgage loan during the preceding quarter (any such loan, a "Home Asset ManagementSM Account Loan"). In addition, the available balance of such line of credit may be eligible for increase on an annual basis by one dollar for each dollar, if any, by which the value of the related Mortgaged Property has increased over the prior year, as determined pursuant to a statistically derived home price index. The payment obligations under both primary and secondary financing are included in the computation of the Debt-to-Income Ratio, and the combined amount of primary and secondary loans will be used to calculate the Combined Loan-to-Value Ratio. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after origination of the first lien mortgage loan.

         Mortgage Loans will generally not have had at origination a Loan-to-Value Ratio in excess of 95%. The "Loan-to-Value Ratio" or "LTV" is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at origination to the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator generally no more than four months prior to origination (or, with respect to newly constructed properties, no more than twelve months prior to origination), or (ii) the sale price for such property. In some instances, the Loan-to-Value Ratio may be based on an appraisal that was obtained by the originator more than four months prior to origination, provided that (i) an appraisal update is obtained and (ii) the original appraisal was obtained no more than 360 days prior to origination. For the purpose of calculating the Loan-to-Value Ratio of any Mortgage Loan that is the result of the refinancing (including a refinancing for "equity take out" purposes) of an existing mortgage loan, the appraised value of the related Mortgaged Property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. In connection with certain of its mortgage originations, Wells Fargo Bank currently obtains appraisals through Valuation Information Technology, LLC (doing business as RELS Valuation) ("RELS"), an entity jointly owned by an affiliate of Wells Fargo Bank and an unaffiliated third party. The "Combined Loan-to-Value Ratio" or "CLTV" is the ratio, expressed as a percentage, of (i) the principal amount of the Mortgage Loan at origination plus (a) any junior mortgage encumbering the related Mortgaged Property originated by Wells Fargo Bank or of which Wells Fargo Bank has knowledge at the time of the origination of the Mortgage Loan or (b) the total available amount of any home equity line of credit originated by Wells Fargo Bank or of which Wells Fargo Bank has knowledge at the time of the origination of the Mortgage Loan, over (ii) the lesser of (a) the appraised value of the related Mortgaged Property at origination or (b) the sales price for such property.

         The appraisal of any Mortgaged Property reflects the individual appraiser's judgment as to value, based on the market values of comparable homes sold within the recent past in comparable nearby locations and on the estimated replacement cost. The appraisal relates both to the land and to the structure; in fact, a significant portion of the appraised value of a Mortgaged Property may be attributable to the value of the land rather than to the residence. Because of the unique locations and special features of certain Mortgaged Properties, identifying comparable properties in nearby locations may be difficult. The appraised values of such Mortgaged Properties will be based to a greater extent on adjustments made by the appraisers to the appraised values of reasonably similar properties rather than on objectively verifiable sales data.

         Wells Fargo Bank originates mortgage loans pursuant to its general underwriting guidelines with Loan-to-Value Ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In cases for which such primary mortgage insurance is obtained, the percentage of the unpaid principal balances of the mortgage loan as set forth in the following table (the "Prime Coverage Percentage") will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company, typically until the unpaid principal balance of the Mortgage Loan is reduced to an amount that will result in a Loan-to-Value Ratio less than or equal to 80%.

         The Prime Coverage Percentages generally required by Wells Fargo Bank at various levels of Loan-to-Value Ratios are as follows:

                                       Prime Coverage Percentages

         Loan-to-Value Ratios         Category I Prime Mortgage Loans       Category II Prime Mortgage Loans
95.01% to 97.00%                                    30%                                    25%
90.01% to 95.00%                                    30%                                    25%
85.01% to 90.00%                                    25%                                    12%
80.01% to 85.00%                                    12%                                    6%

         "Category I Prime Mortgage Loans" includes fixed rate Mortgage Loans with terms to maturity of 25 or 30 years, Balloon Loans amortized over 30 years but with 5 or 7 year terms to maturity and adjustable rate Mortgage Loans with terms to maturity of 30 years and fixed interest rate periods of 5, 7 or 10 years from origination.

         "Category II Prime Mortgage Loans" includes fixed rate Mortgage Loans with terms to maturity of 10, 15 or 20 years.

         In cases for which such primary mortgage insurance is not obtained, loans having Loan-to-Value Ratios exceeding 80% are required to be secured by primary residences or second homes (excluding Cooperatives). Generally, each loan originated without primary mortgage insurance will have been made at an interest rate that was higher than the rate would have been had the Loan-to-Value Ratios been 80% or less or had primary mortgage insurance been obtained.

         Except as described below, Mortgage Loans will generally be covered by an appropriate standard form American Land Title Association ("ALTA") title insurance policy, or a substantially similar policy or form of insurance acceptable to Fannie Mae or Freddie Mac.

Role of Loan Underwriter Discretion

         On a case-by-case basis, a Wells Fargo Bank loan underwriter may make the determination that the prospective borrower warrants loan parameters beyond the general underwriting criteria described above or the specific criteria applicable to Alt-A Mortgage Loans described below based upon the presence of acceptable compensating factors. Examples of compensating factors include, but are not limited to, Loan-to-Value Ratio, Debt-to-Income Ratio, long-term stability of employment and/or residence, credit scores, verified cash reserves or reduction in overall monthly expenses. For example, Wells Fargo Bank permits Debt-to-Income Ratios to exceed guidelines when the applicant has documented compensating factors for exceeding ratio guidelines such as documented excess funds in reserves after closing, a history of making a similar sized monthly debt payment on a timely basis, substantial residual income after monthly obligations are met, evidence that ratios will be reduced shortly after closing when a financed property under contract for sale is sold, or additional income has been verified for one or more applicants that is ineligible for consideration as qualifying income.

         During the second calendar quarter of 2005, Wells Fargo Bank initiated a program designed to encourage its mortgage loan underwriting staff to prudently, but more aggressively, utilize the underwriting discretion already granted to them under Wells Fargo Bank's underwriting guidelines and policies. This initiative was viewed by management as necessary and desirable to make prudent loans available to customers where such loans may have been denied in the past because of underwriter hesitancy to maximize the use of their ability to consider compensating factors as permitted by the underwriting guidelines. There can be no assurance that the successful implementation of this initiative will not result in an increase in the incidence of delinquencies and foreclosures, or the severity of losses, among mortgage loans underwritten in accordance with the updated philosophy, as compared to mortgage loans underwritten prior to the commencement of the initiative.

Retention Program

         A borrower with at least one mortgage loan serviced by Wells Fargo Bank may be eligible for Wells Fargo Bank's retention program. Provided such a borrower is current in his or her mortgage payment obligations, Wells Fargo Bank may permit a refinancing of one or more of the borrower's mortgage loans that are serviced by Wells Fargo Bank or another servicer to a current market interest rate without applying any significant borrower credit or property underwriting standards. As a result, borrowers who qualify under the retention program may not need to demonstrate that their current total monthly debt obligation in relation to their monthly income level does not exceed a certain ratio; Wells Fargo Bank may not obtain a current credit report for the borrower or apply a new FICO Score to the refinanced loan; and the borrower may not be required to provide any verifications of current employment, income level or extent of assets. In addition, no current appraisal or indication of market value may be required with respect to the properties securing the mortgage loans which are refinanced under the retention program. A borrower may participate in this retention program through a refinancing of one or more of his or her existing mortgage loans by either replacing any such loan with a new mortgage loan at a current market interest rate or, in the case of a mortgage loan that had been originated or purchased by Wells Fargo Bank, by executing a modification agreement under which the interest rate on the existing mortgage loan is reduced to a current market rate.

         Wells Fargo Bank may also apply the retention program to its existing borrowers who obtain new purchase money mortgage loans secured by primary residences where the initial principal balance of the new loan would not exceed 150% of the original principal balance of the previous loan. Borrowers may be pre-approved under this program if they have a satisfactory payment history with Wells Fargo Bank as well as a satisfactory FICO Score. Wells Fargo Bank may waive verifications of borrower income and assets under this program and may not impose any limitation on the ratio of a borrower's current total debt obligation in relation to current monthly income. A new appraisal will be obtained with respect to the residence securing the new purchase money mortgage loan.

Alt-A Mortgage Loans

         The underwriting standards applicable to mortgage loans under Wells Fargo Bank's "alternative" mortgage loan underwriting program permit different underwriting criteria as compared to Wells Fargo Bank's general underwriting criteria, additional types of mortgaged properties or categories of borrowers such as "foreign nationals" without a FICO Score who hold certain types of visas and have acceptable credit references (such Mortgage Loans, "Foreign National Loans"), and include certain other less restrictive parameters. Generally, relative to the "general" underwriting standards, these standards include higher loan amounts, higher maximum Loan-to-Value Ratios, higher maximum Combined Loan-to-Value Ratios (in each case, relative to Mortgage Loans with otherwise similar characteristics) in cases of simultaneous primary and secondary financings, less restrictive requirements for "equity take out" refinancing, the removal of limitations on the number of permissible mortgage loans that may be extended to one borrower financing a primary residence and the ability to originate mortgage loans with Loan-to-Value Ratios in excess of 80% without the requirement to obtain primary mortgage insurance.

         On July 10, 2006, Wells Fargo Bank implemented new expanded financing solutions for underwriting their "alternative" mortgage loans (the "EFA Program"). Under the EFA Program, mortgage loans are divided into two general categories, "Alt-A Prime" and "Alt-A Minus" and such mortgage loans, "Alt-A Prime Mortgage Loans" and "Alt-A Minus Mortgage Loans." Borrower and mortgage loan characteristics will determine whether a mortgage loan falls within the Alt-A Prime or Alt-A Minus category (as of September 13, 2007, Wells Fargo Bank no longer originates Alt-A Minus Mortgage Loans). The Alt-A Prime Mortgage Loans are discussed herein. All "alternative" mortgage loans originated by Wells Fargo Bank on and after July 10, 2006 were originated under the EFA Program guidelines. Unless otherwise specified, the descriptions contained herein are applicable to loans originated before and after the implementation of the EFA Program.

         For mortgage loans originated under the EFA Program, if the property is a second home or investment property, the borrower is not permitted to finance more than six one-to-four family residences

(including the borrower's primary residence) with Wells Fargo Bank. If the property is a primary residence, there is no limitation on the number of one-to-four family residences that a borrower may finance with Wells Fargo Bank.

         Alt-A Mortgage Loans will generally not have had at origination a Loan-to-Value in excess of 100%. Generally, Wells Fargo Bank originates Alt-A Prime Loans with Loan-to-Value Ratios in excess of 80% with the requirement to obtain primary mortgage insurance. Generally, for Alt-A Prime Loans the primary insurance is paid by the borrower. In cases where primary mortgage insurance is obtained, the percentage of the unpaid principal balances of the mortgage loans as set forth in the following table (the "Alt-A Coverage Percentage") will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company, typically until the unpaid principal balance of the Mortgage Loan is reduced to an amount that will result in a Loan-to-Value Ratio less than or equal to 80%.

         The Alt-A Coverage Percentages generally required by Wells Fargo Bank for Alt-A Mortgage Loans at various levels of Loan-to-Value Ratios and documentation types are as follows:

                          Alt-A Coverage Percentages

Loan-to-Value Ratios           Documentation Types
                                                                  Category I Alt-A          Category II Alt-A
                                                                  Mortgage Loans            Mortgage Loans

97.01% to 100.00%               Full documentation                       35%               30% for Alt-A Prime

95.01% to 97.00%                Full documentation                       30%                        25%

90.01% to 95.00%                All documentation levels                 30%                        25%

85.01% to 90.00%                All documentation levels                 25%                        12%

80.01% to 85.00%                All documentation levels                 12%                        6%

         "Category I Alt-A Mortgage Loans" includes Mortgage Loans with terms to maturity in excess of 20 years.

         "Category II Alt-A Mortgage Loans" includes Mortgage Loans with terms to maturity of less than or equal to 20 years.

         Under a program available to eligible borrowers who meet certain underwriting criteria and for which program a minimum down payment of only 3% is required, Alt-A Mortgage Loans may be originated with Loan-to-Value Ratios between 95.01% and 97% with the application of less restrictive maximum qualifying ratios of borrower monthly housing debt or total monthly debt obligations to borrower monthly income and reduced minimum requirements for primary mortgage insurance coverage ("3% Solution Loans"). In addition, under a program available to eligible borrowers who meet certain underwriting criteria and for which program no down payment is required, Alt-A Mortgage Loans may be originated with Loan-to-Value Ratios of 100%; provided that the property related to such Mortgage Loans is a single unit primary residence.

         With respect to mortgaged property types, mortgage loans may be secured by shares in cooperative housing corporations, manufactured homes, investment properties permitted under less stringent guidelines, condotels (features of which may include maid service, a front desk or resident manager, rental pools and up to 20% of commercial space), and the mortgaged properties may represent an unusually high percentage of land vs. structure or have other unique characteristics.

         For the purpose of assigning (a) the credit levels designated as Stated Reduced in the table above, consecutive monthly payments having the same delinquency characterization (e.g., 30-day late or 60-day late) were counted as a single late payment of such delinquency characterization and (b) the credit levels, other than those designated as Stated Reduced in the table above, consecutive monthly payments having the same delinquency characterization (e.g., 30-day late or 60-day late) are each counted as an additional occurrence of such delinquency characterization. Wells Fargo Bank used the foregoing categories and characteristics as guidelines only.

         Under the EFA Program, Wells Fargo Bank revised its underwriting program to include expanded credit score requirements and Loan-to-Value Ratios and Combined Loan-to-Value Ratios, higher loan amounts and more documentation types and property types. The Mortgage Loans originated or acquired by Wells Fargo Bank under the EFA Program include the following: Fixed Rate Loans with terms of 15, 20 or 30 years which fully amortize over such terms; 30 and 40-year Balloon Loans; and various types of Adjustable Rate Loans. There is no minimum loan amount for Mortgage Loans originated or acquired by Wells Fargo Bank under the EFA Program (except for Correspondent Loans, which have a minimum loan amount of $50,000) and the maximum loan amounts are $6,000,000 for Alt-A Prime.

         To be eligible for Alt-A Prime, a borrower must have (i) a minimum FICO Score of 680 and (ii) a mortgage or rent history with (a) no mortgage or rent payments 30 days late at application time, (b) no mortgage or rent payments 60 days late in the last twelve months, (c) no more than two 30-day late mortgage or rent payments in the last twelve months and (d) no rolling late payments. Wells Fargo Bank generally does not originate or acquire any Mortgage Loans under the EFA Program for which the Loan-to-Value Ratio at origination exceeds 100% or for which the Combined Loan-to-Value Ratio at origination exceeds 100% in the event of concurrent secondary financing. The Mortgage Loans originated or acquired by Wells Fargo Bank under the EFA Program are generally secured by single-family detached residences, planned unit developments, condotels, condominium units, unwarrantable condominium units or two-to four-family residences, and such properties may or may not be occupied by the owner. In addition, for Alt-A Mortgage Loans with loan applications taken on or after April 9, 2007, First Time Home Buyers must show a satisfactory payment history. It is Wells Fargo Bank's policy not to accept commercial properties or unimproved land as collateral for Mortgage Loans originated under the EFA Program. However, Wells Fargo Bank will accept mixed-use properties such as a property where more than 80% is used for residential purposes and the balance is used for commercial purposes. A "First Time Home Buyer" is a borrower who has not had an ownership interest in a property in the last 36 months. In addition, for Alt-A Mortgage Loans with loan applications taken on or after April 9, 2007 that are Retail Loans (a) if the property is non-owner-occupied or a second-home, minimum loan amounts apply, (b) if the property is non-owner-occupied and the purpose is equity take-out refinance, the borrower must show a history of property ownership for twelve months and a borrower is permitted a maximum of two purchase or re-financings in the previous twelve months and (c) if the Loan-to-Value Ratio and Combined Loan-to-Value Ratio is 100%, there is a minimum FICO Score of 640.

         The EFA program includes No Ratio Loans with a borrower's option to verify assets, Stated Loans with a borrower's option to verify assets, Full Documentation Loans and No Documentation Loans.

         The following table sets forth the different documentation types, occupancy types, maximum loan amounts and maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios for the Alt-A Prime Mortgage Loans relating to one to four family residences, condominiums and units within planned unit developments that are originated under the EFA Program:

                                                                 Maximum                                Maximum Combined
 Credit                                       Occupancy            Loan           Maximum Loan           Loan to Value
 Level               Documentation Type          Type             Amount         to Value Ratio(1)           Ratio(1)
----------------    ---------------------    --------------     -------------    -----------------    ---------------------
Alt-A Prime        Full Documentation       Owner               $6,000,000            100%                   100%
                                            occupied
---------------    ---------------------    --------------     -------------    -----------------    ---------------------
Alt-A Prime        Full Documentation       Second home        $6,000,000(2)          95%                    100%
---------------    ---------------------    --------------     -------------    -----------------    ---------------------
Alt-A Prime        Full Documentation       Non-owner           $4,000,000            90%                    100%
                                            occupied



                                     S-56

                                                                 Maximum                                Maximum Combined
 Credit                                       Occupancy            Loan           Maximum Loan           Loan to Value
 Level               Documentation Type          Type             Amount         to Value Ratio(1)           Ratio(1)
----------------    ---------------------    --------------     -------------    -----------------    ---------------------
Alt-A Prime        Stated with option       Owner               $6,000,000            95%                    100%
                   of verification of       occupied
                   assets
---------------    ---------------------    --------------     -------------    -----------------    ---------------------
Alt-A Prime        Stated with option       Second home        $6,000,000(2)          90%                    90%
                   of verification of
                   assets
---------------    ---------------------    --------------     -------------    -----------------    ---------------------
Alt-A Prime        Stated with option       Non-owner           $4,000,000            90%                    90%
                   of verification of       occupied
                   assets
---------------    ---------------------    --------------     -------------    -----------------    ---------------------
Alt-A Prime        No Ratio with            Owner               $4,000,000            95%                    100%
                   option of                occupied
                   verification of
                   assets
---------------    ---------------------    --------------     -------------    -----------------    ---------------------
Alt-A Prime        No Ratio with            Second home        $4,000,000(2)          90%                    90%
                   option of
                   verification of
                   assets
---------------    ---------------------    --------------     -------------    -----------------    ---------------------
Alt-A Prime        No Ratio with            Non-owner           $3,000,000            90%                    90%
                   option of                occupied
                   verification of
                   assets
---------------    ---------------------    --------------     -------------    -----------------    ---------------------
Alt-A Prime        No Documentation         Owner               $3,000,000            95%                    95%
                                            occupied
---------------    ---------------------    --------------     -------------    -----------------    ---------------------
Alt-A Prime        No Documentation         Second home         $3,000,000            80%                    80%
---------------    ---------------------    --------------     -------------    -----------------    ---------------------
Alt-A Prime        No Documentation         Non-owner           $1,000,000            75%                    75%
                                            occupied
---------------    ---------------------    --------------     -------------    -----------------    ---------------------


---------------------------------
(1) The maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount, the purpose of the mortgage loan and the type of mortgaged property. In addition, the Combined Loan-to-Value Ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related first lien Mortgage Loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of the first lien Mortgage Loan.
(2) The maximum loan amounts are subject to downward adjustment based upon certain factors including property type and purpose of the mortgage loan.

         The following loan purposes are permitted for one to four family residences, condominiums and units within planned unit developments: purchase, rate/term refinance and cash-out refinance.

         The following table sets forth the different documentation types, occupancy types, maximum loan amounts and maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios for the Alt-A Prime Mortgage Loans relating to cooperative units that are originated under the EFA Program:

                                    Occupancy          Maximum           Maximum Loan-           Maximum Combined
      Documentation Type              Type            Loan Amount      to-Value Ratio(1)      Loan-to-Value Ratio(1)
    ------------------------    -----------------    --------------    -----------------     -----------------------
    Full Documentation          Owner occupied        $1,000,000             80%                      80%
    ------------------------    -----------------    --------------    -----------------     -----------------------
    Full Documentation          Second home           $1,000,000             80%                      80%
    ------------------------    -----------------    --------------    -----------------     -----------------------
    Full Documentation          Non-owner             $1,000,000             80%                      80%
                                occupied
    ------------------------    -----------------    --------------    -----------------     -----------------------
    Stated with option of       Owner occupied        $1,000,000             75%                      75%
    verification of assets
    ------------------------    -----------------    --------------    -----------------     -----------------------
    Stated with option of       Second home           $1,000,000             75%                      75%
    verification of assets
    ------------------------    -----------------    --------------    -----------------     -----------------------
    Stated with option of       Non-owner             $1,000,000             75%                      75%
    verification of assets      occupied
    ------------------------    -----------------    --------------    -----------------     -----------------------
    No Ratio with option        Owner occupied        $1,000,000             70%                      N/A
    of verification of
    assets
    ------------------------    -----------------    --------------    -----------------     -----------------------
    No Ratio with option        Second home           $1,000,000             70%                      N/A
    of verification of
    assets
    ------------------------    -----------------    --------------    -----------------     -----------------------
    No Ratio with option        Non-owner             $1,000,000             70%                      N/A
    of verification of          occupied
    assets

-------------------------------------------
(1) The maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount. In addition, the Combined Loan-to-Value Ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related first lien Mortgage Loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of the first lien Mortgage Loan. Secondary financing is only available for full documentation and stated documentation with option of verification of assets.

         The following loan purposes are permitted for cooperative units: purchase and rate/term refinance.

         The following table sets forth the different documentation types, occupancy types, maximum loan amounts and maximum Loan-to-Value Ratios for the Alt-A Prime Mortgage Loans relating to condotels that are originated under the EFA Program:

                                                                                        Maximum
                                                           Maximum Loan              Loan-to-Value
        Documentation Type         Occupancy Type            Amount                     Ratio(1)
       ----------------------    --------------------    ---------------------    --------------------

       Full Documentation        Owner occupied               $1,000,000                  80%
       ----------------------    --------------------    ---------------------    --------------------
       Full Documentation        Second home                  $1,000,000                  80%
       ----------------------    --------------------    ---------------------    --------------------
       Full Documentation        Non-owner occupied           $1,000,000                  80%
       ----------------------    --------------------    ---------------------    --------------------
       Stated with option        Owner occupied               $1,000,000                  75%
       of verification of
       assets
       ----------------------    --------------------    ---------------------    --------------------
       Stated with option        Second home                  $1,000,000                  75%
       of verification of
       assets
       ----------------------    --------------------    ---------------------    --------------------
       Stated with option        Non-owner occupied           $1,000,000                  75%
       of verification of
       assets
       ----------------------    --------------------    ---------------------    --------------------
       No Ratio with option      Owner occupied               $1,000,000                  70%
       of verification of
       assets
       ----------------------    --------------------    ---------------------    --------------------
       No Ratio with option      Second home                  $1,000,000                  70%
       of verification of
       assets
       ----------------------    --------------------    ---------------------    --------------------
       No Ratio with option      Non-owner occupied           $1,000,000                  70%
       of verification of
       assets

-------------------------------------------
(1) The maximum Loan-to-Value Ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount. Secondary financing is not available for condotels.


         The following loan purposes are permitted for condotels: purchase and rate/term refinance.

         The following table sets forth the different documentation types, occupancy types, maximum loan amounts and maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios for the Alt-A Prime Mortgage Loans for which the borrower is a foreign national that are originated under the EFA Program:

                                  Occupancy          Maximum           Maximum Loan-           Maximum Combined
      Documentation Type           Type(1)         Loan Amount        to-Value Ratio(2)     Loan-to-Value Ratio(2)
     ----------------------    ----------------   ---------------    ------------------    -----------------------

     Full Documentation        Owner occupied       $1,000,000              80%                     80%
     ----------------------    ----------------   ---------------    ------------------    -----------------------
     Full Documentation        Second home          $1,000,000              80%                     80%
     ----------------------    ----------------   ---------------    ------------------    -----------------------
     Stated with option        Owner occupied       $1,000,000              75%                     75%
     of verification of
     assets
     ----------------------    ----------------   ---------------    ------------------    -----------------------
     Stated with option        Second home          $1,000,000              75%                     75%
     of verification of
     assets
     ----------------------    ----------------   ---------------    ------------------    -----------------------
     No Ratio with option      Owner occupied       $1,000,000              75%                     75%
     of verification of
     assets(3)
     ----------------------    ----------------   ---------------    ------------------    -----------------------
     No Ratio with option      Second home          $1,000,000              75%                     75%
     of verification of
     assets(3)

-------------------------------------------
(1) Property types permitted include one to four family residence, condominiums and units within planned unit developments; provided however, that three and four family residences are not permitted for second homes.

(2) The maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount. In addition, the Combined Loan-to-Value Ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related first lien Mortgage Loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of the first lien Mortgage Loan. Secondary financing is only available for full documentation and stated documentation with option of verification of assets. The maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios are reduced by 5% for borrowers without a FICO Score.
(3) Borrowers with no FICO Score are not eligible for No Ratio with option of verification of assets.


         The following loan purposes are permitted for mortgage loans for which the borrower is a foreign national: purchase and rate/term refinance.

         Borrowers who satisfy certain guidelines regarding credit history may have been approved under the "No Ratio" documentation program (such Mortgage Loans, "No Ratio Loans") or under the "No Documentation" program (such Mortgage Loans, "No Documentation Loans"). In the case of No Ratio Loans, the borrower's would not have been required to provide any information in the loan application regarding their income nor would there have been the calculation of any ratios, as part of the loan underwriting decision, of the borrower's expected monthly housing debt or total monthly debt obligations to the borrower's monthly income. In connection with such No Ratio program, the borrower has the option to verify assets and certain minimum "cash reserves" are required.

         In the case of the "Stated" documentation program (such Mortgage Loans, "Stated Loans"), the borrower's income would not have been verified and the borrower has the option to verify assets and certain minimum "cash reserves" are required. Under the Stated program the borrower's employment, income sources and assets must be stated on the signed loan application. The borrower's income as stated must be reasonable for the borrower's occupation as determined at the discretion of the loan underwriter. Similarly, the borrower's assets as stated must be reasonable for the borrower's income as determined at the discretion of the loan underwriter.

         In the case of the "Full Documentation" program (such Mortgage Loans, "Full Documentation Loans"), all sections of the mortgage loan application must be complete with borrower's employment, income and assets. A minimum of two years of continuous employment or source of income must be disclosed for each borrower. Generally, self-employed borrowers should have at least a two year history in the same business in the same market area and must provide previous year's W-2 and current pay stub with year-to-date earnings or, if unavailable, must provide previous year's tax return. For loans originated under the Full Documentation program, a verbal verification of employment is required and assets must be disclosed, documented and verified. In addition, Full Documentation Loans are subject to a maximum Debt-to-Income Ratio of 55%.

         Wells Fargo Bank's underwriting of every Alt-A Mortgage Loan submitted (as to which underwriting authority has not been delegated) consists of a credit review. In addition, Wells Fargo Bank's underwriting of every Alt-A Mortgage Loan submitted consists of a separate appraisal conducted by
(i) a third-party appraiser, (ii) an appraiser approved by RELS, or (iii) RELS itself. Appraisals generally conform to current Fannie Mae and Freddie Mac secondary market requirements for residential property appraisals. All appraisals are subject to an internal appraisal review irrespective of the Loan-to-Value Ratio, the amount of the Mortgage Loan or the identity of the appraiser. Certain loans require a third party review in the form of either a desk review or field review. At the discretion of Wells Fargo Bank, each Mortgage Loan is subject to further review in the form of a desk review, field review or additional full appraisal.

         Wells Fargo Home Mortgage ("WFHM"), a division of Wells Fargo Bank, has implemented more conservative underwriting criteria with respect to nonprime loans with loan applications taken on and after April 2, 2007 and April 6, 2007 (such changes, the "April Guideline Changes"). The April Guideline Changes are described below. Some of the Mortgage Loans included in the mortgage pool may not have been originated pursuant to the April Guideline Changes. WFHM did not re-underwrite such Mortgage

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Loans in the mortgage pool pursuant to the April Guideline Changes and therefore is unable to determine with certainty which Mortgage Loans would not have been originated if the April Guideline Changes were in effect with respect to such Mortgage Loans at the date of the loan application. However, WFHM expects that a significant number of such Mortgage Loans in the mortgage pool may not have been originated by WFHM if the April Guideline Changes were in effect with respect to such Mortgage Loans at the date of the loan application.

         The April Guideline Changes included changes to minimum FICO scores required, eligibility of borrowers with bankruptcy or foreclosure history, eligibility of first time home buyers, minimum Loan-to-Value Ratios and Combined Loan-to-Value Ratios, certain reserve requirements and minimum loan amounts.

         WFHM has implemented more conservative underwriting criteria with respect to nonprime loans originated through its retail channel for which loan applications are taken on and after August 10, 2007. A summary of the significant criteria changes is set forth below. None of the mortgage loans included in the Mortgage Pool were originated pursuant to the new underwriting guidelines. WFHM did not re-underwrite the mortgage loans in the Mortgage Pool pursuant to the new underwriting guidelines and therefore is unable to determine with certainty which mortgage loans would not have been originated if the revised guidelines were in effect at the date of the loan application. However, WFHM expects that a significant number of the mortgage loans in the Mortgage Pool may not have been originated by WFHM if the revised underwriting guidelines were in effect at the date of the loan application.

Recent Developments

         In response to current market conditions, WFHM implemented more conservative underwriting criteria in August 2007 (such changes, the "August Guideline Changes") and September 2007 (such changes, the "September Guideline Changes") with respect to Alt-A Prime Mortgage Loans. A summary of the significant criteria changes is set forth below. None of the mortgage loans included in the Mortgage Pool were originated pursuant to the new underwriting guidelines. WFHM did not re-underwrite the mortgage loans in the Mortgage Pool pursuant to the new underwriting guidelines and therefore is unable to determine with certainty which mortgage loans would not have been originated if the revised guidelines were in effect at the date of the loan application. However, WFHM expects that a significant number of the mortgage loans in the Mortgage Pool may not have been originated by WFHM if the revised underwriting guidelines were in effect at the date of the loan application.

         Under the August Guideline Changes, Alt-A Prime Mortgage Loans which are interest only mortgage loans must be originated under either the Full Documentation program or the Stated documentation program. In addition, under the August Guideline Changes, WFHM now requires Alt-A Prime Mortgage Loans to have additional documentation (such as a more detailed appraisal) supporting an increase in property value for any mortgaged property that experiences a large increase in value over a short time period. WFHM has also expanded the criteria used to determine if a property is located in a rural area and therefore subject to lower maximum loan-to-value ratios and combined loan-to-value ratios.

         Under the September Guideline Changes, Alt-A Prime Mortgage Loans (a) have a maximum loan amount of $2,000,000 and (b) must be originated under either the Full Documentation program or the Stated documentation program. In addition, under the September Guideline Changes, subject to certain exceptions if certain enhanced appraisal requirements are met, if a mortgaged property has a loan-to-value ratio and combined loan to-value ratio of greater than 80% and is located in an area that WFHM determines has been impacted by significant property value declines, then the maximum loan-to-value ratio and combined loan-to-value ratio permitted is subject to a 5% reduction.

         As with all underwriting criteria, the foregoing are guidelines for the loan underwriter and variations from the guidelines may occur at the discretion of the loan underwriter based on the existence of sufficient compensating factors to warrant the variance. WFHM regularly examines its underwriting criteria and may enact further changes from time to time.

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Credit Scores

         Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a mortgagor's creditworthiness (the "Credit Scores"). Credit Scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the mortgagor's probability of default. The Credit Score is based on a mortgagor's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a mortgagor represents to a lender, i.e., a mortgagor with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Lenders have varying ways of analyzing Credit Scores and, as a result, the analysis of Credit Scores across the industry is not consistent. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the mortgagor's past credit history. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the mortgagor. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

Transfer of the Mortgage Loans to the Trustee

         The Mortgage Loans, together with all principal and interest due on the Mortgage Loans after the Cut-Off Date will be transferred by the Depositor to the Trustee pursuant to the terms of certain assignment, assumption and recognition agreements, each dated as of October 30, 2007. In connection with such transfer, the Depositor will assign all of its rights and obligations (with the exception of certain obligations) relating to the Mortgage Loans transferred by the Depositor to the Trustee under such agreement. The Securities Administrator will, concurrently with such assignment, execute, authenticate and deliver the certificates. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Trust Agreement (the "Mortgage Loan Schedule").

         As to each Mortgage Loan (and excepting the MERS loans, as described below), certain documents are required to be delivered to the applicable Custodian, in accordance with the assignment agreements between the Depositor and the Trustee. Such documents generally include the original mortgage note (or, if the original is lost, and if permitted by the related Sale and Servicing Agreement, a copy of such mortgage note accompanied by a "lost note affidavit") with applicable addenda and riders, endorsed in blank, without recourse, by the Responsible Party; the original or a certified copy of the mortgage, with evidence of recording thereon, and any required addenda and riders; the original assignment of mortgage and any intervening related assignments, the title insurance policy, the appraisal report and other relevant documentation.

         Certain of the Mortgage Loans may have been registered with the Mortgage Electronic Registration System ("MERS"). For these Mortgage Loans, the Custodians will not have original documentation. Instead the Trustee will be registered with MERS as the beneficial owner of such Mortgage Loans.

         The Sale and Servicing Agreements generally provide that if a document that should have been delivered to the applicable Custodian is missing or defective and that defect or missing document materially and adversely affects the value of the related Mortgage Loan, the Responsible Party must deliver the missing document or correct or cure the defect, as applicable. Generally, such Responsible Party must deliver the missing document or cure the defect within 60 to 90 days of notice of the defect or from the original date, as applicable, although, under certain circumstances, such period may be extended to 180 days or more from the date the defect is discovered.

         The absence of, or the existence of a defect in, an original mortgage note, mortgage or certain other documents may limit the ability of the Servicers to enforce a mortgagor's obligations under the related Mortgage Loan and to foreclose on defaulted Mortgage Loans. As noted above, if a loss would result from a missing or defective document, the Responsible Party will be obligated to repurchase that Mortgage Loan or to indemnify the Trust Fund for any such loss.

Representations and Warranties Regarding the Mortgage Loans

         Pursuant to the applicable Sale and Servicing Agreement, each of the Responsible Parties made certain representations and warranties to GSMC regarding the mortgage loans transferred by it, which are summarized below. Each representation made by the related responsible was made as of the date that it sold the Mortgage Loans to GSMC. Pursuant to the applicable assignment agreement, GSMC will represent and warrant that nothing has occurred or failed to occur between the applicable original sale date and the closing date that would cause those representations and warranties to be incorrect in any material respect. In addition, GSMC will make certain representations and warranties regarding the mortgage loans, including the Conduit Mortgage Loans, directly to the Trust Fund, as of the closing date. The following is a general summary of these representations and warranties and is not a complete or exact reproduction of all of the representations and warranties made with respect to the mortgage loans in the related Sale and Servicing agreement. In addition, certain of the representations and warranties set forth below may not have been made with respect to all of the mortgage loans. The representations and warranties relating to the mortgage loans include, but are not limited to:

         (1) None of the mortgage loans are thirty (30) days or more delinquent as of the cut-off date related to the date the mortgage loan was sold to GSMC;

         (2) To the best of the Responsible Party's knowledge, there are no delinquent taxes, governmental assessments, insurance premiums, water, sewer and municipal charges affecting the mortgaged property;

         (3) The terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been or will be recorded, if necessary to protect the interests of the purchaser. No mortgagor has been released, in whole or in part;

         (4) The mortgage loan is not subject to any right of rescission, counterclaim or defense, nor will the operation of any of the terms of the mortgage note or the mortgage, or the exercise of any right under the mortgage note or the mortgage, render either the mortgage note or the mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set off, counterclaim or defense has been asserted with respect to the mortgage loan;

         (5) Pursuant to the terms of the mortgage, all buildings upon the mortgaged property are insured by a generally acceptable insurer against loss by fire and hazards of extended coverage;

         (6) Any requirements of any federal, state or local law applicable to the mortgage loan have been complied with;

         (7) The mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the mortgaged property has not been released from the lien of the mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation or rescission;

         (8) The mortgage is a valid, subsisting and enforceable first lien on the mortgaged property, including all buildings on the mortgaged property and all improvements on the mortgaged property and replacements made at any time with respect to the mortgaged property. The lien of the mortgage is subject only to:

                  (A) the lien of current real property taxes and assessments not yet due and payable;

                  (B) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in documents delivered to the originator of the mortgage loan; and

                  (C) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related mortgaged property.

         (9) The mortgage note and the mortgage executed and delivered by a mortgagor in connection with a mortgage loan are genuine, and each is the legal, valid and binding obligation of its maker enforceable in accordance with its terms;

         (10) Except where such policies are not generally available in the jurisdiction where the mortgaged property is located, the mortgage loan is covered by an American Land Title Association lender's title insurance policy, or other generally acceptable form of policy or insurance, and each such title insurance policy is issued by a title insurer qualified to do business in the jurisdiction where the mortgaged property is located, insuring the Responsible Party, as to the first priority lien with respect to mortgage loans, of the mortgage in the original principal amount of the mortgage loan, subject only to the exceptions contained in clause (A), (B) or (C) of paragraph (8) above;

         (11) Except as identified, there is no default, breach or event which would permit acceleration existing under the mortgage or the mortgage note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and the applicable Responsible Party has not waived any default, breach or event which would permit acceleration;

         (12) The mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder of the mortgage adequate for the realization against the mortgaged property of the benefits of the security provided by the mortgaged property, including, (i) in the case of a mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to a mortgagor which would interfere with the right to sell the mortgaged property or the right to foreclose the mortgage;

         (13) To the best of the Responsible Party's knowledge, the mortgaged property is lawfully occupied under applicable law and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the mortgaged property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy have been made or obtained from the appropriate authorities;

         (14) The mortgage note is not and has not been secured by any collateral except the lien of the corresponding mortgage and the security interest of any applicable security agreement or chattel mortgage;

         (15) To the best of the Responsible Party's knowledge, there is no proceeding pending for the total or partial condemnation of the mortgaged property. As of the date of origination, the mortgaged property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the mortgaged property as security for the mortgage loan or the use for which the premises were intended;

         (16) The mortgage file contains an appraisal of the related mortgaged property by an appraiser, who had no interest, direct or indirect in the mortgaged property or in any loan made on the

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security of the mortgaged property, and whose compensation is not affected by the approval or disapproval of the mortgage loan;

         (17) None of the mortgage loans is considered (a) a "high cost" mortgage loan under the Home Ownership and Equity Protection Act of 1994, or
(b) a "high cost home," "threshold," "predatory" or "covered" loan (excluding "covered home loans" as defined under clause (1) of the definition of "covered home loans" in the New Jersey Home Ownership Security Act of 2002) under applicable state, federal or local laws;

         (18) Either no mortgagor was required to purchase any credit insurance product as a condition of obtaining the extension of credit or no proceeds from the mortgage loan were used to purchase any such credit insurance; and

         (19) The origination and collection practices used by the applicable Responsible Party with respect to the mortgage loans have been in all respects in accordance with accepted servicing practices.

         (20) To the best of the Responsible Party's knowledge, there was no fraud involved in the origination of any Mortgage Loan by the mortgagee or the mortgagor, any appraiser or any other party involved in the origination of the Mortgage Loan.

         Upon the discovery by any of the responsible parties, a Servicer, the Depositor or the Trustee that any of the representations and warranties contained in the applicable mortgage loan purchase agreement, seller's warranties and servicing agreement or any representation and warranties contained in the representations and warranties agreement, have been breached in any material respect as of the date made, with the result that value of, or the interests of the Trust Fund in the related mortgage loan were materially and adversely affected, the party discovering such breach will be required to give prompt written notice to the other parties. Subject to certain provisions of those agreements, within no more than ninety (90) days (sixty (60) days in the case of certain responsible parties, as specified in the applicable mortgage loan purchase agreement) of the earlier to occur of the applicable Responsible Party's discovery of or its receipt of notice of any such breach with respect to a mortgage loan transferred by it, the Responsible Party will be required to:

         (1) use its best efforts to promptly cure such breach in all material respects;

         (2) purchase such mortgage loan at a repurchase price at least equal to the Stated Principal Balance of the mortgage loans, plus all related accrued and unpaid interest through the last day of the month in which the repurchase occurs, less amounts received or advanced in respect of the repurchased mortgage loan being held in the collection account for distribution in the month of repurchase, plus any costs or damages incurred by the Trust Fund in connection with any violation of any predatory or abusive lending law; or

         (3) with respect to certain responsible parties, substitute a qualified mortgage loan or loans for a mortgage loan as to which a breach has occurred. With respect to all of the mortgage loans, GSMC has the option to, but is not obligated to, substitute a qualified mortgage loan or loans for a mortgage loan as to which a breach has occurred.

         Pursuant to each mortgage loan purchase agreement, each Responsible Party is required to repurchase any mortgage loan where the mortgagor fails to make its first payment after the date that mortgage loan was purchased by GSMC. It is possible that a mortgagor with respect to a mortgage loan transferred to the Trust Fund might have failed to make its first payment after the date GSMC purchased that mortgage loan from such Responsible Party. In that circumstance, the Trust Fund, at its option, may direct such Responsible Party to repurchase that mortgage loan from the Trust Fund at the repurchase price described above.

         The repurchase price with respect to such mortgage loan will be required to be deposited into the collection account after deducting any amounts received in respect of such repurchased mortgage loan or mortgage loans and being held in the collection account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan.

         In addition, each of the responsible parties is obligated to indemnify the Depositor, the Master Servicer, the Securities Administrator, the related Servicer and the Trustee for any third party claims arising out of a breach by such applicable Responsible Party of representations or warranties regarding the mortgage loans. The obligations of such responsible parties to cure such breach or to substitute or repurchase any mortgage loan and to indemnify for such breach constitute the sole remedies against such responsible parties respecting a material breach of any such representation or warranty to the holders of the certificates, the Depositor, the applicable Servicer, the Master Servicer, the Securities Administrator and the Trustee.

         In the event of a material breach of any of the representations and warranties of GSMC, GSMC will be required to cure or repurchase the affected mortgage loan in the same manner described above for a material breach of a representation or warranty of a Responsible Party. The obligations of GSMC to cure such breach or repurchase any mortgage loan constitute the sole remedies against GSMC respecting a material breach of any such representations or warranties to the holders of the certificates, the Servicers, the Master Servicer, the Securities Administrator and the Trustee.

         If any defective mortgage loan is not repurchased by a Responsible Party or GSMC, as applicable, and losses occur on such mortgage loan, such losses will be allocated to the class of certificates as described under "Credit Enhancements--Subordination" in this term sheet supplement.

         In connection with its assignment of the Mortgage Loans to the Depositor, GSMC will represent and warrant that it has not assigned or pledged any mortgage note or the related mortgage or any interest or participation in any mortgage note or mortgage to any person other than the Depositor, and the Depositor, in connection with its assignment of the Mortgage Loans to the Trustee for the benefit of the Issuing Entity will represent and warrant that it has not assigned or pledged any mortgage note or the related mortgage or any interest or participation in any mortgage note or mortgage to any other person other than the Trustee. Moreover, each of GSMC and the Depositor will represent and warrant that it has not (a) satisfied, canceled or subordinated, in whole or in part, or rescinded any mortgage, (b) released the Mortgaged Property from the lien of the related mortgage, in whole or in part or (c) released any mortgagor, in whole or in part except in connection with an assumption agreement or other agreement approved by the related federal insurer to the extent such approval was required.

         None of the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Custodians nor any of their respective affiliates has made the foregoing representations and warranties and none will have any obligation to repurchase a Mortgage Loan if the related Responsible Party or the related Servicer, as the case may be, defaults on its obligation to repurchase a Mortgage Loan in connection with a breach of a representation and warranty or in connection with a defective document as described above. GSMC will make the foregoing representations and warranties only for the period during which it held the Mortgage Loans and will not have any obligation to repurchase a Mortgage Loan in respect of a breach of a representation and warranty occurring during any other period.

                                  THE SPONSOR

         The sponsor is Goldman Sachs Mortgage Company, a New York limited partnership ("GSMC" or the "Sponsor"). GSMC is the parent of the Depositor and an affiliate of the Underwriter and Avelo.

         GSMC has been the sponsor of securitizations backed by subprime mortgage loans since 2002. The following table describes the approximate volume of Alt-A mortgage loan securitizations sponsored by GSMC since 2004:

         Year                Approximate Volume

         2004                  $3.8 billion
         2005                 $10.4 billion
         2006                 $20.5 billion

         For additional information on the Sponsor, see "The Sponsor" in the prospectus.

                            STATIC POOL INFORMATION

         Information concerning the Sponsor's prior residential mortgage loan securitizations involving fixed-rate, Alt-A mortgage loans secured by first lien mortgages or deeds of trust in residential real properties issued by the Depositor is available on the Internet at http://www.gs.com/staticpoolinfo. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization Cut-Off Date and delinquency, cumulative loss, and prepayment information as of each Distribution Date by securitization for the past five years or, since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this term sheet supplement. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the Trust Fund, the assets of which will support the issuance of the certificates offered by the prospectus supplement. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the Sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the Trust Fund related to this offering.

         In the event any changes or updates are made to the information available on the website, the Depositor will provide to any person a copy of the information as it existed as of the date of this term sheet supplement upon request to anyone who writes or calls the Depositor at 85 Broad Street, New York, New York 10004, Attention: Jennifer Cohen, telephone number (212) 357-2280.

         In addition, the information available on the website relating to any mortgage loan securitizations issued prior to January 1, 2006, is not deemed to be part of this term sheet supplement, the prospectus, the accompanying prospectus supplement or the Depositor's registration statement.

                                 THE DEPOSITOR

         The Depositor is GS Mortgage Securities Corp., a Delaware corporation. The Depositor is a wholly-owned subsidiary of the Sponsor and is an affiliate of the Underwriter and Avelo. The Depositor will not have any business operations other than securitizing mortgage assets and related activities.

                              THE ISSUING ENTITY

         In connection with the issuance of the certificates, GSAA Home Equity Trust 2007-10, the Issuing Entity, will be formed by the Depositor on the Closing Date pursuant to the Trust Agreement. The Issuing Entity will be a New York common law trust and Citibank will serve as Trustee of the issuing entity and act on behalf of the Issuing Entity as required under the Trust Agreement, as the Issuing Entity will not have any directors, officers or employees and no continuing duties other than to hold and service the Mortgage Loans and related assets and issue the certificates. The fiscal year end for the Issuing Entity will be December 31, commencing with December 31, 2007.

         Since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a "business trust."

                                  THE TRUSTEE

         Citibank, N.A. ("Citibank") will act as trustee under the Trust Agreement. The information in the following two paragraphs has been provided by the Trustee. None of the Depositor, the sponsor, the Master Servicer, the Securities Administrator, the Custodians, the underwriter or the responsible party or any of their respective affiliates has made any independent investigation of such information or has made or will make any representation as to the accuracy or completeness of such information.

         The office of the Trustee is located at 388 Greenwich Street, 14th Floor, New York, New York 10013, telephone number (212) 816-5805.

         The Trustee is Citibank, N.A., a national banking association and wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank, N.A. performs as trustee through the Agency and Trust line of business, which is part of the Global Transaction Services division. Citibank, N.A. has primary corporate trust offices located in both New York and London. Citibank, N.A. is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the end of the third quarter of 2007, Citibank's Agency and Trust group manages in excess of $4.3 trillion in fixed income and equity investments on behalf of approximately 2,500 corporations worldwide. Since 1987, Citibank Agency and Trust has provided trustee services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. As of the end of the third quarter of 2007, Citibank, N.A. acts as trustee and/or paying agent for approximately 412 various residential mortgage-backed transactions.

         The Trustee will perform administrative functions on behalf of the Trust Fund and for the benefit of the certificateholders pursuant to the terms of the Trust Agreement. The Trustee's duties are limited solely to its express obligations under the Trust Agreement which generally include: (i) reviewing resolutions, certificates, statements, opinions, reports, documents, orders or other instruments; (ii) appointing any co-trustee or separate trustee; (iii) executing and delivering to the applicable Servicer any request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the mortgage (as furnished by such Servicer); (iv) terminating any Custodian; (v) providing any notifications of default; (vi) waiving any permitted defaults; and (vii) all other administrative functions as set forth under the Trust Agreement. See "The Servicers" and "The Trust Fund" in this term sheet supplement.

         The Trustee must be a corporation, banking association or other association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers. The Trustee must have a combined capital and surplus of at least $50,000,000, be subject to supervision or examination by federal or state authority and have a credit rating that would not cause any of the rating agencies to reduce their respective then current ratings of the certificates. In case at any time the Trustee ceases to be eligible, the Trustee will resign immediately in the manner and with the effect as specified below.

         The Trustee may at any time resign as trustee by giving written notice of resignation to the Depositor, the Master Servicer, the Securities Administrator and each rating agency not less than sixty (60) days before the date specified in such notice, when such resignation is to take effect, and acceptance by a successor trustee meeting the Trustee eligibility requirements. If no successor trustee meeting the eligibility requirements has been so appointed and has accepted appointment within thirty

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(30) days after the giving of such notice or resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         If at any time the Trustee ceases to meet the eligibility requirements and fails to resign after written request by the Depositor, or if at any time the Trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property is appointed, or any public officer takes charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor may remove the Trustee and appoint a successor trustee.

         The holders of certificates entitled to a majority of the voting rights and the Depositor may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, signed by such holders or their attorneys-in-fact duly authorized.

         Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                         THE SECURITIES ADMINISTRATOR

         Wells Fargo Bank will be the Securities Administrator under the Trust Agreement.

         Under the terms of the Trust Agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of June 30, 2007, Wells Fargo Bank was acting as securities administrator with respect to more than $1,112,082,000,000 of outstanding residential mortgage-backed securities.

         Wells Fargo Bank's assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criteria during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank's data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures.

         Wells Fargo will also act as paying agent and certificate registrar for the certificates.

         For information, with respect to the Securities Administrator's liability under the Trust Agreement and any indemnification that the Securities Administrator will be entitled to from the Trust Fund, see "The Master Servicer--Indemnification and Third Party Claims" in this term sheet supplement.

         The Securities Administrator will receive, as compensation for acting in such capacity (the "Securities Administrator Fee"), interest or other income earned on funds on deposit in the Certificate Account pending distribution to certificateholders, after payment of the Trustee Fee.

         The Securities Administrator will be required to prepare and deliver a report on assessment of compliance as described under "The Servicers-- Evidence as to Servicing Compliance."

                                THE CUSTODIANS

         Each of the Custodians will act as custodian of the related Mortgage Loans pursuant to one or more separate custodial agreements and, in such capacity, and pursuant to the Trust Agreement, will execute and deliver to the Trustee and the Depositor a custodial receipt representing that such Custodian possesses the respective mortgage loan files to which it agreed to act as custodian pursuant to such custodial agreement or custodial agreements, as the case may be.

Deutsche Bank National Trust Company

      The office of Deutsche Bank in its capacity as Custodian is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, telephone number
(714) 247-6000.

      Deutsche Bank shall segregate and maintain continuous custody of all mortgage documents constituting the Custodial File in its possession in secure and fire resistant facilities in accordance with customary standards for such custody. Deutsche Bank will not physically segregate the mortgage files from other mortgage files in Deutsche Bank's custody but they will be kept in shared facilities. However, Deutsche Bank's proprietary document tracking system will show the location within Deutsche Bank's facilities of each mortgage file and will show that the mortgage loan documents are held on behalf of the issuing entity.

U.S. Bank National Association

      The principal office of U.S. Bank in its capacity as a Custodian is located at 1133 Rankin Street, Suite 100, St. Paul, Minnesota 55116, telephone number (651) 695-6105.

      U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $223 billion as of June 30, 2007. As of June 30, 2007, U.S. Bancorp served approximately 14.2 million customers, operated 2,499 branch offices in 24 states and had over 50,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

      U.S. Bank has one of the largest corporate trust businesses in the country with offices in 46 U.S. cities. U.S. Bank has provided corporate trust services since 1924.

      As Custodian, U.S. Bank is responsible for holding 83 mortgage files on behalf of the Trustee. U.S. Bank will hold the mortgage files in its custodial vaults, which are located in St. Paul, Minnesota and Rocklin, California. The mortgage files are tracked electronically to identify that they are held by U.S. Bank pursuant to the Trust Agreement. U.S. Bank uses a barcode tracking system to track the location of, and owner or secured party with respect to, each file that it holds as Custodian, including the mortgage files held on behalf of the Trustee. As of June 30, 2007, U.S. Bank holds approximately 7,538,000 document files for approximately 980 entities and has been acting as a Custodian for approximately 21 years.

The Bank of New York Trust Company, National Association

      The principal office of BNY in its capacity as a Custodian is located at 2220 Chemsearch Boulevard, Suite 150, Irving, Texas 75062, telephone number
(972) 785-5205.

      BNY segregates files for which it acts as Custodian by group on its automated data system and maintains continuous custody of all the mortgage files received by it in secure and fire resistant facilities in accordance with customary standards for such custody.

Wells Fargo Bank, National Association

      The principal office of Wells Fargo in its capacity as a Custodian is located at 1015 10th Avenue SE, Minneapolis, Minnesota 55414, telephone number
(612) 667-1117.

         Wells Fargo is acting as Custodian of the mortgage loan files pursuant to the Master Servicing and Trust Agreement. In that capacity, Wells Fargo is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Wells Fargo maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. As of June 30, 2007, Wells Fargo maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

         Each of the above Custodians will act as a Custodian of the mortgage loan files pursuant to the Trust Agreement. Each Custodian will be responsible to hold and safeguard the mortgage notes and other contents of the mortgage files delivered to it on behalf of the Trustee for the benefit of the certificateholders.

                              THE MASTER SERVICER

General

         The information below has been provided by Wells Fargo. None of the Depositor, the Sponsor, the Underwriter, the Custodians, the responsible parties, the servicers, the Trustee, or any of their respective affiliates has made any independent investigation of such information.

         Wells Fargo Bank will act as the Master Servicer for the Mortgage Loans pursuant to the terms of the Trust Agreement. Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $540 billion in assets and 158,000 employees as of June 30, 2007, Wells Fargo & Company is a U.S. bank holding company providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor, the responsible parties and the servicers may maintain banking and other commercial relationships with Wells Fargo and its affiliates. Wells Fargo maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

         Wells Fargo acts as Master Servicer pursuant to the master servicing and trust agreement. The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective Sale and Servicing Agreements. In particular, the Master Servicer independently calculates monthly loan balances based on data provided by the servicers, compares its results to each Servicer's loan-level reports and reconciles any discrepancies with the applicable Servicer. The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Trust Agreement. In addition, upon the occurrence of certain Servicer Events of Default under the applicable Sale and Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust Fund against such defaulting Servicer. Wells Fargo has been engaged in the business of master servicing since June 30, 1995. As of June 30, 2007, Wells Fargo was acting as Master Servicer for approximately 1,646 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $846,202,000,000.

         Wells Fargo serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

         For information, with respect to the Master Servicer's liability under the Trust Agreement and any indemnification that the Master Servicer will be entitled to from the Trust Fund, see "--Indemnification and Third Party Claims" in this term sheet supplement.

         The Master Servicer will be required to prepare and deliver a compliance statement and a report on assessment of compliance as described under "The Servicers--Servicer Reports."

Compensation of the Master Servicer and the Securities Administrator

         As compensation for its services as Master Servicer, Wells Fargo will be entitled to receive the master servicing fee (the "Master Servicing Fee") which will be an amount equal to the interest or investment income earned by it on amounts deposited in, or credited to, the distribution account during the master servicer float period and paid to the Master Servicer as compensation for its activities under the Trust Agreement. The remainder of any interest or investment income earned on such amounts deposited in, or credited to, the Distribution Account will not be available for distribution to certificateholders. In the event the Master Servicer, as successor servicer, assumes the duties of a Servicer under any Sale and Servicing Agreement, it shall be entitled to receive, as compensation, the servicing fees, if any, and other compensation that would have been payable to such Servicer under the related Sale and Servicing Agreement.

         Under the terms of the Trust Agreement, the Securities Administrator may withdraw from the distribution account: (i) any investment income payable to the Master Servicer; (ii) amounts necessary to reimburse itself, the Master Servicer or any Servicer for any previously unreimbursed advances and any advance that the Master Servicer deems to be nonrecoverable from the applicable mortgage loan proceeds, (iii) an aggregate annual amount to indemnify the Master Servicer and itself for amounts due under the terms of the Trust Agreement; (iv) amounts in respect of reimbursements to which the Master Servicer or any Servicer is entitled in accordance with the terms of the Trust Agreement or the Sale and Servicing Agreements, as applicable, subject to the limit on such amounts described below under "--Indemnification and Third Party Claims," and (v) any other amounts permitted to be withdrawn under the terms of the Trust Agreement. The Master Servicer will be required to pay all ordinary expenses incurred by it in connection with its activities as Master Servicer without reimbursement.

         The Master Servicer will be required to pay the costs associated with monitoring the servicers without any right of reimbursement, except as set forth in the related Sale and Servicing Agreement or Trust Agreement. The Master Servicer will also be required to pay the costs of terminating any Servicer, appointing a successor servicer or the costs of transferring servicing to the Master Servicer and will be entitled to be reimbursed for those costs by the successor servicer and/or the terminated Servicer pursuant to the terms of the Trust Agreement. To the extent such servicing transfer costs are not paid by the terminated servicer or the successor servicer, the Master Servicer shall be reimbursed by the Trust Fund for out-of-pocket costs associated with the transfer of servicing of any of the Mortgage Loans from a Servicer to the Master Servicer or to any other successor servicer.

Indemnification and Third Party Claims

         The Master Servicer will be required to indemnify the Depositor, the Securities Administrator and the Trustee and hold each of them harmless against any loss, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other reasonable costs and expenses resulting from any claim, demand, defense or assertion based on, grounded upon, or resulting from a material breach of the Master Servicer's representations and warranties set forth in the Trust Agreement. The enforcement of the obligation of the Master Servicer to indemnify the Depositor, the Securities Administrator and the Trustee constitutes the sole remedy of the Depositor and the Trustee in the event of a breach of the Master Servicer's representations and warranties. Such indemnification will survive termination of the Master Servicer under the Trust Agreement and the termination of the Trust Agreement. Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made by the Master Servicer in the Trust Agreement shall accrue upon discovery of such breach by any of the Depositor, the Master Servicer, the Securities Administrator or the Trustee or notice of such breach by any one of such parties to the other parties.

         The Master Servicer will be required to indemnify the Depositor, the Securities Administrator, the Trustee and each Custodian and hold each of them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that they may sustain as a result of the Master Servicer's willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard for its obligations and duties under the Trust Agreement. The Depositor, the Securities Administrator, the Trustee and each Custodian will notify the Master Servicer if a claim is made by a third party under the Trust Agreement or any of the Mortgage Loans which entitles the Depositor, the Securities Administrator, the Trustee or each Custodian to indemnification by the Master Servicer under the Trust Agreement. The Master Servicer will be obligated to assume the defense of any such claim and pay all expenses in connection with the claim, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

         The Trust Fund will be obligated to indemnify the Master Servicer and hold it harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Master Servicer may incur or sustain in connection with, arising out of or related to the Trust Agreement, the mortgage loan purchase agreements assigned to the Trust Fund, any agreement assigning any of the Sale and Servicing Agreements to the Trust Fund or the certificates, except to the extent that any such loss, liability or expense is related to (i) a material breach of the Master Servicer's representations and warranties in the Trust Agreement or (ii) the Master Servicer's willful misfeasance, bad faith or negligence or by reason of its reckless disregard of its duties and obligations under any such agreement. The Master Servicer shall be entitled to reimburse itself for any such indemnified amount from funds on deposit in the Master Servicer Account. Amounts available to pay indemnified cost and expenses may also be applied to reimburse the Master Servicer for servicing transfer costs to the extent such costs are not reimbursed out of amounts allocated therefor or from other sources described in "--Compensation of the Master Servicer and Securities Administrator" above.

Limitation of Liability of the Master Servicer

         Neither the Master Servicer nor any of its directors, officers, employees or agents shall be under any liability to the Trustee, the Trust Fund, the Depositor, the Securities Administrator, the Custodians, the servicers or the certificateholders for any action taken, or for refraining from the taking of any action, in good faith, or for errors in judgment. However, the Master Servicer will remain liable for its willful misfeasance, bad faith or negligence or reckless disregard in the performance of its duties under the Trust Agreement. The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with the Trust Agreement and that in the opinion of the Master Servicer may subject it to any expenses or liability; provided, however, that the Master Servicer may, in its sole discretion, undertake any such action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties to that agreement and the interests of the certificateholders under that agreement. In the event of any litigation regarding the Master Servicer's duties, the legal expenses and costs of such action and any liability resulting from such action shall be expenses, costs and liabilities of the Trust Fund.

         The Master Servicer will not be liable for any acts or omissions of any Servicer except to the extent that damages or expenses are incurred as a result of such acts or omissions and such damages and expenses would not have been incurred but for the negligence, willful misfeasance, bad faith or recklessness of the Master Servicer in supervising, monitoring and overseeing the obligations of such Servicers.

Assignment or Delegation of Duties by the Master Servicer; Resignation

         The Master Servicer will not be permitted to assign or transfer any of its rights, benefits or privileges under the Trust Agreement to any other entity, or delegate to or subcontract with, or authorize or appoint any other entity to perform any of the duties, covenants or obligations to be performed by the Master Servicer. However, the Master Servicer will have the right to sell and assign its rights and delegate to any qualified entity its duties and obligations to be performed and carried out as the Master Servicer with the prior written consent of the Depositor (which consents shall not be unreasonably withheld), and upon delivery to the Trustee and the Depositor of a letter from each Rating Agency to the effect that such action shall not result in a downgrade, qualification or withdrawal of the ratings assigned to any of the certificates, and in compliance with the other requirements set forth in the Trust Agreement. If the duties of the Master Servicer are transferred to a successor master servicer, the fees and other compensation payable to the Master Servicer under the Trust Agreement will thereafter be payable to such successor master servicer, but in no event will exceed the compensation payable to the predecessor Master Servicer.

         Any entity into which the Master Servicer may be merged or consolidated, or any entity resulting from any merger, conversion, other change in form to which the Master Servicer will be a party, or any entity which succeeds to the business of the Master Servicer, will be the successor to the Master Servicer, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that the successor to the Master Servicer must be an entity (or have an affiliate) that is qualified and approved to service mortgage loans by Fannie Mae and Freddie Mac (provided that if such entity is an affiliate it must agree to service the mortgage loans in accordance with all applicable Fannie Mae and Freddie Mac guidelines) and has a net worth of not less than $25,000,000.

         The Master Servicer will not be permitted to resign unless the Master Servicer's duties under the Trust Agreement are no longer permissible under applicable law or are in material conflict under applicable law with other activities carried on by it and that conflict cannot be cured. Any resignation of the Master Servicer will be evidenced by an Opinion of Counsel prepared by counsel to the Master Servicer and delivered to the Securities Administrator, the Trustee and the Depositor. No resignation will become effective until the Trustee has assumed, or another successor master servicer reasonably satisfactory to the Trustee and the Depositor assumes the Master Servicer's responsibilities and obligations under the Trust Agreement.

Master Servicer Events of Default; Waiver; Termination

         Under the terms of the Trust Agreement, each of the following constitutes a "Master Servicer Event of Default" by the Master Servicer: (a) any failure by the Master Servicer to remit to the Securities Administrator any amounts received by it from any Servicer or to make any P&I Advance required to be made by the Master Servicer as successor servicer under the terms of the Trust Agreement, which failure continues unremedied for a period of two (2) business days after the date upon which written notice of such failure, requiring the same to be remedied, is given to the Master Servicer;
(b) failure by the Master Servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer as set forth in the Trust Agreement, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, is given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by holders of certificates evidencing at least 25% of the voting rights; (c) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the Master Servicer and such decree or order remains in force, undischarged or unstayed for a period of sixty (60) days; (d) the Master Servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or relating to all or substantially all of its property; (e) the Master Servicer admits in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations for three (3) business days; (f) except as otherwise set forth in the Trust Agreement, the Master Servicer attempts to assign its responsibilities under the Trust Agreement or to delegate its duties thereunder (or any portion thereof), without the consent of the Depositor; or (g) the indictment of the Master Servicer for the taking of any action by the Master Servicer, or any employee affiliate or director thereof, that constitutes fraud or criminal activity in the performance of its obligations under the Trust Agreement, in each case, where such action materially and adversely affects the ability of the Master Servicer to perform its obligations under the Trust Agreement (subject to the condition that such indictment is not dismissed within ninety
(90) days).

         By written notice, the Trustee may, with the consent of a majority of the certificateholders, waive any default by the Master Servicer in the performance of its obligations under the Trust Agreement and its consequences. Upon any waiver of a past default, such default will cease to exist, and any Master Servicer Event of Default arising from that default will be deemed to have been remedied for every purpose under the Trust Agreement.

         So long as a Master Servicer Event of Default remains uncured, the Trustee may, and upon the request of the holders of certificates representing at least 51% of the voting rights will, by notice in writing to the Master Servicer, terminate the Master Servicer for cause. Upon any termination of the Master Servicer, the Master Servicer will prepare, execute and deliver to any successor entity designated by the Trustee any and all documents and other instruments related to the performance of its duties under the Trust Agreement and deliver any mortgage files related to any pool of Mortgage Loans with respect to which it acts as a successor servicer, in each case at the Master Servicer's expense. The Master Servicer will cooperate with the Trustee and such successor master servicer to effectively transfer its duties under the Trust Agreement.

Reports by the Master Servicer

         On or before the second business day preceding each Distribution Date, the Master Servicer will, in accordance with the terms of the Trust Agreement, prepare and distribute to the Securities Administrator, or cause the Servicers to prepare and distribute to the Securities Administrator, certain reports related to the certificates and the Mortgage Loans. See "Description of the Certificates--Reports to Certificateholders." In addition, the Master Servicer will prepare and deliver certain other statements of compliance and reports on assessment of compliance as described under "The Servicers--Servicer Reports."

Assumption of Master Servicing by Trustee

         In the event the Master Servicer is terminated or can no longer function in that capacity under the Trust Agreement, and no successor master servicer has accepted appointment as provided for in the Trust Agreement, the Trustee (or its designee) will become the successor Master Servicer and assume all of the rights and obligations of the Master Servicer under the Trust Agreement and under each Sale and Servicing Agreement under which the Master Servicer is acting as successor Servicer, or the Trustee will appoint a Freddie Mac or Fannie Mae approved servicer which is acceptable to the Depositor and the Rating Agencies. The Trustee, its designee or any other successor Master Servicer appointed by the Trustee will be deemed to have assumed all of the Master Servicer's rights, duties and obligations under the Trust Agreement and any Sale and Servicing Agreement pursuant to which the Master Servicer has assumed the duties of the related Servicer, to the same extent as if such agreements had been assigned to the Trustee, its designee or any other successor master servicer, except that the Master Servicer will not thereby be relieved of any liability or obligation under the Trust Agreement or any Sale and Servicing Agreement accruing prior to its replacement as Master Servicer, and the Master Servicer will be required to indemnify and hold harmless the Trustee (and any successor Master Servicer appointed by the Trustee) from and against all costs, damages, expenses and liabilities (including reasonable attorneys' fees) incurred by the Trustee (or such successor) as a result of such liability or obligations of the Master Servicer and in connection with the transfer of master servicing and the Trustee's assumption (but not its performance, except to the extent that costs or liability of the Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer's obligations, duties or responsibilities under any such agreement. To the extent any such costs and expenses are not paid by the Master Servicer, the Trustee will be reimbursed from the Trust Fund for such costs and expenses.

         If the Master Servicer has resigned or been terminated, upon the request of the Trustee (but at the expense of the Master Servicer), the Master Servicer will be required to deliver to any successor master servicer all documents and records relating to each Sale and Servicing Agreement and the related Mortgage Loans and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Sale and Servicing Agreement to any successor party

                                 THE SERVICERS

General

         This section summarizes certain provisions of the Sale and Servicing Agreements and the Trust Agreement. In addition, a description of the responsibilities and rights of the Master Servicer can be found under the heading "The Master Servicer" in this term sheet supplement.

         The Mortgage Loans will initially be serviced by Avelo, GreenPoint and Wells Fargo Bank (each, a "Servicer" and, collectively, the "Servicers").

         It is possible that certain of the Mortgage Loans will be transferred for servicing to one or more other servicers in the future in accordance with the provisions of the Trust Agreement and the related servicing agreement as a result of the occurrence of unremedied Events of Default (as defined herein). Such servicer or servicers to whom such servicing may be transferred will be acceptable to the Rating Agencies, and, with the exception of Avelo, will have a net worth of at least $25,000,000 and will be a Fannie Mae/Freddie Mac-approved servicer in good standing.

         Although the depositor is selling the Mortgage Loans to the Trust Fund on the closing date, with respect to certain of the Mortgage Loans, the depositor or an affiliate of the depositor has retained the right to terminate the servicer of those Mortgage Loans without cause and transfer the servicing to a third party. Should the depositor choose to do so, the transfer must meet certain conditions set forth in the Sale and Servicing Agreements or the Trust Agreement (as applicable), including that the depositor must provide thirty
(30) days' notice, pay a termination fee (if applicable), the terminated servicer must be reimbursed for any unreimbursed monthly advances, servicing fees and any related expenses, and the replacement servicer must be qualified to service mortgage loans for Fannie Mae or Freddie Mac. Any such successor must be reasonably acceptable to the Master Servicer, and requires the receipt of confirmation from the rating agencies that the transfer of the servicing of these mortgage loans will not result in a downgrade, qualification or withdrawal of the then-current ratings of the offered certificates.

         The terminated servicer (with the exception of Wells Fargo Bank), subject to certain provisions in the Trust Agreement, will be obligated to pay all of its own out-of-pocket costs and expenses at its own expense to transfer the servicing files to a successor servicer and it will be obligated to pay certain reasonable out-of-pocket costs and expenses of a servicing transfer incurred by parties other than the terminated servicer but it will not be entitled to reimbursement from the Trust Fund. In the event the terminated servicer defaults in its obligations to pay such costs, the successor servicer will be obligated to pay such costs but will be entitled to reimbursement for such costs from the Trust Fund or the Securities Administrator will pay such costs from the Trust Fund.

Servicing Standard

         In servicing the mortgage loans, the Servicers will be required to use the same care as they customarily employ in servicing and administering similar mortgage loans for their own account in accordance with customary mortgage servicing practices of mortgage lenders and loan servicers administering similar mortgage loans where such practices do not conflict with the requirements of the Sale and Servicing Agreements, and in accordance with the terms of the Trust Agreement.

Subservicers

         Each Servicer may enter into subservicing agreements with subservicers for the servicing and administration of the related mortgage loans. The terms of any subservicing agreement may not be inconsistent with any of the provisions of the Trust Agreement unless such subservicer complies with all servicing requirements set forth in the applicable Sale and Servicing Agreement. Any subservicing agreement will include the provision that such agreement may be immediately terminated by the Depositor or the Master Servicer without fee, in accordance with the terms of the Trust Agreement, in the event that such Servicer, for any reason, is no longer the servicer of the mortgage loans (including termination due to a Servicer Event of Default).

         Each Servicer will remain obligated and primarily liable to the Trust for the servicing and administering of the related mortgage loans in accordance with the provisions of the Trust Agreement without diminution of such obligation or liability by virtue of the subservicing agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if such Servicer alone were servicing and administering the mortgage loans. Each Servicer will be solely liable for all fees owed by it to any subservicer, regardless of whether such Servicer's compensation is sufficient to pay the subservicer fees.

         Information relating to the servicing activities of Avelo, GreenPoint and Wells Fargo Bank is summarized below.

Avelo Mortgage, L.L.C.

Avelo provided the information under this subheading "-Avelo Mortgage, L.L.C."

General

         Avelo, a Delaware limited liability company, is a wholly-owned subsidiary of Archon Group, L.P., which is a subsidiary of The Goldman Sachs Group, Inc., a publicly traded Delaware Corporation (NYSE: GS). Avelo is an affiliate of the Depositor and the Sponsor and also does business under the name Senderra Funding. Avelo began mortgage loan servicing operations by boarding loans in December 2005, and activated its first mortgage loans in January 2006.

Experience and Procedures of Avelo

         Currently, Avelo's servicing portfolio largely consists of non-prime fixed-rate and adjustable-rate, first and second-lien conventional mortgage loans. Avelo's servicing system, REALServicing, is able to service virtually any type of mortgage loan product. In addition to conventional products, Avelo also services interest-only products, option ARMs, flex payment option ARMs and mortgage loans with amortization periods of up to forty (40) years.

         The REALServicing system is Avelo's core loan servicing system. It provides loan level detail of the mortgage accounts and interacts with all of Avelo's related systems such as its customer service interactive voice response unit and customer service website.

         All mortgage loans are serviced according to Avelo's life of loan credit risk management strategy, which was developed primarily for the servicing of non-prime mortgage loans. The risk of delinquency and loss associated with non-prime loans requires active communication with borrowers. Avelo attempts to mitigate this risk by: (i) using technology to provide employees with extensive data on the loan and borrower; (ii) placing an introductory call to borrowers; (iii) using a predictive dialer to create calling campaigns for delinquent loans; and (iv) making account information and payment solutions available to borrowers online. Contact with borrowers is initiated through outbound telephone campaigns, monthly billing statements, and direct mail. This contact is tailored to reflect the borrower's payment habits, loan risk profile, and loan status.

         Outsourcing of non-customer servicing functions has allowed Avelo to maintain a high standard of performance at reduced costs. Avelo has successfully outsourced various functions, including but not limited to, escrow management, lockbox, and REO tracking.

         During the second month of delinquency (generally 45 days delinquent), with no resolution pending, a breach notice outlining the required timeframe for curing the default will be sent to the related borrower. The Default Management Department continues active collection and loss mitigation functions that may offer the borrower relief through different alternatives designed to resolve the delinquency over time.

         A pre-foreclosure review is performed concurrently with the activities of the Default Management Department, and the file prepared for referral to local counsel to begin the foreclosure process. Avelo's goal is to avoid foreclosure, where possible, and the Loss Mitigation Department continues servicing activities throughout the foreclosure process.

         Delinquent accounts not resolved through collection and loss mitigation activities in most cases will be foreclosed in accordance with State and local laws. The foreclosure process and local counsel are monitored for compliance and performance. Properties acquired through foreclosure are managed through an outsourcing relationship with a national provider of REO management services. Avelo closely manages the service provider for key factors such as price-to-value ratio, days-on-market, and inventory turnover.

Size, Composition and Growth of Avelo's Portfolio of Serviced Assets

         Currently, Avelo's servicing portfolio consists of prime and non-prime, fixed and adjustable-rate, first and second-lien conventional mortgage loans. Avelo's servicing portfolio was established starting in December 2005 and has experienced significant relative growth since then. As of September 30, 2007, Avelo is servicing approximately $15 billion of mortgage loans.

Avelo Rating Information

         Avelo has been approved as a select servicer for S&P and is in the process of obtaining a rating from Moody's. In addition, Avelo is approved as a servicer for Fannie Mae and Freddie Mac.


Changes to Avelo's Policies and Procedures

         Avelo has formulated and will continue to update its servicer policies and procedures. Avelo's servicer policies and procedures comply with state law and are in conformity with standard mortgage banking practices.

         The Sponsor and/or its affiliates may at their discretion implement general or targeted programs to solicit certain mortgagors of the mortgage loans, including the mortgage loans held by the issuing entity. While such programs will not specifically target the mortgage loans held by the issuing entity, they may have the effect of accelerating the prepayment of the mortgage loans and in some cases, reducing the average credit or collateral quality of the mortgage loans remaining in the mortgage pool.


Avelo's Compliance with Applicable Regulation AB Servicing Criteria

         Avelo assessed its compliance with the applicable Regulation AB Servicing Criteria for the period from February 24, 2006 through December 31, 2006 and identified a material instance of non-compliance with the servicing criterion set forth in Item 1122(d)(2)(vii) of Regulation AB. Specifically, for a period of time, Avelo did not prepare reconciliations for all asset-backed securities related bank accounts within 30 calendar days after the bank statement cut-off date, or as such other number of days as specified in the transaction agreements and reconciling items were not resolved within 90 days of their original identification or such other number of days as specified in the transaction agreements; however, it must be recognized that Avelo was a start-up company servicing its first loans in January of 2006, with the servicing of securitized loans commencing on February 24, 2006. As of the date of the audit, all bank account reconciliations were current. No issues were found or arose from the delay in reconciling the bank accounts.

GreenPoint Mortgage Funding, Inc.

         GreenPoint Mortgage Funding, Inc., a New York corporation ("GreenPoint"), is an indirect, wholly-owned subsidiary of Capital One Financial Corporation ("Capital One"). Capital One is listed on the New York Stock Exchange under the symbol "COF". GreenPoint was formerly an indirect wholly-owned subsidiary of North Fork Bancorporation, Inc., which was merged into Capital One on December 1, 2006. On August 1, 2007, North Fork Bank a New York State chartered commercial bank and Capital One, National Association merged and GreenPoint became an operating subsidiary of Capital One, National Association, a national banking association. On August 20, 2007 Capital One announced that it would cease residential mortgage origination operations at its wholesale mortgage-banking unit, GreenPoint, effective immediately. GreenPoint ceased making new loan commitments at that time, however, it will continue to meet its contractual obligations to customers for loan commitments that are in the pipeline with rates locked. GreenPoint will continue to service mortgage loans at the servicing unit in Columbus, Georgia to fulfill ongoing servicing obligations.

         Prior to August 20, 2007, GreenPoint was engaged in the mortgage banking business, and as part of that business, originated, acquired, sold and serviced mortgage loans. GreenPoint originated loans primarily through its wholesale division, which worked with a nationwide network of independent mortgage brokers, each of which were approved by GreenPoint. GreenPoint also originated loans through its retail and correspondent lending divisions. Mortgage loans originated by GreenPoint are secured primarily by one-to-four family residences. GreenPoint's executive offices are located at 100 Wood Hollow Drive, Novato, California, 94945.

         GreenPoint has been servicing residential mortgage loans since its formation in October 1999 when it acquired the assets and liabilities of Headlands Mortgage Company. GreenPoint is an approved mortgage loan servicer for Fannie Mae and Freddie Mac and is licensed to service mortgage loans in each state where a license is required based on the conduct of its servicing business. In its capacity as servicer, GreenPoint will be responsible for servicing the mortgage loans in accordance with the terms set forth in the applicable servicing agreement.

         GreenPoint sells substantially all of the mortgage loans it originates or acquires. In connection with such sales, GreenPoint sometimes continues to service the loans it sells, and sometimes transfers the servicing to loan purchasers. The relative proportions in which GreenPoint sells and transfers servicing for loans vary to a significant degree depending on a number of factors, including market conditions. As of June 30, 2007, December 31, 2006, December 31, 2005 and December 31, 2004, GreenPoint provided servicing for mortgage loans with an aggregate principal balance of approximately $45.1 billion, $49.6 billion, $50 billion, and $42.6 billion, respectively, of which approximately 71.7%, 66.8%, 66.6%, and 65.6%, respectively, are being serviced for unaffiliated persons.

         GreenPoint has established standard policies for the servicing of mortgages. Servicing includes, but is not limited to: (i) collecting, aggregating and remitting mortgage loan payments; (ii) accounting for principal and interest; (iii) holding escrow funds for future payment of taxes and insurance; (iv) making inspections as required of the mortgaged properties; (v) preparation of tax related information in connection with mortgage loans; (vi) management of delinquent mortgage loans (including mortgage loans of borrowers who have declared bankruptcy); (vii) loss mitigation efforts; (viii) foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and
(ix) generally administering mortgage loans, for which it receives servicing fees.

         GreenPoint provides billing statements monthly with respect to mortgage loans. The statement includes payment details and payment application information and specifies the next payment due.

         When a borrower fails to make a payment on a mortgage loan, GreenPoint attempts to cure the default by contacting the borrower by phone. In most cases, defaults are cured promptly. Pursuant to GreenPoint's servicing procedures, GreenPoint generally mails to the borrower a notice of intent to foreclose after the loan becomes 45 days past due (two payments due but not received) and, generally within 45 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings are terminated if the delinquency is cured. Mortgage loans to borrowers who declare bankruptcy may be restructured by bankruptcy courts in accordance with law and with a view to maximizing recovery of the loans.

         Once foreclosure is initiated by GreenPoint, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, GreenPoint determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

         If foreclosed, the mortgaged property is sold at a public sale and may be purchased by GreenPoint. After foreclosure, GreenPoint may liquidate the mortgaged property and charge-off any balance which was not recovered through liquidation proceeds.

         Servicing administration, collection practices and charge-off policies with respect to mortgage loans are generally consistent with industry practices, but may change over time in accordance with, among other things, GreenPoint's business judgment, servicing requirements, changes in the servicing portfolio and applicable laws and regulations.

         Foreclosure and Delinquency Experience

         Historically, a variety of factors, including the appreciation of real estate values, have limited GreenPoint's foreclosure and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of GreenPoint, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

         A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, GreenPoint may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

         The following table summarizes the delinquency experience for all the mortgage loans originated and serviced by GreenPoint. The data presented in the following table is for illustrative purposes only, and there is no assurance that the delinquency experience of the mortgage loans included in the trust will be similar to that set forth below.

                       GreenPoint Mortgage Funding, Inc.
       Overall Mortgage Portfolio Delinquency and Foreclosure Experience
                            (dollars in thousands)

                                                  At December 31,                                At June 30,
                         -----------------------------------------------------------------------------------
                                 2004                   2005                   2006                 2007
                          --------------           ---------------       ----------------    ----------------
                        Number of   Percent of   Number of   Percent    Number     Percent    Number    Percent
                          Loans      Servicing     Loans       of      of Loans      of       of Loans    of
                        ---------   Portfolio  ------------ Servicing  ---------  Servicing  ----------  Servicing
                                    ----------               Portfolio             Portfolio             Portfolio
                                                            ---------             ---------             ---------

Total Portfolio*......  286,698       3.41%     289,304      3.74%     281,502     4.29%     259,953    5.20%

Period of Delinquency
  30-59 days..........    4,931       1.72%       6,065      2.10%     6,591       2.34%     6,142      2.36%
  60-89 days..........    1,333       0.46%       1,626      0.56%     1,718       0.61%     2,209      0.85%
  90 days or more.....    1,799       0.63%       2,138      0.74%     2,462       0.87%     3,311      1.27%

Total Delinquencies       8,063       2.81%       9,829      3.40%     10,771      3.83%     11,662     4.49%
  (excluding
  Foreclosures)**.....

Foreclosures Pending..    1,709       0.60%         988      0.34%      1,262      0.45%     1,862      0.72%

* The total number of loans in the portfolio has been reduced by the number of loans for which a servicing released sale is pending or loans which have been foreclosed or charged off.
** Percentages may not total properly due to rounding.


Wells Fargo Bank, N.A. as Servicer - Alt-A

Servicing Experience and Procedures of Wells Fargo Bank

Servicing Experience

         Wells Fargo Bank, N.A. ("Wells Fargo Bank") is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank. Wells Fargo Bank, including its predecessors, has many years of experience in servicing residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank, including its predecessors, has been servicing residential mortgage loans since 1974. These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO Property management, are handled at various Wells Fargo Bank locations including Frederick, Maryland, Fort Mill, South Carolina and other mortgage loan servicing centers. As of the date hereof, Wells Fargo Bank has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.


         Wells Fargo Bank's servicing portfolio of residential mortgage loans (which includes Alt-A Prime Fixed Rate Loans, Alt-A Prime Adjustable Rate Loan, Alt-A Minus Fixed Rate Loans and Alt-A Minus Adjustable Rate Loans as well as other types of residential mortgage loans serviced by Wells Fargo
Bank) has grown from approximately $450 billion as of the end of 2000 to approximately $1.37 trillion as of the end of 2006.


         Wells Fargo Bank currently services Alt-A Prime Mortgage Loans in the same manner as it services mortgage loans originated pursuant to its "prime" underwriting guidelines. The table below sets forth for each of the dates indicated the number and aggregate unpaid principal balance of first lien, non-subprime, residential mortgage loans serviced by Wells Fargo Bank (other than any mortgage loans serviced for Fannie Mae or Freddie Mac and certain mortgage loans serviced for the Federal Home Loan Banks, mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs or mortgage loans with respect to which Wells Fargo Bank has acquired the servicing rights, acts as subservicer, or acts as special servicer):

                As of                                As of                               As of
         December 31, 2004(1)                December 31, 2005(1)                December 31, 2006(2)
       ----------------------                --------------------                --------------------
                      Aggregate                          Aggregate                           Aggregate
                    Unpaid Principal                   Unpaid Principal                    Unpaid Principal
      No. of Loans  Balance of Loans         No. of    Balance of           No. of Loans   Balance of Loans
                                             Loans         Loans

      498,174       $166,028,382,042         634,103   $229,014,862,911      646,723      $258,646,782,192
    -----------------------------------

    (1) Includes mortgage loans originated pursuant to Wells Fargo Bank's underwriting guidelines for Alt-A Minus Mortgage Loans.
    (2) Excludes mortgage loans originated pursuant to Wells Fargo Bank's underwriting guidelines for Alt-A Minus Mortgage Loans.

Servicing Procedures

         Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo Bank's automated loan servicing system. Wells Fargo Bank then makes reasonable efforts to collect all payments called for under the Mortgage Loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Mortgage Loans. Wells Fargo Bank may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

         Wells Fargo Bank's collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo Bank to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure Mortgaged Property. Borrowers are billed on a monthly basis in advance of the due date. If a borrower attempts to use Wells Fargo Bank's Voice Response Unit ("VRU") to obtain loan information on or after a date on which a late charge is due, the VRU automatically transfers the call to the collection area. Collection procedures commence upon identification of a past due account by Wells Fargo Bank's automated servicing system. If timely payment is not received, Wells Fargo Bank's automated loan servicing system automatically places the Mortgage Loan in the assigned collection queue and collection procedures are generally initiated on the 16th day of delinquency. The account remains in the queue unless and until a payment is received, at which point Wells Fargo Bank's automated loan servicing system automatically removes the Mortgage Loan from that collection queue.

         When a Mortgage Loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments. Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Wells Fargo Bank supplements the collectors' efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer. Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models that are designed to assist in identifying workout options in the early stages of delinquency. For those loans in which collection efforts have been exhausted without success, Wells Fargo Bank determines whether foreclosure proceedings are appropriate. The course of action elected with respect to a delinquent Mortgage Loan generally will be guided by a number of factors, including the related borrower's payment history, ability and willingness to pay, the condition and occupancy of the Mortgaged Property, the amount of borrower equity in the Mortgaged Property and whether there are any junior liens.

         Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, licensed to practice in the same state as the Mortgaged Property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication. Attorney timeline performance is managed using quarterly report cards. The status of foreclosures and bankruptcies is monitored by Wells Fargo Bank through its use of such software system. Bankruptcy filing and release information is received electronically from a third-party notification vendor.

         Prior to a foreclosure sale, Wells Fargo Bank performs a market value analysis. This analysis includes: (i) a current valuation of the Mortgaged Property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the Mortgaged Property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers' fees, repair costs and other related costs associated with real estate owned properties. Wells Fargo Bank bases the amount it will bid at foreclosure sales on this analysis.

         If Wells Fargo Bank acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the Mortgaged Property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

         Wells Fargo Bank's loan servicing software also tracks and maintains tax and homeowners' insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Wells Fargo Bank will obtain lender-placed insurance at the borrower's expense.

         Wells Fargo Bank, in its capacity as servicer, has delivered its 2006 assessment of compliance under Item 1122 of Regulation AB. In its assessment, Wells Fargo Bank reported that it had complied, in all material respects, with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB as of and for the year ended December 31, 2006 with respect to the primary servicing of residential mortgage loans by its Wells Fargo Home Mortgage Division, except for the following:

                  (i) 1122(d)(3)(i) - Delinquency Reporting - For certain loans originated by third parties and sub-serviced by Wells Fargo
         Bank or for which servicing rights were acquired on a bulk-acquisition basis, Wells Fargo Bank determined it provided incomplete data to some third parties who use such data to calculate delinquency ratios and determine the status of loans with respect to bankruptcy, foreclosure or real estate owned. The incomplete reporting only affected securitizations that included delinquent loans. Instead of the actual due date being provided for use in calculating delinquencies, the date of the first payment due to the security was provided. Wells Fargo Bank subsequently included additional data in the monthly remittance reports, providing the actual borrower due date and unpaid principal balance, together with instructions to use these new fields if such monthly remittance reports are used to calculate delinquency ratios.

                  (ii) 1122(d)(4)(vii) - Notification of Intent to Foreclose - Wells Fargo Bank determined that, as required by certain servicing agreements, it did not provide mortgage loan purchasers with prior notifications of intent to foreclose. While mortgage loan purchasers received monthly delinquency status reports that listed loans in foreclosure, such reports were received after such loans had been referred to an attorney. A new process is being implemented to send such notifications if contractually required, unless an mortgage loan purchaser opts out in writing.

         The information contained in this term sheet supplement with regard to Wells Fargo and GreenPoint has been provided by them. None of the depositor, the sponsor, the Master Servicer, the Securities Administrator, the Underwriter, the Custodians or the Trustee or any of their respective affiliates has made any independent investigation of such information. The Servicers will be required to service the mortgage loans in accordance with the applicable Sale and Servicing Agreement, each of which will be assigned to the Trustee pursuant to an assignment, assumption and recognition agreement. See "The Servicers" in this term sheet supplement.

Servicing and Trustee Fees and Other Compensation and Payment of Expenses

         A servicing fee for each Mortgage Loan will be payable to each Servicer at the Servicing Fee Rate. The "Servicing Fee Rate" is the per annum rate at which the servicing fee accrues on the stated principal balance of each Mortgage Loan. As of the cut-off date, the servicing fee will be equal to 0.250% per annum with respect to approximately 100.00% of the mortgage loans. The rights of the Servicers to receive servicing fees and certain proceeds of the Mortgage Loans (to the extent actually collected), and to be reimbursed for Advances, are senior to the rights of certificateholders. The Servicers are entitled to retain as additional servicing compensation all ancillary fees, including without limitation, all assumption fees, reconveyance fees, insufficient funds fees, late fees and prepayment fees, to the extent that such fees are collected from mortgagors and exceed any other amounts due and payable on the related Mortgage Loan. Each Servicer may also be entitled to withdraw from the applicable collection account or any related escrow account any net interest or other income earned on deposits in the applicable collection account or escrow account as the case may be. Each Servicer is required to pay all expenses incurred by it in connection with its servicing activities under the applicable Sale and Servicing Agreement and is not entitled to reimbursement for such expenses, except as specifically provided in that agreement.

         As compensation for its activities as Trustee under the Trust Agreement, the Trustee will be entitled to the trustee fee which will be remitted to the Trustee by the Securities Administrator as set forth in the Trust Agreement. The trustee fee will be an amount which will be remitted to the Trustee by Wells Fargo from compensation received in its capacity as Master Servicer and Securities Administrator.

Advances

         Each Servicer is required to make P&I Advances on each business day preceding the related Servicer Remittance Date with respect to each mortgage loan it services, subject to the Servicer's good faith determination that such advance would be recoverable. Such P&I Advances by a Servicer are reimbursable to that Servicer subject to certain conditions and restrictions, and are intended to provide both sufficient funds for the payment of principal and interest to the holders of the certificates. Notwithstanding a Servicer's determination in its good faith business judgment that a P&I Advance was recoverable when made, if a P&I Advance becomes a nonrecoverable advance, that Servicer will be entitled to reimbursement for that advance from any amounts in the applicable collection account. The Master Servicer (including the Trustee as successor master servicer and any other successor master servicer, if applicable), acting as successor servicer, will advance its own funds to make P&I Advances if any of the Servicers fail to do so, subject to its own recoverability determination and as required under the Trust Agreement. Each Servicer (and the Master Servicer, as successor servicer, the Trustee as successor master servicer and any other successor master servicer, if applicable) will not be obligated to make any advances of principal on any REO property. See "The Servicers--Payments on the Mortgage Loans" in this term sheet supplement.

         Each Servicer is required to advance amounts with respect to the mortgage loans serviced by it, subject to such Servicer's determination that such advance would be recoverable and constitutes reasonable "out-of-pocket" costs and expenses relating to:

         (1) the preservation, restoration and protection of the mortgaged property,

         (2) enforcement or judicial proceedings, excluding foreclosures, and

         (3) certain other customary amounts described in the Sale and Servicing Agreements.

         These servicing advances by the Servicers (and the Master Servicer and any successor master servicer (including the Trustee), if applicable) are reimbursable to the applicable party subject to certain conditions and restrictions set forth in the Sale and Servicing Agreements or the Trust Agreement. In the event that, notwithstanding the applicable advancing party's good faith determination at the time the servicing advance was made that it would be recoverable, the servicing advance becomes a nonrecoverable advance, the advancing party will be entitled to reimbursement for that advance from any amounts in the applicable collection account.

         Each Servicer (and the Master Servicer and any successor master servicer (including the Trustee), if applicable) may recover P&I Advances and servicing advances to the extent permitted by the Trust Agreement or the Sale and Servicing Agreements. This reimbursement may come from late collections on the related mortgage loan, including Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicers from the mortgagor or otherwise relating to the mortgage loan. In the event a P&I Advance or a servicing advance becomes a nonrecoverable advance, each Servicer (and the Master Servicer and any successor master servicer (including the Trustee), if applicable) may be reimbursed for such advance from any amounts in the applicable collection account.

         The Servicers (and the Master Servicer and any successor master servicer (including the Trustee), if applicable) will not be required to make any P&I Advance or servicing advance which would be a nonrecoverable P&I Advance or nonrecoverable servicing advance. A P&I Advance or servicing advance is "nonrecoverable" if, in the reasonable good faith business judgment of such Servicer (or the Master Servicer or any successor master servicer (including the Trustee), if applicable) (as stated in an officer's certificate delivered to the Trustee), such P&I Advance or servicing advance would not ultimately be recoverable from collections on or proceeds of the related mortgage loan.

Payments on the Mortgage Loans

         Each Sale and Servicing Agreement provides that the Servicer is required to establish and maintain a separate collection account which is to be maintained at a federally insured depository institution. The Sale and Servicing Agreements may permit the related Servicer to direct any depository institution maintaining the applicable collection account to invest the funds in the collection account in one or more eligible investments that mature, unless payable on demand, no later than the business day preceding the Servicer Remittance Date, as described below.

         Each Servicer is obligated to deposit or cause to be deposited in the applicable collection account within no more than two (2) business days after receipt, amounts representing the following payments and other collections received by it on or with respect to the mortgage loans serviced by it after the cut-off date, other than in respect of monthly payments on such mortgage loans due and accrued on each such mortgage loan up to and including any due date occurring prior to the cut-off date. Such amounts include, but are not limited to:

      (1) all payments on account of principal, including prepayments of principal on the related mortgage loans;

      (2) all payments on account of interest, net of the servicing fee, on the related mortgage loans;

      (3) all Insurance Proceeds to the extent such Insurance Proceeds are not to be applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the express requirements of law or in accordance with prudent and customary servicing practices, and all Condemnation Proceeds and Liquidation Proceeds; and

      (4) all other amounts required to be deposited in the collection account pursuant to the applicable Sale and Servicing Agreement.

         No Servicer will be permitted to commingle funds in the collection account with any other funds or assets.

         Pursuant to the Trust Agreement, the Master Servicer will be obligated to establish a distribution account in the name of the Securities Administrator as paying agent for the benefit of the certificateholders. The Master Servicer will be required to deposit or cause to be deposited the funds received from each Servicer on the Servicer Remittance Date.

         (1) The funds required to be remitted by each Servicer on each Servicer Remittance Date will be equal to the sum, without duplication, of:

         (2) all collections of scheduled principal and interest on the mortgage loans received by the applicable Servicer on or prior to the related Determination Date;

         (3) all principal prepayments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, if any, collected by the applicable Servicer during the related Prepayment Period;

         (4) all P&I Advances made by the applicable Servicer with respect to payments due to be received on the mortgage loans on the related due date but not received by the related Determination Date; and

         any other amounts required to be placed in the collection account by the applicable Servicer pursuant to the applicable Sale and Servicing Agreement,

         but excluding the following:

         (1) for any mortgage loan with respect to which the applicable Servicer has previously made an unreimbursed P&I Advance, amounts received on such mortgage loan which represent late payments of principal and interest, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, to the extent of such unreimbursed P&I Advance;

         (2) amounts received on a particular mortgage loan with respect to which the applicable Servicer has previously made an unreimbursed servicing advance, to the extent of such unreimbursed servicing advance;

         (3)   for such Servicer Remittance Date, the aggregate servicing fee;

         (4) all net income from eligible investments that are held in the collection account for the account of the applicable Servicer;

         (5) all amounts actually recovered by the applicable Servicer in respect of late fees, assumption fees and similar fees;

         (6) for all mortgage loans for which P&I Advances or servicing advances are determined to be non-recoverable, all amounts equal to unreimbursed P&I Advances and servicing advances for such mortgage loans;

         (7) certain other amounts which are reimbursable to the Servicers, as provided in the Sale and Servicing Agreements; and

         (8) all collections of principal and interest not required to be remitted on each Servicer Remittance Date.

         The amounts described in clauses (1) through (8) above may be withdrawn by the applicable Servicer from the collection accounts on or prior to each Servicer Remittance Date. For purposes of the above, "Servicer Remittance Date" shall mean with respect to any Distribution date, the 18th day of the month or if the 18th if not a business day, the immediately preceding or next succeeding business day, as specified in the applicable sale and servicing agreement).

Collection and Other Servicing Procedures

         Each Servicer will be responsible for making reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the applicable Sale and Servicing Agreement, follow such collection procedures as it follows with respect to loans held for its own account which are comparable to the mortgage loans. If permitted under the applicable Sale and Servicing Agreement, a Servicer may be permitted to waive any assumption fees or late payment charges; provided, however, if in such Servicer's reasonable and prudent determination such waiver is not materially adverse to the Trust Fund. Each Servicer will be required to proceed diligently to collect payments due on any mortgage loan serviced by it in the event any payment is delinquent beyond the applicable grace period.

         Each Servicer will be required to act with respect to mortgage loans serviced by it that are in default, or as to which default is reasonably foreseeable, in accordance with procedures set forth in the applicable Sale and Servicing Agreement. These procedures may, among other things, result in
(i) foreclosing on the mortgage loan, (ii) accepting the deed to the related mortgaged property in lieu of foreclosure, (iii) granting the mortgagor under the mortgage loan a modification or forbearance, which may consist of waiving, modifying or varying any term of such mortgage loan (including modifications that would change the mortgage interest rate, forgive the payment of principal or interest, or extend the final maturity date of such mortgage loan) or (iv) accepting payment from the borrower of an amount less than the principal balance of the mortgage loan in final satisfaction of the mortgage loan. These procedures are intended to maximize recoveries on a net present value basis on these mortgage loans.

         Each Servicer will be required to accurately and fully report its borrower payment histories to three national credit repositories in a timely manner with respect to each mortgage loan serviced by it.

         If a mortgaged property has been or is about to be conveyed by the mortgagor, the applicable Servicer will be obligated to accelerate the maturity of the mortgage loan unless it is unable to enforce that mortgage loan's "due-on-sale" clause under applicable requirements. If a Servicer reasonably believes it may be restricted for any reason from enforcing such a "due-on-sale" clause, such Servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

         Any fee collected by a Servicer for entering into an assumption or modification agreement will be retained by that Servicer as additional servicing compensation.

Hazard Insurance

         Each Servicer is required to cause to be maintained for each mortgaged property a hazard insurance policy which contains a standard mortgagee's clause with coverage in a minimum amount as set forth in the applicable Sale and Servicing Agreement. As set forth above, all amounts collected by a Servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with such Servicer's normal servicing procedures or as further set forth in the applicable Sale and Servicing Agreement, to the extent they constitute net Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds, will ultimately be deposited in the collection account. The ability of a Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy, or upon the extent to which information in this regard is furnished to such Servicer by a borrower.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the terms of the policies are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other weather related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive.

         The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (x) the replacement cost of the improvements less physical depreciation or (y) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

         Since residential properties, generally, have historically appreciated in value over time, if the amount of hazard insurance maintained on the improvements securing the mortgage loans were to decline as the principal balances owing on the improvements decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

Primary Mortgage Insurance

         With respect to the mortgage loans that are covered by a primary mortgage insurance policy on the closing date, each Servicer is required to maintain in full force and effect a primary mortgage insurance policy. Each Servicer is required to pay or cause the mortgagor to pay the premium on such policy on a timely basis. No Servicer is permitted to take any action which would result in noncoverage under any applicable primary mortgage insurance policy of any loss which, but for the actions of such Servicer would have been covered by the policy. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to the Sale and Servicing Agreements, the applicable Servicer is required to promptly notify the insurer under the related primary mortgage insurance policy, if any, of such assumption or substitution of liability in accordance with the terms of such primary mortgage insurance policy and will take all actions which may be required by the insurer as a condition to the continuation of coverage under the primary mortgage insurance policy. If a primary mortgage insurance policy is terminated as a result of such assumption or substitution of liability, the applicable Servicer is required to obtain a replacement primary mortgage insurance policy.

         In connection with its activities as servicer, each Servicer is required to prepare and present claims to the insurer under any primary mortgage insurance policy in a timely fashion in accordance with the terms of that primary mortgage insurance policy and, in this regard, to take such action as would be necessary to permit recovery under any primary mortgage insurance policy respecting a defaulted mortgage loan. Any amounts collected by a Servicer under any primary mortgage insurance policy are required to be deposited in the applicable collection account, subject to withdrawal pursuant to the related Sale and Servicing Agreement.

         With respect to the Conduit Mortgage Loans, Avelo shall cause to be maintained on each mortgaged property such other or additional insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force, or pursuant to the requirements of any private mortgage guaranty insurer, or as may be required to conform with accepted servicing practices.

Evidence as to Servicing Compliance

         During or prior to March of each year, commencing with March 2008, each Servicer and the Master Servicer will be required to deliver to the Depositor an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of its performance under the Trust Agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the Trust Agreement in all material respects throughout the year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying such failure known to the officer and the nature and status thereof.

         In addition, during or prior to March of each year, commencing with March 2008, each party that participates in the servicing and administration of more than 5% of the Mortgage Loans and any other assets of the Trust Fund (including, without limitation, the Securities Administrator, the Master Servicer, each Custodian and each Servicer) will be required to deliver annually to the Depositor and/or the Securities Administrator, as applicable, a report (an "Assessment of Compliance") that assesses compliance by that party with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) ("Regulation AB Servicing Criteria") applicable to such party that contains the following:

         (a) a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

         (b) a statement that the party used the applicable criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

         (c) the party's assessment of compliance with the applicable servicing criteria as of and for the period ending the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

         (d) a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria as of and for the period ending the end of the prior calendar year.

         provided, however, each Custodian will deliver such Assessment of Compliance until a Form 15 under the Exchange Act has been filed.

         Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

         Fidelity bonds and errors and omissions policies are also required to be maintained by each Servicer under the related Sale and Servicing Agreement.

Servicer Events of Default

         Events of default ("Events of Default") under each Sale and Servicing Agreement will generally consist of:

         (1) any failure by the related Servicer to make any remittances or deposits required under such Sale and Servicing Agreement, which failure continues unremedied for the period specified in such Sale and Servicing Agreement, after the date the Master Servicer or the Trustee has given written notice of such failure to such Servicer;

         (2) any failure by the related Servicer to observe or perform in any material respect any covenant or agreement by such Servicer in the related Sale and Servicing Agreement or in the related custodial agreement, if applicable, which failure continues unremedied for a period of 60 days, or in some cases 30 days or less after written notice of the failure, requiring the same to be remedied by such Servicer has been given (or, in some cases, caused to be given) by the Master Servicer, the Trustee or the custodian for the related Sale and Servicing Agreement (as applicable), in some cases, or received by such Servicer, in other cases;

         (3) failure by the related Servicer to maintain its license to do business or service residential mortgage loans in any jurisdiction where a Mortgaged Property related to a mortgage loan serviced by it is located;

         (4) certain events relating to insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings to the extent not discharged or stayed within 60 days or in some cases 30 days and certain actions by or on behalf of the related Servicer indicating its insolvency;

         (5) the related Servicer admits in writing its inability to pay its obligations as they become due;

         (6) the related Servicer ceases to qualify as a Fannie Mae or Freddie Mac approved servicer;

         (7) the related Servicer without consent of the mortgage owner attempts to assign the related Sale and Servicing Agreement or its servicing responsibilities or to delegate its duties thereunder or any portion thereof;

         (8) with respect to Avelo, at any time after the date on which the Avelo obtains servicer ratings of at least "Average" from S&P, Avelo fails to maintain at least such ratings; or

          (9) with respect to Avelo, it ceases (i) to meet the qualifications of HUD, or (ii) at any time after the date on which it becomes a Fannie Mae or Freddie Mac approved servicer, Avelo ceases to be so approved, in either case, which status continues uncured for a period of thirty (30) days.

         Certain of the Events of Default described above may not apply to all of the Mortgage Loans.

Rights upon Events of Default

         So long as an Event of Default under a Sale and Servicing Agreement as described in the preceding paragraph remains unremedied after the lapse of any applicable grace period, the Master Servicer may, and at the direction of holders of certificates evidencing not less than 66% of the voting rights of the certificates shall, by notice in writing to the related Servicer, terminate all of the rights and obligations of such Servicer, in its capacity as Servicer, under the applicable Sale and Servicing

Agreement. Upon receipt by a Servicer of notice of termination, the Master Servicer will appoint a successor servicer acceptable to the Master Servicer and the Securities Administrator and such successor servicer shall succeed to all the responsibilities, duties and liabilities of such Servicer under the applicable Sale and Servicing Agreement (other than any obligation to repurchase any Mortgage Loan) and will be entitled to similar compensation arrangements. There may be a transition period of not more than 90 days during which the actual transfer of servicing is effected; provided, however, that neither the Master Servicer nor the applicable terminated Servicer will be relieved of any of its responsibilities under the applicable Sale and Servicing Agreement or the Trust Agreement during such transition period. In the event the Master Servicer is unable to timely appoint a successor servicer, or if the holders of certificates evidencing not less than 51% of the voting rights request in writing, the Master Servicer shall appoint or petition a court of competent jurisdiction for the appointment of a mortgage loan servicing institution, with a net worth of at least $25,000,000 (unless such successor servicer is Avelo), to act as successor to the terminated Servicer under such Sale and Servicing Agreement. Pending such appointment, the Master Servicer is obligated to act in such capacity. The Master Servicer and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the terminated Servicer under such Sale and Servicing Agreement. In addition, holders of certificates evidencing at least 66% of the voting rights of certificates affected by an Event of Default may waive such Event of Default; provided, however, that (a) an Event of Default with respect to a Servicer's obligation to make Servicing Advances or P&I Advances may be waived only by all of the holders of certificates affected by such Event of Default, and (b) no such waiver is permitted that would have a material adverse affect on any non-consenting holder of certificate(s).

Certain Matters Regarding the Servicers

         Generally, a Servicer may not assign its Sale and Servicing Agreement or the servicing thereunder, or delegate its rights or duties thereunder or any portion thereof, nor sell or otherwise dispose of all or substantially all of its property or assets without the prior written consent of the Securities Administrator, the Trustee and the Master Servicer, which consent will not be unreasonably withheld. The respective obligations and responsibilities of a Servicer under the related Sale and Servicing Agreement may be terminated by mutual consent of that Servicer and the Master Servicer in writing.

         Generally, a Servicer may not resign from its obligations and duties imposed on it by its Sale and Servicing Agreement except (i) by mutual consent of such Servicer, the Securities Administrator, the Trustee and the Master Servicer or (ii) in certain cases, upon the determination that its duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by such Servicer. Generally, any such determination permitting the resignation of a Servicer shall be evidenced by an opinion of counsel to such effect delivered to the Securities Administrator, the Trustee and the Master Servicer which opinion of counsel shall be in form and substance acceptable to the Securities Administrator, the Trustee and the Master Servicer. No resignation of a Servicer shall become effective until a successor shall have assumed such Servicer's responsibilities and obligations in the manner provided in the related Sale and Servicing Agreement.

         Generally, the Sale and Servicing Agreements provide that any company into which a Servicer is merged or consolidated will succeed automatically to the duties of such Servicer, provided that such entity is a Fannie Mae/Freddie Mac approved servicer and provided, further, that such entity has the minimum net worth specified in the related Sale and Servicing Agreement, such entity is an institution whose deposits are insured by FDIC or a company whose business includes the origination and servicing of mortgage loans.

         Without in any way limiting the generality of the foregoing, and except in the case of certain mergers, if a Servicer either assigns its Sale and Servicing Agreement or the servicing responsibilities thereunder or delegates its duties thereunder or any portion thereof or sells or otherwise disposes of all or substantially all of its property or assets, without the prior written consent of the Master Servicer, then the Master Servicer will generally have the right to terminate the related Sale and Servicing Agreement upon notice, without any payment of any penalty or damages and without any liability whatsoever to such Servicer or any third party.

         The Master Servicer may, and upon the direction of holders of certificates evidencing no less than 66% of the voting rights of the certificates shall, terminate a Servicer without cause, subject to payment as liquidated damages of any termination fee set forth in the related Sale and Servicing Agreement. Notwithstanding the foregoing, the Master Servicer may not terminate a Servicer without cause unless a successor servicer is appointed concurrently with such termination, and such successor servicer (or a third party on its behalf) pays such Servicer any amounts specified in the related Sale and Servicing Agreement. Any successor servicer appointed to service the related Mortgage Loans following such a termination shall be an established mortgage loan servicing institution, must be reasonably acceptable to the Master Servicer, must be acceptable to each Rating Agency listed in the prospectus supplement for purposes of maintaining its then-current ratings of the certificates, and must comply with any further requirements under the related Sale and Servicing Agreement.

         The Sale and Servicing Agreements generally provide that neither the related Servicer thereunder nor any of the directors, officers, employees or agents of such Servicer shall be under any liability to the Trustee for any action taken or for refraining from the taking of any action in good faith pursuant to such Sale and Servicing Agreement, or for errors in judgment; provided, however, that this provision shall not protect such Servicer or any such person against any breach of warranties or representations made in such Sale and Servicing Agreement, or failure to perform its obligations in strict compliance with any standard of care set forth in such agreement or any other liability which would otherwise be imposed under such agreement. The Servicers are generally not under any obligation to appear in, prosecute or defend any legal action which is not incidental to their respective duties to service the mortgage loans in accordance with the related Sale and Servicing Agreement and which in its opinion may involve it in any expense or liability; provided, however, that in some cases, a Servicer may, with the consent of the Master Servicer, undertake any such action which it deems necessary or desirable in respect of the related Sale and Servicing Agreement and the rights and duties of the parties thereto. In such event, such Servicer shall be entitled to reimbursement from the assets of the Trust Fund of the reasonable legal expenses and costs of such action as provided in the related Sale and Servicing Agreement.

                        DESCRIPTION OF THE CERTIFICATES

General

         The certificates will be issued on or about October 30, 2007 (the "Closing Date") pursuant to the Trust Agreement. A form of the Trust Agreement is filed as an exhibit to the registration statement of which this term sheet supplement is a part. The prospectus contains important additional information regarding the terms and conditions of the Trust Agreement and the certificates. The Senior Certificates will not be issued unless they receive the ratings from two or more of Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. ("S&P"), Fitch Ratings ("Fitch"), Moody's Investors Service, Inc. ("Moody's"), or another nationally recognized statistical rating organization (each of S&P, Moody's and Fitch, a "Rating Agency"), indicated in the prospectus supplement. The Senior Subordinate Certificates will not be issued unless they receive the ratings from S&P, Moody's or Fitch indicated in the prospectus supplement. If so indicated in the prospectus supplement, as of the Closing Date, the offered certificates, other than any Class 1B-2, Class 1B-3, Class 2B-2 and Class 2B-3 Certificates, are expected to qualify as "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

         Only the Senior Certificates and the Senior Subordinate Certificates, referred to as the offered certificates, are offered by this term sheet supplement. The Junior Subordinate Certificates and the Residual Certificates are not offered hereby.

         Collectively, the certificates will represent the entire beneficial ownership interest in the Trust Fund, legal title to which will be held by the Trustee. Each class of certificates will relate to one or more Collateral Groups of Mortgage Loans.

         The Senior Certificates related to each Collateral Group, along with the related Group Subordinate Amounts of each Collateral Group, are sometimes referred to separately as a "Certificate Group."

         Each class of offered certificates will be issued in the respective approximate initial Class Principal Balance to be specified in the prospectus supplement or total Notional Amount to be described therein. The initial aggregate Certificate Balance or aggregate Notional Amount (as defined herein) of all the certificates may be increased or decreased by up to five percent to the extent that the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-Off Date is increased or decreased as described under "Description of the Mortgage Pool" herein.

         The "Certificate Balance" for any Distribution Date and for any certificate, other than any Interest Only Certificate, will equal the aggregate amount of principal to which it is entitled on the Closing Date, reduced by all distributions of principal to such certificate, and all allocations of losses on such certificate before such Distribution Date, increased, in the case of any Z Certificates, by interest accrued on such certificates before such Distribution Date.

         The "Class Principal Balance" of any class of certificates on any Distribution Date will be equal to the total Certificate Balance of all Certificates of such class on that Distribution Date.

         The "Notional Amount" of any class of Interest Only Certificates on any Distribution Date will be calculated in accordance with the formulas set forth in the prospectus supplement.

         Distributions on the certificates will be made on the 25th day of each month or, if the 25th day is not a Business Day, on the next succeeding Business Day, beginning in November 2007 (each, a "Distribution Date"), to certificateholders of record on the applicable Record Date. The "Record Date" for the offered certificates and each Distribution Date will be the last Business Day of the related Interest Accrual Period.

Exchangeable Certificates

General

         All or a portion of certain classes of offered certificates (the "Exchangeable Certificates") may be exchanged for a proportionate interest in certain related offered certificates (the "Exchangeable REMIC Certificates") in the combinations shown in the prospectus supplement. All or a portion of the Exchangeable REMIC Certificates may also be exchanged for the related Exchangeable Certificates in the same manner. This process may occur repeatedly.

         The classes of Exchangeable REMIC Certificates and of Exchangeable Certificates that are outstanding at any given time, and the outstanding principal balances and notional amounts of these classes, will depend upon any related distributions of principal, as well as any exchanges that occur. Exchangeable REMIC Certificates and Exchangeable Certificates in any combination may be exchanged only in the proportion that the original principal balances of such certificates bear to one another as shown in the prospectus supplement.

         Holders of Exchangeable Certificates will be the beneficial owners of a proportionate interest in the Exchangeable REMIC Certificates in the related Combination Group and will receive a proportionate share of the distributions on those certificates.

Procedures

         If a certificateholder wishes to exchange certificates, the certificateholder must notify the Securities Administrator by e-mail at ctsspgexchanges@wellsfargo.com no later than two Business Days before the proposed exchange date. The exchange date can be any Business Day from the 25th day of

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the month to the second to the last Business Day of the month subject to the
Securities Administrator's approval. The notice must be on the certificateholder's letterhead, carry a medallion stamp guarantee and set forth the following information: the CUSIP number of both certificates to be exchanged and certificates to be received, outstanding principal balance and/or notional amount and the original principal balance and/or notional amount of the certificates to be exchanged, the certificateholder's DTC participant number and the proposed exchange date. After receiving the notice, the Securities Administrator will e-mail the certificateholder with wire payment instructions relating to the exchange fee. The certificateholder will utilize the Deposit and Withdrawal System at DTC to exchange the Certificates. A notice becomes irrevocable on the second Business Day before the proposed exchange date.

         In connection with each exchange, the certificateholder must pay the Securities Administrator a fee equal to $5,000.

         The Securities Administrator will make the first distribution on an Exchangeable REMIC Certificate or an Exchangeable Certificate received in an exchange transaction on the Distribution Date in the following month to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

Additional Considerations

         The characteristics of the Exchangeable Certificates will reflect, in the aggregate, generally the characteristics of the related Exchangeable REMIC Certificates. Investors are encouraged to also consider a number of factors that will limit a Certificateholder's ability to exchange Exchangeable REMIC Certificates for Exchangeable Certificates and vice versa:

         o At the time of the proposed exchange, a Certificateholder must own certificates of the related class or classes in the proportions necessary to make the desired exchange.

         o A Certificateholder that does not own the certificates may be unable to obtain the necessary Exchangeable REMIC Certificates or Exchangeable Certificates.

         o The Certificateholder of needed certificates may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

         o Certain certificates may have been purchased or placed into other financial structures and thus be unavailable.

         o Principal distributions will decrease the amounts available for exchange over time.

         o Only the combinations listed in the prospectus supplement are permitted.

Distributions of Interest on the Certificates

         Each of the Asset-Backed Certificates, Series 2007-10 will bear interest (except in the case of each class of Principal Only Certificates, which do not bear interest, and the Subordinate Certificates) at the rates per annum (each, a "Certificate Interest Rate") to be set forth or described in the prospectus supplement. The Certificate Interest Rate for the Subordinate Certificates for each Accrual Period will be an annual rate equal to the weighted average of the Designated Rates applicable to each of the related Collateral Groups, weighted on the basis of the related Group Subordinate Amount for each such Collateral Group.

         Interest accrued on any class of certificates will be reduced for each Collateral Group by the pro rata share allocated to such class of all interest shortfalls resulting from (i) Payoffs and Curtailments of the Mortgage Loans contributing to such Collateral Group during the preceding calendar month, to the extent not covered by Compensating Interest, and (ii) reductions in interest payable on the Mortgage Loans

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contributing to such Collateral Group by operation of law (such shortfalls are allocated among all classes pro rata in proportion to the amount of interest to which such class would otherwise be entitled).

         The Accrued Certificate Interest payable to each class of certificates will include unpaid interest from prior Distribution Dates (without interest on such overdue interest), but will only be paid to the extent of the related Available Distribution Amount.

         Interest accrued on any Z Certificates will be added to their respective Class Principal Balances on each Distribution Date and distributed as described under "Priority of Distributions."

         The "Basis Risk Shortfalls" for any class of certificates will equal the excess, if any, of the amount of interest that class would have been entitled to receive if the Certificate Interest Rate for such class were calculated without regard to the related maximum rate, over the actual amount of interest such class is entitled to receive for such Distribution Date.

         Pursuant to the terms of the Trust Agreement, the Securities Administrator may establish a separate account (the "Basis Risk Reserve Fund"). Any Basis Risk Reserve Fund will not be an asset of any REMIC, nor will it be an asset of the Trust Fund. Any Basis Risk Reserve Fund will instead be held in a separate interest trust for the benefit of the holders of the related class or classes of Cap Contract Certificates. After Interest Rate Cap Amounts (as defined below) have been applied to reduce any Basis Risk Shortfalls on the related class or classes of Cap Contract Certificates as described herein, amounts in any Basis Risk Reserve Fund will be used to make payments to the Holders of the related class or classes of Cap Contract Certificates with respect to any unpaid Basis Risk Shortfalls on such certificates from prior Distribution Dates.

         For any Distribution Date, the "Required Reserve Fund Deposit" for the Basis Risk Reserve Fund, will be an amount equal to the amount required to bring the balance on deposit in the Basis Risk Reserve Fund up to an amount equal to the sum of (i) the aggregate of unpaid Basis Risk Shortfalls on the applicable class of Certificates for preceding Distribution Dates and (ii) $1,000.

         On any Distribution Date for which an unpaid Basis Risk Shortfall exists on the related class or classes of Cap Contract Certificates, the Securities Administrator will withdraw from any Basis Risk Reserve Fund an amount equal to the lesser of (i) the amount of such unpaid Basis Risk Shortfalls for such Distribution Date and (ii) the balance in any Basis Risk Reserve Fund on such Distribution Date, and distribute such amount to the related class or classes of Cap Contract Certificates.

The Interest Rate Cap

         On the Closing Date, Wells Fargo Bank, N.A., as Securities Administrator, on behalf of Citibank, N.A., as the trustee of a separate interest trust created pursuant to the Trust Agreement, may be assigned one or more interest rate cap agreements on behalf of the related class or classes of LIBOR Certificates (collectively the "Interest Rate Cap").

         Any Interest Rate Cap will provide for a "Strike Price" to be designated in the prospectus supplement and a Projected Principal Balance for each Distribution Date. The "Projected Principal Balances" with respect to the Interest Rate Cap for each applicable Distribution Date will be set forth in the prospectus supplement. The Projected Principal Balances for the Interest Rate Cap have been calculated assuming a prepayment rate on the Mortgage Loans contributing to the related Collateral Group as designated in the prospectus supplement. We can give you no assurance that the Mortgage Loans contributing to the related Collateral Group will prepay at that rate or at any other rate.

         With respect to each Distribution Date, the Interest Rate Cap will, if LIBOR exceeds the Strike Price, provide for the payment to the Securities Administrator of an amount equal to the product of (i) one-twelfth and (ii) the excess, if any, of LIBOR for such Distribution Date (up to a maximum rate to be

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designated in the prospectus supplement) over the Strike Price and (iii) an amount equal to the Projected Principal Balance for such Distribution Date (each such payment, an "Interest Rate Cap Amount").

         On any Distribution Date, Interest Rate Cap Amounts paid by the Interest Rate Cap Provider to the Securities Administrator will be available to make distributions on behalf of the separate interest trust for distribution in the following order of priority:

         first, (a) to the related class or classes of certificates, to pay Basis Risk Shortfalls on such certificates for such Distribution Date up to an amount equal to the product of (i) one-twelfth and (ii) the excess, if any, of LIBOR for such Distribution Date (up to the maximum rate) over the Strike Price and (iii) the lesser of (x) an amount equal to the Projected Principal Balance for such Distribution Date and (y) the Certificate Principal Balance of each related class of certificates for such Distribution Date;

         second, to the related class or classes of certificates to pay Basis Risk Shortfalls on such certificates remaining unpaid from prior Distribution Dates; and

         third, the remainder for deposit into any Basis Risk Reserve Fund in an amount at least equal to the applicable Required Reserve Fund Deposit.

         It is intended that payments under the Interest Rate Cap provide protection against upward movements in LIBOR and diminish the basis risk to the related class or classes of certificates associated with the Trust Fund's investment in the Mortgage Loans paying interest at a fixed rate. See "Description of the Mortgage Pool." However, there can be no assurance that amounts payable under the Interest Rate Cap will be sufficient to cover such shortfalls.

         Any Interest Rate Cap will be terminable by the separate interest trust or the Interest Rate Cap Provider following the occurrence of certain specified events of default, including failure of the Interest Rate Cap Provider to make required payments, and certain standard events under the 1992 International Swaps and Derivatives Association, Inc. Master Swap Agreement (Multi-Cross-Border).

Interest Rate Cap Provider

         Each "Interest Rate Cap Provider" will be designated in the prospectus supplement. Such Interest Rate Cap Provider will provide upon request, without charge, to each person to whom this term sheet supplement is delivered, a copy of (i) the ratings analysis from S&P, Moody's, Fitch and/or another nationally recognized statistical rating organization evidencing any ratings on such Interest Rate Cap Provider or (ii) the most recent audited annual financial statements of such Interest Rate Cap Provider. Requests for such information should be directed to the Depositor.

Determination of LIBOR

         Certain classes of certificates may be floating rate certificates (the "LIBOR Certificates") that bear interest either at a rate based on LIBOR plus a margin or which vary inversely with LIBOR, in each case subject to the minimum and maximum rates to be described in the prospectus supplement. These certificates are also referred to as "Floating Rate Certificates."

         "LIBOR" means, for any Interest Accrual Period (other than the initial Interest Accrual Period), the offered rate for one-month United States dollar deposits which appears on Reuters Screen LIBOR 01 Page, as reported by Bloomberg Financial Markets Commodities News (or such other page as may replace Reuters Screen LIBOR 01 Page for the purpose of displaying comparable rates), as of 11:00 a.m. (London time) on the LIBOR Determination Date applicable to such Interest Accrual Period. If such rate does not appear on Reuters Screen LIBOR 01 Page (or such other page as may replace Reuters Screen LIBOR 01 Page for the purpose of displaying comparable rates), the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to leading banks in the London interbank market for a

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period of one month commencing on the first day of the relevant Interest
Accrual Period. The Securities Administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate to the Securities Administrator. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Securities Administrator, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period (commencing on the first day of the relevant Interest Accrual Period). If none of such major banks selected by the Securities Administrator quotes such rate to the Securities Administrator, LIBOR for such LIBOR Determination Date will be the rate in effect with respect to the immediately preceding LIBOR Determination Date.

         "LIBOR Determination Date" means, with respect to any Interest Accrual Period and any Floating Rate Certificate, the second London Business Day prior to the date on which such Interest Accrual Period commences. Absent manifest error, the Securities Administrator's determination of LIBOR will be conclusive.

         "London Business Day" means a day on which commercial banks in London are open for business (including dealings in foreign exchange and foreign currency deposits).

         "Reference Banks" means four major banks in the London interbank market selected by the Securities Administrator.

Distributions of Principal on the Certificates

         As of any Distribution Date, principal on certificates will generally be paid from collections or Advances allocated to the related Collateral Group.

         Principal collections or Advances on the Mortgage Loans are allocated to the various Collateral Groups on the basis of the Applicable Fractions of the scheduled principal balance of each Mortgage Loan having a Net Rate within a specified range. These Applicable Fractions will be set forth in the prospectus supplement.

         The specified portions of principal collections on each Mortgage Loan allocable to a Collateral Group and distributable to the related certificates are calculated for the purpose of "ratio stripping" each Mortgage Loan or, in other words, allocating the Mortgage Loans or portions thereof to Collateral Groups in such a way as to ensure that interest collections on the Mortgage Loans will be sufficient to support the interest rate on the certificates related to the Collateral Groups that share principal of the Mortgage Loans. Since certificateholders' entitlements to principal will be primarily based on distributions from the related Collateral Groups, the performance of the Mortgage Loans or portion thereof allocated to each of those Collateral Groups will determine the principal distributions of each related class of certificates on each Distribution Date. Prospective investors are encouraged to also consider that the Mortgage Loans contributing to each Collateral Group have different characteristics--in particular, interest rates--that will have particular bearing on the prepayment experience of the related Mortgage Loans or portion thereof allocated to that Collateral Group and, therefore, the related certificates. For example, Mortgage Loans with lower Net Rates might be expected to experience lower rates of prepayment than Mortgage Loans with higher Net Rates. Consequently, the certificates related to Collateral Groups to which lower rate Mortgage Loans are allocated may be expected to pay at a slower rate than certificates related to Collateral Groups to which higher rate Mortgage Loans are allocated. See "Yield and Prepayment Considerations" in this term sheet supplement and in the prospectus.

         As described in greater detail below, amounts distributable as principal to the Senior Certificates (other than the Class A-P Certificates) and Subordinate Certificates related to a Collateral Group (other than the Collateral Group or Collateral Groups related to the Class A-P Certificates) as a whole will additionally be allocated between such Senior Certificates and Subordinate Certificates on the basis of the Senior Principal Distribution Amount and the Subordinate Principal Distribution Amount for that

Collateral Group, respectively. Such allocation, in particular, will for specified periods result in a disproportionate distribution of prepayments between such Senior Certificates and Subordinate Certificates. See "--Glossary of Definitions Relating to the Priority of Distributions" and "Yield and Prepayment Considerations" in this term sheet supplement.

Glossary of Definitions Relating to the Priority of Distributions

         Certain definitions are necessary to understand the priority of interest and principal distributions to the certificates. These terms are defined below:

         "Accrued Certificate Interest" means, for any of class of certificates entitled to interest on any Distribution Date, interest accrued for the related Interest Accrual Period on the Class Principal Balance (or Notional Amount) of a class of certificates at the related interest rate plus any unpaid portion of Accrued Certificate Interest from prior Distribution Dates, without interest on such overdue interest, as reduced by such class's share of the amount of any reduction of interest collectible on any related Mortgage Loan as a result of application of the Servicemembers Civil Relief Act, as amended, and any comparable state or local laws (the "Relief Act" and any such reduction, a "Relief Act Reduction"). The interest portion of any Relief Act Reduction will be allocated among the related Collateral Groups based on the Applicable Fractions for such Mortgage Loan and will be further allocated among the interest bearing Senior Certificates of the related Certificate Group and the related Subordinate Certificates proportionately based on (1) in the case of such Senior Certificates, the Accrued Certificate Interest otherwise distributable thereon and (2) in the case of such Subordinate Certificates, interest accrued on their related Apportioned Principal Balances (as defined herein), without regard to any reduction pursuant to this paragraph, for that Distribution Date.

         "Applicable Fraction" means, for each Mortgage Loan and any Collateral Group, the fraction set forth in the prospectus supplement.

         "Apportioned Principal Balance" means, for any class of Subordinate Certificates for any Distribution Date, the Class Principal Balance of that class immediately prior to that Distribution Date multiplied by a fraction, the numerator of which is the applicable Group Subordinate Amount for that date and the denominator of which is the sum of the Group Subordinate Amounts for all of the related Collateral Groups for that date.

         "A-P Principal Distribution Amount" means, (a) for the Collateral Group related to each class of Class A-P Certificates and any Distribution
Date:

         (1) the Applicable Fractions for that class of Class A-P Certificates of items (1), (2) and (3) of the definition of Principal Payment Amount;

         (2) the Applicable Fractions for that class of Class A-P Certificates of all Payoffs and Curtailments for each Mortgage Loan contributing to such Collateral Group, that were received during the preceding calendar month or from the second day of the preceding calendar month through the first day of the current calendar month (as specified in the applicable Servicing Agreement); and

         (3) the Applicable Fractions for that class of Class A-P Certificates of the principal portion of the Liquidation Principal for each Liquidated Mortgage Loan contributing to such Collateral Group.

         "Class A-X Notional Amount" means, for each Distribution Date, the total principal balance as of the first day of the month immediately preceding the month of such Distribution Date (after giving effect to all payments scheduled to be made on such date whether or not received) of the Premium Loans in each related Loan Group multiplied by the following fraction:

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         the weighted average of the Net Rates of the Premium Loans in such
         Loan Group as of the first day of such month minus the Designated Rate for the applicable Collateral Group the Certificate Interest Rate on such class of Class A-X Certificates.

         "Condemnation Proceeds" means all awards or settlements in respect of a mortgaged property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

         "Credit Support Depletion Date" means with respect to either group of Subordinate Certificates, the first Distribution Date (if any) on which the aggregate Certificate Balance of such Subordinate Certificates has been or will be reduced to zero.

         "Current Realized Losses" means, for each class of Class A-P Certificates and each Distribution Date, the sum of the related Applicable Fraction of Realized Losses realized during the preceding calendar month on each related Discount Loan.

         "Curtailment" means a partial prepayment on any Mortgage Loan.

         "Deferred Principal Amount" means, for each class of Class A-P Certificates, the amount of cumulative Current Realized Losses allocated or allocable to such class on prior Distribution Dates, minus all amounts reimbursed from amounts otherwise payable on the related group of Subordinate Certificates.

         "Designated Rates" means, for each Collateral Group, the "Designated Rates" as set forth in the prospectus supplement.

         "Due Period" means, for any Distribution Date, the period beginning on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

         "Insurance Proceeds" means, with respect to each mortgage loan, proceeds of insurance policies insuring the related mortgaged property.

         "Interest Only Certificate" means any Class A-X Certificate and any other class of certificate designated as an "Interest Only Certificate" in the prospectus supplement.

         "Liquidation Principal" means, for any Distribution Date, the principal portion of Liquidation Proceeds received from each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month immediately preceding the month of such Distribution Date.

         "Liquidation Proceeds" means any cash received in connection with the liquidation of a defaulted mortgage loan, whether through a trustee's sale, foreclosure sale or otherwise, including any Subsequent Recoveries.

         "Liquidated Mortgage Loan" means any Mortgage Loan for which the related Servicer has determined that it has received all amounts it expects to recover from or on account of such Mortgage Loan, whether from Insurance Proceeds, Liquidation Proceeds or otherwise.

         "Notional Amount" means each Class A-X Notional Amount and the notional amount of any class of Interest Only Certificates set forth in the prospectus supplement.

         "PAC Certificates" means any class of certificates designated as a planned amortization class in the prospectus supplement.

         "PAC Scheduled Amount" means, for the PAC Certificates and any Distribution Date, the amount set forth in the prospectus supplement for such Distribution Date.

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         "Payoff" means a prepayment in full on any Mortgage Loan.

         "Principal Only Certificate" means any class of Class A-P Certificates or any other class of certificates designated as a "Principal-Only Certificate" in the prospectus supplement.

         "Principal Payment Amount" means the sum, for each Collateral Group (other than any Collateral Group related to any class of Class A-P Certificates) and any Distribution Date of the Applicable Fraction for each Mortgage Loan contributing to such Collateral Group of:

         (1) the principal portion of Scheduled Payments on each such Mortgage Loan due on the related Due Date and received or advanced during the related Due Period;

         (2) the principal portion of repurchase proceeds received on any related Mortgage Loan for which an obligation to repurchase arose during or before the related Due Period during the calendar month preceding the month of the Distribution Date;

         (3) any other unscheduled payments of principal that were received on any related Mortgage Loan during the preceding calendar month, other than Payoffs, Curtailments, or Liquidation Principal; and

         (4) Current Realized Losses and Deferred Principal Amounts, to the extent of the amount available from the related Subordinate Principal Distribution Amount.

         "Principal Prepayment Amount" means, for any Distribution Date and any Collateral Group, the Applicable Fractions of all Payoffs and Curtailments for each Mortgage Loan contributing to such Collateral Group that were received during the preceding calendar month (other than the Applicable Fractions thereof allocable to any class of Class A-P Certificates).

         "Scheduled Payment" means, for any mortgage loan, the monthly payment of principal and interest due on such mortgage loan.

         "Scheduled Principal Amount" for each Collateral Group and any Distribution Date is equal to the amount described in clause (1) of the definition of Senior Principal Distribution Amount. The "Unscheduled Principal Amount" for each Collateral Group and any Distribution Date is equal to the sum of the amounts described in clauses (2) and (3) of the definition of Senior Principal Distribution Amount.

         "Senior Collateral Group Percentage" for each Collateral Group will be as set forth in the prospectus supplement.

         "Senior Liquidation Amount" for any Distribution Date and any Collateral Group (other than any Collateral Group related to any class of Class A-P Certificates), will equal the Applicable Fraction for such Collateral Group of the lesser, for each Mortgage Loan contributing to such Collateral Group that became a Liquidated Mortgage Loan (as defined below) during the calendar month preceding the month of such Distribution Date, of
(i) the related Senior Collateral Group Percentage of the scheduled principal balance of such Mortgage Loan and (ii) the applicable Senior Prepayment Percentage of the Liquidation Principal derived from such Mortgage Loan.

         The "Senior Prepayment Percentage" for each Collateral Group and each Distribution Date before November 2012 will equal 100%. Thereafter, the Senior Prepayment Percentage for each Collateral Group will be calculated as follows:

         (1) for any Distribution Date occurring in November 2012 through October 2013, the related Senior Collateral Group Percentage for that Distribution Date plus 70% of the related Subordinate Percentage for that Distribution Date;

         (2) for any Distribution Date occurring in November 2013 through October 2014, the related Senior Collateral Group Percentage for that Distribution Date plus 60% of the related Subordinate Percentage for that Distribution Date;

         (3) for any Distribution Date occurring in November 2014 through October 2015, the related Senior Collateral Group Percentage for that Distribution Date plus 40% of the related Subordinate Percentage for that Distribution Date;

         (4) for any Distribution Date occurring in November 2015 through October 2016, the related Senior Collateral Group Percentage for that Distribution Date plus 20% of the related Subordinate Percentage for that Distribution Date;

         (5) for any Distribution Date occurring in or after November 2016 (other than the final Distribution Date), the Senior Prepayment Percentage will equal the related Senior Collateral Group Percentage for that Distribution Date; and

         (6) for the final Distribution Date, the Senior Prepayment Percentage will equal 100%.

         There are important exceptions to the calculations of the Senior Prepayment Percentages described in the above paragraph. If, on any Distribution Date, the Senior Collateral Group Percentage for a Collateral Group is greater than the original Senior Collateral Group Percentage for such Collateral Group, then no prepayments on the Mortgage Loans contributing to any Collateral Group related to the same Loan Group (or a related Loan Group) will be paid to the related Subordinate Certificates. In addition, the portion of prepayments on the Mortgage Loans contributing to the related Collateral Group distributed to the Senior Certificates may increase upon the occurrence of certain other events set forth in the Trust Agreement. After the Class Principal Balance of each class of Senior Certificates in a Certificate Group has been reduced to zero, the related Senior Prepayment Percentage will be zero.

         The "Senior Principal Distribution Amount" for any Distribution Date and each Collateral Group will equal the sum of:

         (1) the related Senior Collateral Group Percentage of the related Principal Payment Amount for such Distribution Date;

         (2) the related Senior Prepayment Percentage of the related Principal Prepayment Amount for such Distribution Date; and

         (3)    the related Senior Liquidation Amount for such Distribution
                Date.

         "Subordinate Liquidation Amount," for any Distribution Date and any Collateral Group (other than any Collateral Group related to any class of Class A-P Certificates) will equal the Applicable Fraction of the related Liquidation Principal in respect of each Mortgage Loan contributing to that Collateral Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, minus the related Senior Liquidation Amount for such Distribution Date.

         The "Subordinate Percentage" for any Collateral Group (other than any Collateral Group related to any class of Class A-P Certificates) and any Distribution Date will equal the excess of 100% over the related Senior Collateral Group Percentage. The Subordinate Percentage as of the Closing Date will be as set forth in the prospectus supplement.

         "Subordinate Prepayment Percentage" for any Distribution Date and any Collateral Group (other than any Collateral Group related to any class of Class A-P Certificates) will equal the excess of 100% over the related Senior Prepayment Percentage. Initially, the Subordinate Prepayment Percentage for each Collateral Group will be 0%.

         "Subordinate Principal Distribution Amount" for any Distribution Date and each Collateral Group (other than any Collateral Group related to any class of Class A-P Certificates) will be equal to the sum of:

         (1) the related Subordinate Percentage of the related Principal Payment Amount;

         (2)   the related Subordinate Principal Prepayment Amount; and

         (3)   the related Subordinate Liquidation Amount;

provided, however, that the Subordinate Principal Distribution Amount for each Collateral Group will be reduced by the amounts required to be distributed to the related class of Class A-P Certificates for reimbursement of Current Realized Losses and Deferred Principal Amounts on such Distribution Date. Any reduction in the Subordinate Principal Distribution Amount for any Collateral Group pursuant to this proviso shall reduce the amount calculated pursuant to clause (1), clause (3) and clause (2) above, in that order, and such amounts will nevertheless reduce the Certificate Balance of the applicable class of Subordinate Certificates.

         "Subordinate Principal Prepayment Amount" means, for each Distribution Date and each Collateral Group (other than any Collateral Group related to any class of Class A-P Certificates), the Subordinate Prepayment Percentage of the related Principal Prepayment Amount.

         "Subordination Level" means, for any class of Subordinate Certificates and any specified date, the percentage obtained by dividing (i) the sum of the Class Principal Balances of all classes of related Subordinate Certificates that are subordinate to such class by (ii) the sum of Class Principal Balances of all related classes of certificates as of such date, before giving effect to distributions and allocations of Realized Losses to the certificates on such date.

         "TAC Certificates" means any class of certificates designated as a targeted amortization class in the prospectus supplement.

         "TAC Scheduled Amount" means, for the TAC Certificates and any Distribution Date, the amount set forth in the prospectus supplement for such Distribution Date.

Available Distribution Amount

         On each Distribution Date, the Available Distribution Amount for each Collateral Group for such Distribution Date will be determined and allocated among the related Collateral Groups as provided in the prospectus supplement and will generally include Scheduled Payments due on the Due Date immediately before such Distribution Date, Curtailments received in the previous calendar month to the extent described below, Payoffs received in the previous calendar month to the extent described below and amounts received from liquidations of Mortgage Loans in the previous calendar month and will be distributed to the certificateholders generally as specified in this term sheet supplement and more specifically in the prospectus supplement.

         The "Available Distribution Amount" for any Collateral Group and any Distribution Date, as more fully described in the Trust Agreement, will equal the sum of the Applicable Fractions for each Mortgage Loan contributing to such Collateral Group of the following amounts:

         (1) the total amount of all cash (including P&I Advances), Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and payments on, and proceeds from the sale of, any debentures issued in respect of any such Mortgage Loan (i) received from or on behalf of the mortgagors with respect to such Mortgage Loans, (ii) advanced by the applicable Servicers on such Mortgage Loans or, to the extent provided in the Trust Agreement, the Master Servicer or the Trustee (as successor master servicer), or

                (iii) received from the applicable Servicers as Compensating Interest with respect to such Mortgage Loans, and not previously distributed, except:

                (a) all Scheduled Payments collected but due on a Due Date after such Distribution Date;

                (b) all Curtailments received after the previous calendar month;

                (c) all Payoffs received after the previous calendar month (together with any interest payment received with those Payoffs to the extent that it represents the payment of interest accrued on those Mortgage Loans for the period after the previous calendar month);

                (d) Liquidation proceeds, Condemnation Proceeds and Insurance Proceeds received on the Mortgage Loans after the previous calendar month;

                (e) all amounts that are then due and payable to the applicable Servicer under the related Sale and Servicing Agreement;

                (f) the Servicing Fee (net of any amounts payable as Compensating Interest by the applicable Servicer) for each Mortgage Loan;

                (g) any amounts payable in respect of primary mortgage insurance;

                (h) all related indemnification amounts and other related amounts reimbursable on such Distribution Date to the Securities Administrator, the Trustee, the Custodians or the Master Servicer; and

         (2) the total amount of any cash received by the Securities Administrator or the applicable Servicer from the repurchase by any Loan Seller of any such Mortgage Loans as a result of defective documentation or breach of representations and warranties; provided that the obligation to repurchase arose before the related Due Date;

provided, that interest with respect to any Mortgage Loan that relates to two Collateral Groups will be included in the Available Distribution Amount for each related Collateral Group as follows: first, to the Collateral Group with the lower Effective Net Rate, interest to the extent accrued on the Applicable Fraction of the principal of such Mortgage Loan at the Effective Net Rate for such Collateral Group; and second, to the other Collateral Group related to such Mortgage Loan.

Administration Fees

         As described under the definition of "Available Distribution Amount" in this term sheet supplement, funds collected on the Mortgage Loans that are available for distribution to certificateholders will be net of the Servicing Fee payable on each Mortgage Loan and compensation payable to the Master Servicer, the Securities Administrator, each Custodian and the Trustee. On each Distribution Date, the Securities Administrator, the Master Servicer, the Servicers and the Trustee will be entitled to their fees prior to the certificateholders receiving any distributions. The Servicing Fee for any Distribution Date for any Mortgage Loan will be an amount equal to one-twelfth of the Servicing Fee Rate, on the Stated Principal Balance of such Mortgage Loan. The following table identifies the Servicing Fee Rates generally applicable in calculating the Servicing Fee:

             Fee                         Per Annum Fee Rate
             -----------------------     -------------------------
             Master Servicing Fee        The investment income earned on
                                         amounts in deposit in the Distribution
                                         Account during the Master Servicer
                                         Float Period (as described in the

                                         Trust Agreement).

             Servicing Fee               0.250%

             Trustee Fee An amount remitted to the trustee by Wells Fargo from the compensation received in its capacity as Master Servicer and Securities Administrator.
Priority of Distributions

         On each Distribution Date prior to the occurrence of the Credit Support Depletion Date, the Available Distribution Amount for each Collateral Group will be distributed in the following order of priority:

         (1) to each class of Senior Certificates (other than the Principal Only Certificates) related to such Collateral Group (other than any Collateral Group related to any class of Class A-P Certificates), Accrued Certificate Interest thereon, pro rata in proportion to the amount of Accrued Certificate Interest owing to each such class, provided that, Accrued Certificate Interest on any Z Certificates will be added to the Class Principal Balance thereof and will be distributed in the following order of priority:

                (a) to the related AD Certificates, until the Class Principal Balance thereof is reduced to zero; and

                (b) to such Z Certificates until the Class Principal Balance thereof is reduced to zero;

         (2) to the Senior Certificates (other than the Interest Only Certificates) related to such Collateral Group, to the extent of the remaining Available Distribution Amount for the related Collateral Group, concurrently as follows:

                (a) to the certificates in each Certificate Group, in reduction of their respective Class Principal Balances, in the order of priorities to be set forth in the prospectus supplement, from the Available Distribution Amount for the related Collateral Group in an amount up to the Senior Principal Distribution Amount for that Collateral Group for such Distribution Date, until the Class Principal Balance of each such certificate is reduced to zero;

                (b) to each class of Class A-P Certificates, from the Available Distribution Amount for the related Collateral Group, the related A-P Principal Distribution Amount for such Collateral Group, in reduction of their Class Principal Balance, until the Class Principal Balance thereof is reduced to zero; and

         (3) from amounts otherwise payable to the related Subordinate Certificates, to the related class of Class A-P Certificates, the principal portion of Current Realized Losses and the Deferred Principal Amount for such Class A-P Certificates and such Distribution Date; provided, however, that, if necessary, the aggregate of all such amounts distributed on such Distribution Date shall not exceed the related aggregate Subordinate Principal Distribution Amount (without regard to the proviso of such definition) for the related Subordinate Certificates and, provided further, that such amounts will not reduce the Class Principal Balance of such Class A-P Certificates;

         (4) to the extent of the remaining Available Distribution Amount for each Collateral Group (other than any Collateral Group related to any class of Class A-P Certificates), but subject to the prior distribution of amounts described under "--Cross-Collateralization" below, to the related classes of Subordinate Certificates, in their order of seniority the sum of (i) Accrued Certificate Interest pro rata on the basis of the amount owing to each such class, and (ii) their pro rata shares, based on their outstanding Certificate Balances, of the Subordinate Principal Distribution Amount for each such Collateral Group, as applicable; provided, however, that on any Distribution Date on which the Subordination Level for any class of Subordinate Certificates is less than its Subordination Level as of the Closing Date, the portion of the Subordinate Principal Prepayment Amount otherwise allocable to the class or classes of related Subordinate Certificates junior to such class will be allocated pro rata to the most senior class of related Subordinate Certificates for which the Subordination Level on such Distribution Date is less than the Subordination Level as of the Closing Date and all classes of related Subordinate Certificates senior thereto;

         (5) to each related class of certificates, in the order of their seniority, the amount of any unreimbursed Realized Losses previously allocated to such certificates; and

         (6) to the Residual Certificates, after all of the other classes of certificates have been paid in full, the remainder, if any, which is expected to be zero, of the Available Distribution Amount for all Collateral Groups.

         On each Distribution Date on or after the Credit Support Depletion Date, to the extent of the Available Distribution Amount allocable to each Collateral Group on such Distribution Date, distributions will be made to the Senior Certificates related to each such Collateral Group, in respect of interest (pro rata according to Accrued Certificate Interest for such Distribution Date) and then with respect to principal (pro rata according to their respective Class Principal Balances) and the remainder (other than any Fair Market Value Excess remaining after the optional purchase of the Mortgage Loans), if any, which is expected to be zero, of the Available Distribution Amount for each such Collateral Group will be distributed to the holders of one or more classes of related Residual Certificates.

Distributions with Respect to Exchangeable Classes

         In the event that Exchangeable REMIC Certificates comprising a Combination Group are exchanged for their related Exchangeable Certificates, such Exchangeable Certificates will be entitled to a proportionate share of the principal distributions on each class of Exchangeable REMIC Certificates in such Combination Group. In addition, Exchangeable Certificates will bear a proportionate share of losses and interest shortfalls allocable to each class of Exchangeable REMIC Certificates in such Combination Group.

Subordination and Allocation of Losses

         Each group of Subordinate Certificates will be subordinate in right of payment and provide credit support to the related Senior Certificates to the extent described in this term sheet supplement. The support provided by each group of Subordinate Certificates is intended to enhance the likelihood of regular receipt by the related Senior Certificates of the full amount of the monthly distributions of interest and principal to which they are entitled and to afford the related Senior Certificates protection against certain losses. The protection afforded to the related Senior Certificates by such Subordinate Certificates will be accomplished by the preferential right on each Distribution Date of the related Senior Certificates to receive distributions of interest and principal to which they are entitled before distributions of interest and principal to the related Subordinate Certificates and by the allocation of losses to such Subordinate Certificates prior to any allocation of losses on the Mortgage Loans contributing to any Collateral Group to the related Senior Certificates.

         In addition, each class of Subordinate Certificates will be subordinate in right of payment and provide credit support to each class of related Subordinate Certificates with a lower numerical class designation. The protection afforded to a class of Subordinate Certificates by the classes of related Subordinate Certificates with higher numerical class designations will be similarly accomplished by the preferential right of those classes with lower numerical class designations to receive distributions of interest and principal before distributions of interest and principal to those classes of related Subordinate Certificates with higher numerical class designations.

         As is more fully set forth below, on each Distribution Date, the Applicable Fractions of the principal portion of each Realized Loss on a Mortgage Loan will be allocated to the classes of the related Certificate Group in reduction of the Class Principal Balances thereof. For example, the Applicable Fractions of the principal portion of a Realized Loss experienced on a Mortgage Loan contributing to any Collateral Group (other than the Applicable Fractions thereof allocable to a class of Class A-P Certificates) will be allocated to the most subordinate class or classes of Subordinate Certificates with a Certificate Balance greater than zero until the aggregate Certificate Balance of all Subordinate Certificates has been reduced to zero at which point all further losses will be allocated to the Senior Certificates related to such Collateral Group as described herein.

         To the extent that the Applicable Fraction of the principal portion of a Realized Loss has been allocated in reduction of Class Principal Balance of a class of Class A-P Certificates and not reimbursed on the related Distribution Date or prior Distribution Dates, such class shall be entitled (from amounts otherwise distributable to the related Subordinate Certificates in respect of principal) to an amount equal to such unreimbursed loss on future Distribution Dates, until such loss has been fully repaid. Such entitlement is referred to in this term sheet supplement as the "Deferred Principal Amount" and is distributable in the manner described under "--Priority of Distributions" above. The distribution of any Deferred Principal Amount to a class of Class A-P Certificates on any Distribution Date will not result in a further reduction of the Certificate Balance of such certificates, but instead will result in the reduction of Class Principal Balances of the related Subordinate Certificates, in reverse order of seniority, until each of their Class Principal Balances has been reduced to zero, as is more fully set forth herein.

         The allocation of the principal portion of any loss as described above will be achieved by reducing the Class Principal Balance of the related class by the amount of such loss on the applicable Distribution Date. The amount paid on any Distribution Date in respect of Current Realized Losses or Deferred Principal Amounts will be applied to reduce the Class Principal Balances of the related Subordinate Certificates in inverse order of seniority.

         In the event of a personal bankruptcy of a mortgagor, the bankruptcy court may establish a deficient valuation. The amount of the secured debt could be reduced to such deficient valuation amount, and the holder of such loan thus would become an unsecured creditor to the extent the outstanding principal balance of such loan exceeds the value so assigned to the Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a loan can result from a bankruptcy proceeding, including the reduction of the amount of the Monthly Payment on the related loan.

         A "Realized Loss" on a Liquidated Mortgage Loan generally equals the excess of (a) the sum of (i) the outstanding principal balance of the Mortgage Loan, (ii) all accrued and unpaid interest thereon, and (iii) the amount of all Servicing Advances and other expenses incurred with respect to such Mortgage Loan (including expenses of enforcement and foreclosure) over (b) Liquidation Proceeds realized from such Mortgage Loan. Realized Losses may also occur in connection with unexpected expenses incurred by the Trustee, mortgagor bankruptcies and modifications of defaulted Mortgage Loans.

         In the event that a Servicer ultimately recovers an amount in respect of a Liquidated Mortgage Loan with respect to which a Realized Loss has occurred (any such amount, net of the reasonable fees of the Servicer associated with such recovery, a "Subsequent Recovery" with respect to such Liquidated Mortgage Loan), such Subsequent Recovery will be distributed in accordance with the payment priorities with respect to principal described under "Description of the Certificates--Distributions of Principal on the Certificates" in this term sheet supplement and the certificate principal balance of any class of Subordinate Certificates that has been reduced by a Realized Loss will be increased, in direct order of seniority, by the lesser of (i) the amount of such Subsequent Recovery and (ii) the aggregate unreimbursed Realized Loss applicable to such class.

         Because each group of Subordinate Certificates represent interests in all the Mortgage Loans in the related Loan Groups, the Certificate Balances of such certificates could be reduced to zero as a result of a disproportionate amount of losses on the Mortgage Loans contributing to any Collateral Group in such Loan Group. Therefore, the allocation to the Subordinate Certificates of Realized Losses (other than with respect to any Subsequent Recoveries) on the Mortgage Loans contributing to any related Collateral Group will increase the likelihood that future losses will be allocated to the Senior Certificates related to a Collateral Group that did not incur the loss.

         If the Certificate Balances of all of the related Subordinate Certificates have been reduced to zero, further Realized Losses (other than with respect to any Subsequent Recoveries) on the Mortgage Loans contributing to any related Collateral Group (other than the portion thereof allocable to the related class of Class A-P Certificates) will be allocated pro rata to the related Senior Certificates (other than the related Interest Only Certificates), based on their outstanding Certificate Balances in each case until the Class Principal Balance of each such class has been reduced to zero; provided, however, that Realized Losses otherwise allocable to any class of Super Senior Certificates will instead be allocated to the related class or classes of Credit Support Certificates, until the Class Principal Balance thereof has been reduced to zero.

Cross-Collateralization

         On each Distribution Date prior to the related Credit Support Depletion Date, but after the date on which the total Certificate Balance of the Senior Certificates of a Certificate Group (other than any class of Class A-P Certificates) has been reduced to zero, amounts otherwise distributable as principal on each class of related Subordinate Certificates, in reverse order of priority, in respect of such class's Subordinate Class Percentage of the Subordinate Principal Distribution Amount for the Collateral Group relating to such retired Senior Certificates, will be distributed as principal to the related class or classes of Senior Certificates (other than the Interest Only Certificates) remaining outstanding, until the Class Principal Balances thereof have been reduced to zero, provided that on such Distribution Date (a) the related Total Subordinate Percentage for such Distribution Date is less than 200% of such Total Subordinate Percentage as of the Cut-Off Date or (b) the average outstanding principal balance of the Mortgage Loans in the related Loan Group delinquent 60 days or more (including Mortgage Loans in foreclosure or bankruptcy and real property owned by the Trust Fund) during the most recent six months as a percentage of the related Group Subordinate Amount is greater than or equal to 50%. All distributions described above will be made in accordance with the priorities set forth under "--Priority of Distributions" above.

         The "Total Subordinate Percentage" at any time will equal with respect to any group of Subordinate Certificates, the sum of the Class Principal Balances of such Subordinate Certificates divided by the sum of the outstanding principal balances for all the Mortgage Loans in the related Collateral Groups (other than the Applicable Fractions thereof allocable to the related class of Class A-P Certificates).

         The "Group Subordinate Amount" with respect to each Collateral Group and any Distribution Date is the excess of the sum of the Applicable Fractions of the outstanding principal balances for all the Mortgage Loans contributing to such Collateral Group (other than the Applicable Fractions thereof allocable to any class of Class A-P Certificates, the related "Non-AP Pool Balance") for the immediately preceding Distribution Date for that Collateral Group over the total Certificate Balance of the Senior Certificates of the related Certificate Group (other than any class of Class A-P Certificates) immediately prior to that Distribution Date.

         The "Subordinate Class Percentage" for each class of Subordinate Certificates for each Distribution Date is equal to the percentage obtained by dividing the Class Principal Balance of such class immediately prior to such Distribution Date by the aggregate Certificate Principal Balance of all related Subordinate Certificates immediately prior to such date.

         In addition, if on any Distribution Date the total Certificate Balance of the Senior Certificates of a Certificate Group (other than any Class A-P Certificates and after giving effect to distributions to be made on that Distribution Date) is greater than the Non-AP Pool Balance of the related Collateral Group (any such Group, an "Undercollateralized Group"), all amounts with respect to the related Mortgage Loans otherwise distributable as principal on the related Subordinate Certificates, in reverse order of priority (other than amounts needed to pay any Deferred Principal Amounts or unpaid interest shortfalls) (or, following the Credit Support Depletion Date, such amounts described in the following sentence), will be distributed as principal to the Senior Certificates (other than any Class A-P Certificates and any other related Interest Only Certificates) of the Undercollateralized Group, until the total Certificate Balance of such Senior Certificates equals the Non-AP Pool Balance of the related Collateral Group (such distribution, an "Undercollateralization Distribution"). In the event that a Certificate Group constitutes an Undercollateralized Group on any Distribution Date following the Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Distribution Amount from each related Collateral Group that does not constitute an Undercollateralized Group remaining after all required amounts have been distributed to the Senior Certificates (other than any Class A-P Certificates and Class A-X Certificates) of such other Certificate Groups. In addition, the amount of any unpaid interest shortfalls with respect to the Undercollateralized Group (including any interest shortfalls for the related Distribution Date) will be distributed to the Senior Certificates (other than any Class A-P Certificates) of the Undercollateralized Group prior to the payment of any Undercollateralization Distributions from amounts otherwise distributable as principal on the related Subordinate Certificates, in reverse order of priority (or, following the related Credit Support Depletion Date, as provided in the preceding sentence). If more than one of the Certificate Groups related to a Loan Group are Undercollateralized Groups, the distributions described above will be made in proportion to the amount by which the aggregate Certificate Balance of the Senior Certificates (other than any Class A-P Certificates) exceeds the Non-AP Pool Balance of the related Collateral Group. All distributions described above will be made in accordance with the priorities set forth under "--Priority of Distributions" above.

Termination; Optional Clean-Up Call

         On any Distribution Date when the aggregate Stated Principal Balance of the mortgage loans, as of the last day of the related Due Period, is equal to or less than 1% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date, the Depositor may request the Master Servicer to solicit bids in a commercially reasonable manner for the purchase of the mortgage loans and all other property of the Trust Fund on a non-recourse basis with no representations or warranties of any nature whatsoever (such event, the "Auction Call"). The Master Servicer will accommodate any such request at its sole discretion. To effectuate such sale, the Master Servicer or its designee, in communication with the Depositor, shall make reasonable efforts to sell all of the property of the Trust Fund for its fair market value in a commercially reasonable manner and on commercially reasonable terms, which will include the good faith solicitation of competitive bids to prospective purchasers that are recognized broker/dealers for assets of this type. The Trustee will sell all of the property of the Trust Fund, as directed by the Depositor or the Master Servicer, to the entity with the highest bid received by the Master Servicer from the closed bids solicited by the Master Servicer or its designee; provided, that, (i) the sale price will not be less than the par value plus accrued interest on the mortgage loans plus the fair market value of any REO properties as certified by the Depositor, (ii) the Master Servicer must receive bids from no fewer than three prospective purchasers and (iii) such sale price will be deposited with the Master Servicer prior to the Distribution Date following the month in which such value is determined. The proceeds of such sale of the Trust Fund property (other than an amount equal to the excess, if any, of the proceeds of the sale over the par value (such excess, the "Fair Market Value Excess") will be distributed to the holders of the certificates in accordance with the order of priorities set forth under "Description of the Certificates--Distributions" in the prospectus supplement. Any Fair Market Value Excess received in connection with the purchase of the mortgage loans and REO properties will be distributed as provided in the Trust Agreement. The Master Servicer will be reimbursed for its costs, including expenses associated with engaging an agent, from the Trust Fund, if the auction is not successful, and from the proceeds of the successful sale before the proceeds are distributed to certificateholders.

         Except to the extent provided above with regard to allocating any Fair Market Value Excess, the proceeds of such a sale will be treated as a prepayment of the mortgage loans for purposes of distributions to certificateholders. Accordingly, the sale of the mortgage loans and REO properties as a result of the exercise by the Master Servicer of its option to solicit bids therefor will result in the final distribution on the certificates on the related Distribution Date. See
"Administration--Termination; Optional Termination" in the prospectus.

         The Trust Fund also is required to terminate upon either the later of: (i) the distribution to certificateholders of the final payment or collection with respect to the last mortgage loan (or P&I Advances of same by the applicable Servicer), or (ii) the disposition of all funds with respect to the last mortgage loan and the remittance of all funds due under the Trust Agreement; provided, however, that in no event will the Trust Fund established by the Trust Agreement terminate later than twenty one years after the death of the last surviving lineal descendant of the person named in the Trust Agreement.

         Except to the extent provided above with respect to allocating any Fair Market Value Excess to the holders of one or more classes of Residual Certificates, the proceeds of such a purchase will be treated as a prepayment of the related Mortgage Loans for purposes of distributions to certificateholders. Accordingly, the exercise of the right to purchase assets of the applicable Mortgage Loans and the other property of the Trust Fund as set forth above will effect early retirement of the related certificates and the applicable certificateholders will receive distributions on the Distribution Date following the month in which such assets are purchased. See "Administration--Termination; Optional Termination" in the prospectus.

Optional Repurchase of Delinquent Mortgage Loans

         The Depositor has the option, but is not obligated, to purchase from the Trust Fund any mortgage loan that is ninety (90) days or more delinquent subject to certain terms and conditions set forth in the Trust Agreement. In addition, certain mortgage loan sellers may have agreed to repurchase any mortgage loan they sold if the mortgagor fails to make its first, or in some cases, second or third payment after the mortgage loan was purchased from such seller (an "early payment default"). The Depositor will not assign to the issuing entity any rights it may have to require a mortgage loan seller to make such repurchases. However, the Depositor will have the option, but is not obligated, to purchase from the issuing entity any mortgage loan that experiences an early payment default (whether or not such mortgage loan is 90 days or more delinquent). The Depositor may exercise that option up to 180 days after the early payment default occurs, or later if it has made a claim which has not yet been resolved with the mortgage loan seller within the initial 180 day period. The issuing entity will have no right to require the Depositor or any mortgage loan seller to repurchase any mortgage loan as a result of an early payment default. The purchase price will be 100% of the unpaid principal balance of the mortgage loan, plus all related accrued and unpaid interest, and the amount of any unreimbursed servicing advances made by the applicable Servicer related to the mortgage loan.

Rated Final Distribution Date

         The rated final Distribution Date for distributions on the certificates will be the distribution date occurring in November 2037. The rated final Distribution Date of each class of certificates was determined by adding one month to the maturity date of the latest maturing Mortgage Loan in the related Loan Group.

Reports to Certificateholders

         On each Distribution Date, the Securities Administrator on behalf of the Trustee, will be required to make available to each certificateholder, the Depositor and to such other parties as are specified in the Trust Agreement, a distribution report, based on information provided to the Securities Administrator by the Master Servicer and the Servicers, containing the following information:

         o     the class factor for each class of certificates;

         o the aggregate scheduled principal balance of each pool and/or group of Mortgage Loans;

         o the Available Distribution Amount and the Principal Prepayment Amount for such Distribution Date;

         o the amount of such distributions to the holders of certificates of such class to be applied to reduce the Class Principal Balance thereof, separately identifying the amounts, if any, of any Payoffs, Principal Prepayment Amounts paid by the borrower, Liquidation Proceeds, condemnation proceeds and insurance proceeds;

         o the amount of such distributions to the holders of certificates of such class allocable to interest, and the Certificate Rate applicable to each class (separately identifying (a) the amount of such interest accrued during the calendar month preceding the month of such Distribution Date, and (b) the amount of interest from previous calendar months);

         o the aggregate amount of servicing fees and other fees and expenses paid or to be paid out of the Available
               Distribution Amount for such Distribution Date;

         o if applicable, the aggregate amount of outstanding Advances included in such distributions, and the aggregate amount of Advances reimbursed to the Master Servicer or other successor Servicer during the calendar month preceding the Distribution Date;

         o the (a) number, (b) weighted average interest rate and (c) weighted average stated term to maturity, of the Mortgage Loans in each Loan Group as of the last Business Day of the calendar month preceding such Distribution Date;

         o the number and aggregate scheduled principal balance of Mortgage Loans as reported to the Securities Administrator by the applicable Servicer, (a) that are current, 30 days contractually delinquent, 60 days contractually delinquent, 90 days contractually delinquent or 120 days or more contractually delinquent), (b) that have become REO property, (c) as to which foreclosure proceedings have been commenced and (d) as to which the related borrower is subject to a bankruptcy proceeding;

         o with respect to any Mortgaged Property acquired on behalf of certificateholders through foreclosure or deed in lieu of foreclosure during the preceding calendar month, the scheduled principal balance of the related Mortgage Loan as of the last business day of the calendar month preceding the Distribution Date;

         o the aggregate Class Principal Balance of each class of certificates (and, in the case of any certificate with no Class Principal Balance, the notional amount of such class) after giving effect to the distributions to be made on such Distribution Date, and separately identifying any reduction thereof on account of Realized Losses;

         o the aggregate amount of (a) Payoffs and Principal Prepayments made by borrowers, (b) the amount of any proceeds from any repurchase of any Mortgage Loans by a Responsible Party, (c) Liquidation Proceeds, condemnation proceeds and insurance proceeds, and (d) Realized Losses incurred during the related Prepayment Period;

         o the aggregate amount of any Mortgage Loan that has been repurchased from the Trust Fund;

         o the aggregate shortfall, if any, allocated to each class of certificates at the close of business on such Distribution Date;

         o the Senior Percentages, the Senior Prepayment Percentages, the Subordinate Percentages and the Subordinate Prepayment Percentages, if any, for such Distribution Date; and

         o     such other information as provided in the Trust Agreement.

         In the case of information furnished pursuant to the first three bullets above, the amount shall also be expressed as a dollar amount per $1,000 denomination of certificates; provided, however, that if any class of certificates does not have a Class Principal Balance or a Notional Balance, then the amounts shall be expressed as a dollar amount per 10% percentage interest.

         Within a reasonable period of time after the end of each calendar year, the Securities Administrator will, upon request, make available to each person who at any time during the calendar year was a holder of a certificate, a statement (which will be based solely upon, and to the extent of, information provided to it by the Master Servicer) containing the information set forth in the first four bullets above with respect to the period during which such person was a certificateholder. Such obligation will be deemed satisfied to the extent that substantially comparable information is provided by the Master Servicer or the Securities Administrator pursuant to any requirements of the Code as from time to time are in force.

         The Securities Administrator will provide the monthly distribution report via the Securities Administrator's internet website (assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at 1-866-846-4526). The Securities Administrator will also make available on its website any reports on Forms 10-D, 10-K and 8-K that have been prepared by the Securities Administrator with respect to the Trust Fund through the EDGAR system. Parties that are unable to use the website (initially located at www.ctslink.com) are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and requesting a copy. As a condition to accessing the Securities Administrator's internet website, the Securities Administrator may require registration and the acceptance of a disclaimer. The Securities Administrator will not be liable for the dissemination of information in accordance with the Trust Agreement.

         Any materials filed with the Securities and Exchange Commission in conjunction with this issuance may be read and copied at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Issuing Entity's annual reports, monthly reports, current reports and any amendments to those reports filed or furnished pursuant to
Section 13(a) or 15(d) of the Exchange Act (15 U.S.C. 78m(a) or 78o(d)) may also be obtained at the Securities and Exchange Commission's internet site located at http://www.sec.gov. Such filings will be made under the name of the Issuing Entity.

         The Securities Administrator will also be entitled to rely on but will not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the monthly distribution report and may affix to that report any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party).

                      YIELD AND PREPAYMENT CONSIDERATIONS

General

         The yield to maturity of each class of certificates will depend upon, among other things, the price at which such certificates are purchased, the applicable interest rate on the certificates, the actual characteristics of the Mortgage Loans in the related Collateral Group or Collateral Groups, the rate of principal payments (including prepayments) on the Mortgage Loans in the related Collateral Group or Collateral Groups and the rate of liquidations on the Mortgage Loans in the related Collateral Group or Collateral Groups. The yield to maturity of each class of Exchangeable Certificates will depend on the yield to maturity of the related classes of the related Exchangeable REMIC Certificates. The yield to maturity to holders of certificates entitled to interest (other than the LIBOR Certificates and the Principal Only Certificates) will be lower than the yield to maturity otherwise produced by the applicable interest rate and purchase price of those certificates because principal and interest distributions will not be payable to the certificateholders until the 25th day of the month following the month of interest accrual (without any additional distribution of interest or earnings for the delay).

         Any net interest shortfalls, as described in this term sheet supplement under the heading "Description of the Certificates-Distributions," will adversely affect the yields on the offered certificates. In addition, although all Realized Losses (other than with respect to any Subsequent Recoveries) initially will be borne by the related Subordinate Certificates, in the reverse order of their numerical class designations (either directly or through distributions of Deferred Principal Amounts on the related class of Class A-P Certificates, as applicable), the Applicable Fractions of Realized Losses (other than with respect to any Subsequent Recoveries) occurring on or after the Credit Support Depletion Date will be allocated pro rata to the outstanding class or classes of Senior Certificates related to the Collateral Group in which such Realized Loss occurred; provided, however, that Realized Losses otherwise allocable to any Super Senior Certificates will instead be allocated to the related class or classes of Credit Support Certificates, until the Class Principal Balance thereof has been reduced to zero. Moreover, since the Subordinate Principal Distribution Amount for each Distribution Date will be reduced by the amount of any distributions on a Distribution Date of Current Realized Losses and Deferred Principal Amounts, the amount distributable as principal on each Distribution Date to each class of Subordinate Certificates will be less than it otherwise would be in the absence of the Current Realized Losses and Deferred Principal Amounts. As a result, the yields on the offered certificates will depend on the rate and timing of Realized Losses.

         In addition, as described in this term sheet supplement under the heading "Description of the Certificates--Priority of Distributions," principal distributions on the certificates will be calculated on the basis of principal collections on specified Collateral Groups of Mortgage Loans or portions thereof. Prospective investors in the certificates are urged to consider that the characteristics, in particular, the interest rates, of the Mortgage Loans themselves, portions of which will be allocated to the various Collateral Groups, will have particular bearing on the prepayment rates of the related Mortgage Loans and, therefore, any class of related certificates. Specifically, Mortgage Loans with lower interest rates may be expected to experience lower rates of prepayment than Mortgage Loans with higher interest rates and this will affect the rate of prepayment of the Collateral Groups to which such Mortgage Loans contribute. Consequently, any class of certificates related to any Collateral Group to which lower-rate Mortgage Loans or portions thereof have been allocated may be expected to experience slower rates of prepayment of the Class Principal Balance thereof and any class of certificates related to a Collateral Group to which higher-rate Mortgage Loans or portions thereof have been allocated may be expected to experience faster rates of prepayment of the Class Principal Balance thereof.

Principal Prepayments and Compensating Interest

         When a mortgagor prepays a Mortgage Loan in whole or in part between Due Dates for the Mortgage Loan, the mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month. Absent compensating interest, such a prepayment will cause a shortfall to occur in the amount of interest due to certificateholders. Also, when a Curtailment is made on a Mortgage Loan together with the Scheduled Payment for a month on or after the related Due Date, the principal balance of the Mortgage Loan is reduced by the amount of the Curtailment as of that Due Date, but the principal is not distributed to certificateholders until the Distribution Date in the next month; therefore, one month of interest shortfall accrues on the amount of such Curtailment.

         To reduce the adverse effect on certificateholders from the deficiency in interest payable by the mortgagors as a result of a Payoff or Curtailment between Due Dates, each Servicer will remit to the related Collection Account no later than the day before each Servicer Remittance Date an amount equal to any shortfall in interest collections for the previous month resulting from the timing of prepayments on the Mortgage Loans serviced by it (such amount, "Compensating Interest"). The amount of Compensating Interest to be paid by any Servicer on any Distribution Date, as specified in the related Sale and Servicing Agreement and to the extent that it is subject to a cap, generally will not exceed the lesser of (x) the amount required to cause the Master Servicer to receive a full month's interest on any voluntary prepayments in full (and with respect to certain Servicers, any voluntary prepayments in part) of

Mortgage Loans serviced by such Servicer received during the related Due Period and (y) 50% of the Servicing Fee payable to such Servicer (or with respect to certain Servicers, 100% of the Servicing Fee payable to such Servicer) on the related Distribution Date. In the event one or more Servicers do not make a required remittance of Compensating Interest on any Distribution Date, the Master Servicer is required to pay such amount to the extent that such amount does not exceed the total of the Master Servicing Fee for the applicable Distribution Date, through a reduction in the amount of the Master Servicer's compensation. Shortfalls on any Mortgage Loan and any Distribution Date attributable to the Servicemembers Civil Relief Act, as amended, will be allocated among the related Collateral Groups based on the Applicable Fractions for such Mortgage Loan and will be further allocated among the interest-bearing Senior Certificates of the related Certificate Group and the related Subordinate Certificates proportionately based on (1) in the case of such Senior Certificates, the Accrued Certificate Interest otherwise distributable thereon and (2) in the case of such Subordinate Certificates, interest accrued on their related Apportioned Principal Balances, without regard to any reduction pursuant to this paragraph, for such Distribution Date.

         To the extent that the amount of Compensating Interest is insufficient to cover the deficiency in interest payable as a result of the timing of a prepayment, that remaining deficiency will be allocated to the related Senior Certificates and the related Subordinate Certificates (but, in the case of the Subordinate Certificates, only the portion of those Certificates that derives its interest from the related Collateral Group), pro rata according to the amount of interest to which each related class of certificates would otherwise be entitled in reduction of that amount.

Rate of Payments

         The rate of principal payments on the certificates entitled to receive principal generally is directly related to the rate of principal payments on the Mortgage Loans in the related Collateral Group or Collateral Groups, which may be in the form of scheduled payments, principal prepayments or liquidations. See "Risk Factors" in this term sheet supplement and "Yield and Prepayment Considerations" in the prospectus. Certain mortgagors may prepay the Mortgage Loans at any time without penalty. A higher than anticipated rate of prepayments would reduce the aggregate principal balance of the Mortgage Loans more quickly than expected. As a consequence, aggregate interest payments for the Mortgage Loans would be substantially less than expected. Therefore, a higher rate of principal prepayments in a Collateral Group could result in a lower than expected yield to maturity on each related class of certificates purchased at a premium, and in certain circumstances investors may not fully recover their initial investments. Conversely, a lower than expected rate of principal prepayments in a specified Collateral Group would reduce the return to investors on any related classes of certificates purchased at a discount, in that principal payments for the Mortgage Loans would occur later than anticipated. Specifically, a lower than expected rate of principal prepayments on the Discount Loans will reduce the yield to investors in the Class A-P Certificates. There can be no assurance that certificateholders will be able to reinvest amounts received from the certificates at a rate that is comparable to the applicable interest rate on the certificates. Investors should fully consider all of the associated risks of investing in the certificates.

PAC and TAC Certificates

         The PAC Certificates and TAC Certificates, if any, will be entitled to receive payments, to the extent of available principal, to reduce their Class Principal Balance on each Distribution Date to the related PAC Scheduled Amount or related TAC Scheduled Amount for such Distribution Date, according to the PAC Schedule or TAC Schedule, as applicable, to be set forth in the prospectus supplement. The PAC Schedules, if any, will be prepared on the basis of the Modeling Assumptions and the assumption that the Mortgage Loans prepay at a constant rate within a range of constant prepayment rates (the "Structuring Range"), expressed as a percentage of PSA. The TAC Schedules, if any, will be prepared on the basis of the Modeling Assumptions and the assumption that the Mortgage Loans prepay at a constant rate equal to a constant prepayment rate (the "Structuring Target"), expressed as a percentage of PSA. The Structuring Range for the PAC Certificates and the Structuring Target for the TAC Certificates will be specified in the prospectus supplement. There can be no assurance that the Class

Principal Balances of the PAC Certificates or TAC Certificates will conform on any Distribution Date to the PAC Scheduled Amount or TAC Scheduled Amount, as applicable, for such Distribution Date, or that distributions of principal on such classes will begin or end on the dates indicated in such schedule, even if prepayments occur at rates that are within the Structuring Range set forth above.

         If the Mortgage Loans contributing to the related Collateral Group prepay at rates that are generally below the Structuring Range, the amount available for principal distributions on any Distribution Date may be insufficient to reduce Class Principal Balances of the PAC Certificates to the PAC Scheduled Amount for such Distribution Date, and the weighted average lives of the PAC Certificates may be extended, perhaps significantly. Conversely, if the Mortgage Loans contributing to the related Collateral Group prepay at rates that are generally above the Structuring Range, the weighted average lives of the PAC Certificates may be shortened, perhaps significantly.

         Similarly, if the Mortgage Loans contributing to the related Collateral Group prepay at rates that are generally below the Structuring Target, the amount available for principal distributions on any Distribution Date may be insufficient to reduce Class Principal Balances of the TAC Certificates to the TAC Scheduled Amount for such Distribution Date, and the weighted average lives of the TAC Certificates may be extended, perhaps significantly. Conversely, if the Mortgage Loans contributing to the related Collateral Group prepay at rates that are generally above the Structuring Target, the weighted average lives of the TAC Certificates may be shortened, perhaps significantly.

Support Certificates

         The prepayment stability of any PAC Certificates or any TAC Certificates will be supported by the PAC Support Certificates or the TAC Support Certificates.

         In general, the weighted average lives of the certificates supporting other classes of certificates as described above will be more sensitive to Mortgage Loan prepayments than those of the classes they are supporting. The supporting classes may receive no principal payments for extended periods of time or may receive principal payments that vary widely from period to period.

         To the extent that a low rate of principal payments on the related Mortgage Loans results in the related Principal Distribution Amount on any Distribution Date being equal to or less than the amount required to be distributed as principal on any class of certificates that pays principal in accordance with a schedule, the certificates supporting such class will receive no principal on such Distribution Date. Conversely, to the extent that a high rate of principal payments results in the related Principal Distribution Amount being in excess of the amount needed to maintain scheduled payments on any class of certificates, such excess funds will be applied, to the extent of the related Senior Principal Distribution Amount, to the supporting classes in accordance with their schedules, if applicable, or until their Certificate Balances have been reduced to zero. Thus, a rapid rate of prepayments in respect of the related Mortgage Loans may significantly shorten the weighted average lives of certain classes of support certificates, and a relatively slow rate of prepayments on such Mortgage Loans may significantly extend the weighted average lives of certain classes of support certificates.

Lack of Historical Prepayment Data

         There are no historical prepayment data available for the Mortgage Loans underlying the certificates, and comparable data are not available because the Mortgage Loans underlying the certificates are not a representative sample of mortgage loans generally. In addition, historical data available for mortgage loans underlying mortgage pass-through certificates issued by GNMA, Fannie Mae and Freddie Mac may not be comparable to prepayments expected to be experienced by the mortgage pool because the Mortgage Loans underlying the certificates may have characteristics that differ from the mortgage loans underlying certificates issued by GNMA, Fannie Mae and Freddie Mac.

         GSMSC makes no representation that the Mortgage Loans will prepay in the manner or at any of the rates assumed in the tables in the prospectus supplement or below in "--Yield Considerations with Respect to the Interest Only and Principal Only Certificates" and "--Yield Considerations with Respect to the Senior Subordinate Certificates." Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase any of the offered certificates. Since the rate of principal payments (including prepayments) on, and repurchases of, the Mortgage Loans will significantly affect the yields to maturity on the offered certificates (and especially the yields to maturity on the Interest Only and Principal Only Certificates and the Subordinate Certificates), prospective investors are encouraged to consult their investment advisors as to both the anticipated rate of future principal payments (including prepayments) on the Mortgage Loans and the suitability of the offered certificates to their investment objectives.

Yield Considerations with Respect to the Interest Only and Principal Only Certificates

         The yield to maturity on each class of Class A-X Certificates related to any Loan Group will be extremely sensitive to the level of principal prepayments on the Premium Loans in such Loan Group. The interest payable to each class of Class A-X Certificates is based on (i) the excess of the weighted average of the Net Rates for each of the Premium Loans in the related Loan Group or Loan Groups over (ii) the Designated Rate on the applicable Collateral Group in each such Loan Group. Therefore, the yield to maturity on each class of Class A-X Certificates will be adversely affected as a result of faster-than-expected principal prepayments on the Premium Loans in each such Loan Group. Prospective investors should fully consider the risks associated with an investment in the Class A-X Certificates, including the possibility that if the rate of principal prepayments on the related Premium Loans is rapid or an optional purchase of the related Mortgage Loans occurs, such investors may not fully recoup their initial investments and may experience a negative yield on their investments.

         The foregoing yield considerations will generally also apply to other Interest Only Certificates. In addition, the yield on any certificates that vary inversely with LIBOR will be very sensitive to any increases in LIBOR. As a result, any increases in LIBOR will reduce the yield on such certificates.

         The yield to maturity on each class of Class A-P Certificates will be extremely sensitive to the level of principal prepayments on the related Discount Loans. Therefore, the yield to maturity on the Class A-P Certificates will be adversely affected by slower-than-expected prepayments of such Discount Loans and could be reduced to zero.

         Because the interest payable on each class of Class A-X Certificates related to any Loan Group is based upon only the Premium Loans in such Loan Group, and the principal distributable to the class of Class A-P Certificates related to such Loan Group is derived only from the Discount Loans in such Loan Group, it is possible that faster-than-expected principal prepayments on such Premium Loans may occur at the same time as slower-than-expected principal prepayments on such Discount Loans, which would result in a lower yield to maturity for such class of Class A-X Certificates and such class of Class A-P Certificates.

Yield Considerations with Respect to the Senior Subordinate Certificates

         If the aggregate Certificate Balance of the related Junior Subordinate Certificates is reduced to zero, the yield to maturity on the related Senior Subordinate Certificates will become extremely sensitive to losses on the Mortgage Loans contributing to the related Collateral Groups and the timing of those losses, because the entire amount of those losses will generally be allocated first to the related Junior Subordinate Certificates in reverse order of seniority.

Additional Information

         Yield tables and other computational materials will be provided in the prospectus supplement. GSMSC intends to file, and may have already filed, with the Securities and Exchange Commission additional yield tables and other computational materials for one or more classes of the offered certificates on a Form FWP. Those tables and materials were prepared by the Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, those prospective investors.

                              CREDIT ENHANCEMENTS

Subordination

         The Senior Certificates receive distributions of interest and principal to which they are entitled before distributions of interest or principal to the related Subordinate Certificates. In addition, no class of Subordinate Certificates will receive distributions of interest and principal on any Distribution Date until the related Subordinate Certificates senior to that class have received all distributions of interest and principal due on or before that Distribution Date. See the prospectus supplement and "Description of the Certificates--Priority of Distributions" in this term sheet supplement.

         Losses on Mortgage Loans will be borne by the related Subordinate Certificates then outstanding in reverse numerical order. If all related Subordinate Certificates have been paid in full then thereafter losses on the related Mortgage Loans will be allocated to the Collateral Groups to which the related Mortgage Loan contributed and, within a Collateral Group, will be allocated pro rata among the Senior Certificates; provided, however, that Realized Losses otherwise allocable to any Super Senior Certificates will instead be allocated to the related class or classes of Credit Support Certificates, until the Class Principal Balance thereof has been reduced to zero. See "Description of the Certificates--Subordination and Allocation of Losses" in this term sheet supplement.

Shifting Interests

         The Senior Certificates (other than any Class A-P Certificates and the Interest Only Certificates) will, in the aggregate, generally receive their pro rata shares of all scheduled principal payments for the related Collateral Groups and 100% of all principal prepayments for the related Collateral Groups until the 5th anniversary of the first Distribution Date. Thereafter, the Senior Certificates (other than any Class A-P Certificates and the Interest Only Certificates) will, in the aggregate, generally receive their pro rata share of scheduled principal payments and a disproportionately large, but decreasing, share of principal prepayments (subject to certain triggers that would reduce payments to the related Subordinate Certificates). This will result in a faster rate of return of principal to such Senior Certificates (other than the related Class A-P Certificates and the Interest Only Certificates) than would occur if such Senior Certificates and the related Subordinate Certificates received all payments, including prepayments, pro rata with such Subordinate Certificates, and increases the likelihood that holders of Senior Certificates (other than any Class A-P Certificates and the Interest Only Certificates) will be paid the full amount of principal to which they are entitled. Any NAS Certificates will not necessarily benefit from this accelerated repayment.

         If the subordination level for any class of Subordinate Certificates on any Distribution Date is less than the subordination level on the Closing Date for such class of Subordinate Certificates (the "Initial Subordination Levels") the most senior class of related Subordinate Certificates that has not maintained its Initial Subordination Level and all classes of related Subordinate Certificates senior thereto will receive pro rata distributions from principal prepayments otherwise payable to junior classes of related Subordinate Certificates. For a more detailed description of how principal prepayments are allocated among the Senior Certificates and the Subordinate Certificates, see "Description of the Certificates--Priority of Distributions" and the related definitions under "Description of the Certificates--Glossary of Definitions Relating to the Priority of Distributions" in this term sheet supplement.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The Trust Agreement provides that a designated portion of the Trust Fund will comprise one or more REMICs. The Securities Administrator on behalf of the Trustee will cause a REMIC election to be made with respect to each REMIC formed pursuant to the Trust Agreement. Each such REMIC will designate a single class of interests as the residual interest in that REMIC, and the Residual Certificates will represent ownership of the residual interests. Upon the issuance of the offered certificates, Sidley Austin LLP will deliver its opinion to the effect that, assuming compliance with the Trust Agreement, each of the REMICs formed pursuant to the Trust Agreement will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code").

         The Securities Administrator will be the Tax Administrator with respect to each of the REMICs, as described in the prospectus. See "Federal Income Tax Consequences" in the prospectus for further information regarding the federal income tax treatment of REMICs and the federal income tax consequences of investing in the offered certificates.

Tax Treatment of REMIC Regular Interests

         The offered certificates (other than any Exchangeable Certificates and any class of certificates entitled to receive Basis Risk Shortfalls) will be REMIC regular interests. Any class of certificates entitled to receive Basis Risk Shortfalls (the "Cap Contract Certificates") will be treated as representing (i) an undivided interest in a REMIC regular interest corresponding to that Cap Contract Certificates and (ii) an interest in a limited recourse interest rate cap contract (the "Cap Contract"). See the discussion under "--Additional Considerations for the Cap Contract Certificates" below. For purposes of this summary, the REMIC regular interest corresponding to the Cap Contract Certificates along with the remaining offered certificates (other than the Exchangeable Certificates) are referred to as the "Regular Certificates." See "Federal Income Tax Consequences--Tax Treatment of REMIC Regular Interests and Other Debt Instruments" in the prospectus.

         All interest and original issue discount ("OID") on the Regular Certificates will be includible in certificateholders' income using the accrual method of accounting, regardless of the certificateholders' usual methods of accounting. In preparing federal income tax reports to certificateholders and the Internal Revenue Service, the Securities Administrator will treat any Interest Only Certificates, Z Certificates and Principal Only Certificates as having been issued with OID, and may treat other classes of Regular Certificates as having been issued with OID. The Interest Only Certificates will be Interest Weighted Certificates (as defined in the prospectus).

         The prospectus supplement will specify the prepayment assumptions that will be used in determining the rate of accrual of OID, market discount and premium, if any, for federal income tax purposes. No representation is made that the related Mortgage Loans will prepay at such rates or any other rate.

         If actual prepayments differ sufficiently from the prepayment assumption, the calculation of OID for certain classes of offered certificates might produce a negative number for certain accrual periods. If that happens, certificateholders generally will not be entitled to a deduction for that amount, but generally will be required to carry that amount forward as an offset to OID, if any, accruing in future accrual period. See "Federal Income Tax Consequences--OID" in the prospectus.

Additional Considerations for the Cap Contract Certificates

         The REMIC regular interest corresponding to a Cap Contract Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on that Certificate, except that the interest payments will be determined without regard to payments of any Basis Risk Shortfalls. Any amount paid on a Cap Contract Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be deemed to have been paid pursuant to the Cap Contract.

Consequently, each beneficial owner of a Cap Contract Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under "Tax Treatment of REMIC Regular Interests" above. In addition, each beneficial owner of a Cap Contract Certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under "--The Cap Contract Component" below. Prospective investors are encouraged to consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising the Cap Contract Certificates.

         This discussion assumes that the rights of the holders of the Cap Contract Certificates to receive payments in excess of the amounts payable on the corresponding REMIC regular interest will be treated as rights under a notional principal contract rather than as a partnership for federal income tax purposes. Treatment of such rights as a partnership interest could result in differing timing and character consequences to certificateholders and withholding tax consequences for certificateholders who are not U.S. Persons. Prospective investors are encouraged to consult their tax advisors regarding the appropriate tax treatment of the right to receive payments on a Cap Contract Certificate in excess of the amounts payable on the corresponding REMIC regular interest.

Allocations

         A beneficial owner of a Cap Contract Certificate must allocate its purchase price for the certificate between its components--the REMIC regular interest component and the Cap Contract component. For information reporting purposes the Securities Administrator will assume the Cap Contract component has nominal value. The Cap Contract is difficult to value, and the Internal Revenue Service could assert that the value of a Cap Contract component as of the Closing Date is greater than the value used for information reporting purposes. Prospective investors are encouraged to consider the tax consequences to them if the Internal Revenue Service were to assert a different value for the Cap Contract component.

         Upon the sale, exchange, or other disposition of a Cap Contract Certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component. Assuming that the Cap Contract Certificate is held as a "capital asset" within the meaning of
Section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss. For a discussion of the material federal income tax consequences to a beneficial owner upon the disposition of a REMIC regular interest, see "Federal Income Tax Consequences" in the prospectus.

The Cap Contract Component

         The portion of the overall purchase price of a Cap Contract Certificate attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method--the level yield constant interest method--the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of a Cap Contract Certificate.

         Any payments to a beneficial owner of a Cap Contract Certificate of Basis Risk Shortfalls will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the Cap Contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year.

Although not clear, net income or a net deduction should be treated as ordinary income or as an ordinary deduction.

         A beneficial owner's ability to recognize a net deduction with respect to the Cap Contract component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner's alternative minimum tax liability.

Status of the Cap Contract Certificates

         The REMIC regular interest component of Cap Contract Certificates will be treated as assets described in Section 7701(a)(19) of the Code, and as "real estate assets" under Section 856(c)(4)(A) of the Code, generally, in the same proportion that the assets of the Trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of a Cap Contract Certificate will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code, subject to the same limitation in the preceding sentence. The Cap Contract component of the Cap Contract Certificates will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code or as a real estate asset under Section 856(c)(4)(A) of the Code. Further, any income attributable to the Cap Contract component will not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

Additional Considerations for Any Exchangeable Certificates

         The arrangement under which any Exchangeable Certificates would be created (the "Exchange Pool") will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes or classes of Exchangeable REMIC Certificates that have been exchanged for the classes of Exchangeable Certificates, including any exchanges effective on the Closing Date, will be assets of the Exchange Pool, and each class of Exchangeable Certificates will represent beneficial ownership of a proportionate interest in each Exchangeable REMIC Certificate corresponding to that class of Exchangeable Certificates. For a discussion of certain federal income tax consequences applicable to the Exchangeable Certificates, see "Federal Income Tax Consequences--Tax Treatment of Exchangeable Securities" in the prospectus.

                             ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code contain provisions that may affect a fiduciary of an Employee benefit plans or other retirement arrangements subject to Section 406 of ERISA and/or Section 4975 of the Code ("Plans"). Plans, insurance companies or other persons investing Plan assets (see "ERISA Considerations" in the prospectus) are encouraged to carefully review with their legal counsel whether owning offered certificates is permitted under ERISA or Section 4975 of the Internal Revenue Code. The underwriter exemption, as described under "ERISA Considerations--Underwriter Exemption" in the prospectus, may provide an exemption from restrictions imposed by ERISA or Section 4975 of the Internal Revenue Code and may permit a Plan to own, or Plan assets to be used to purchase, the offered certificates other than the Residual Certificates. In addition, under regulations promulgated by the Department of Labor (the "DOL") defining the term "plan assets" published in the Federal Register (the "Plan Asset Regulations"), generally, when a Plan makes an equity investment in another entity (for example, the purchase of a pass-through certificate), the underlying assets of that entity may be considered plan assets unless certain exceptions apply. There can be no assurance that any of the exceptions set forth in the Plan Asset Regulations will apply to the purchase or holding of the offered certificates. Prohibited transactions within the meaning of ERISA and the Code could also arise if the offered certificates are acquired by a Plan with respect to which any of such parties is a Party in Interest.

         With respect to the acquisition of the offered certificates by a Plan, the underwriter exemption exempts from certain of the prohibited transaction rules of ERISA the initial acquisition, holding and the subsequent disposition by Plans of certificates such as the offered certificates issued by pass-through trusts holding certain obligations and the operation of the trust issuing the offered certificates, provided the conditions and requirements of the underwriters exemption are met,, including the requirement that an affected Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         The DOL amended the underwriter's exemption to permit Plans to purchase and hold subordinate certificates such as the Senior Subordinate Certificates if they are rated "BBB-" (or its equivalent) or better at the time of purchase. See "ERISA Considerations--Underwriter Exemption" in the prospectus. A Plan, or other purchaser acting on its behalf or with Plan assets, that purchases the Senior Subordinate Certificates will be deemed to have represented that:

         (1)   the rating condition was satisfied at the time of purchase; or

         (2)   the following condition is satisfied:

               (a)   it is an insurance company;

               (b) the source of funds used to acquire or hold the certificates is an "insurance company general account" as that term is defined in PTCE 95-60; and

               (c) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

         In addition, if a Cap Agreement is held in a separate interest trust, any person purchasing certificate otherwise eligible for purchase by Plans under the underwriter exemption, which certificate entitles the holder to receive payments under any related Cap Agreement from the separate interest trust will be deemed to have acquired for purposes of ERISA and Section 4975 of the Code the right to receive such certificate without the right to receive payments from the separate interest trust, together with the right to receive such payments.

         The acquisition, holding and transfer of any certificates entitled to payments from any such Cap Agreement, excluding the right to receive the payments from the separate interest trust, should meet the conditions of the underwriter exemption (other than the those within the control of the investors). However, a fiduciary of any employee benefit plan or other retirement arrangement subject to ERISA or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of any such certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code, and whether the purchase, holding or disposition of any such certificates without the right to receive payments from the separate interest trust satisfies the terms and conditions of the underwriter exemption. See "ERISA Considerations" in the prospectus. The rating of any such certificate may change. If the rating of such a certificate declines below the lowest permitted rating, such certificates may no longer be eligible for relief under the underwriter exemption (although a Plan that had purchased such certificate when such certificate had a permitted rating would not be required to dispose of it). However, insurance company general accounts may be able to purchase such a certificate in such circumstances pursuant to Sections I and III of Prohibited Transaction Class Exemption 95-60.

         The underwriter exemption may not apply to the acquisition, holding or resale of the right to receive payments from the separate interest trust by a Plan. The right to receive such payments could also result in a prohibited transaction if the Interest Rate Cap Provider is a party in interest with respect to such Plan, unless another administrative exemption is available. Accordingly, prior to the termination of any such Cap Agreement, no Plan or other person using Plan assets may acquire or hold a certificate entitled to receive payments thereunder otherwise eligible for the underwriter exemption, unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption ("PTCE") 84-14 (for transactions by independent "qualified professional asset managers"), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by "in-house asset managers"). There is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code to a party in interest that is a service provider to a Plan investing in a certificate entitled to receive payments thereunder for adequate consideration, provided such service provider is not (i) the fiduciary with respect to the Plan's assets used to acquire the a certificate entitled to receive payments thereunder or an affiliate of such fiduciary or (ii) an affiliate of the employer sponsoring the Plan fiduciaries are encouraged to consult their legal counsel concerning this issue. Prior to the termination of any such Cap Agreement, each beneficial owner of a certificate entitled to receive payments thereunder or any interest in such a certificate, will be deemed to have represented, by virtue of its acquisition or holding of such a certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of such certificate are eligible for the exemptive relief available under the statutory exemption or one of the five prohibited transaction class exemptions as required immediately above or some other applicable exemption. It should be noted that as PTCE 95-60 would cover the prohibited transactions discussed herein in connection with any such Cap Agreement, any certificate entitled to receive payments thereunder whose rating has fallen to below investment grade could be purchased by insurance company general accounts pursuant to such exemption.

         When holders of Exchangeable Certificates exchange all or part of each class of such Exchangeable Certificates for proportionate interests in the related Exchangeable REMIC Certificates, the Exchangeable REMIC Certificates received will be eligible for relief under the underwriter's exemption to the same extent as the Exchangeable Certificates exchanged, provided that the rating of the Exchangeable REMIC Certificates satisfies the rating condition. If such rating does not satisfy the rating condition, the Exchangeable REMIC Certificates may be acquired by insurance company general accounts investing the assets of Plans pursuant to Sections I and III of PTCE 95-60. To the extent an investor is required to be eligible under an investor-based exemption in connection with the acquisition and holder of a Certificate, such requirement will apply to both Exchangeable Certificates and Exchangeable REMIC Certificates.

         The Trust Agreement will require that if neither condition is satisfied the Plan, or other purchaser acting on its behalf or with Plan assets, will:

         (1) indemnify and hold harmless GSMSC, the Trustee, the Securities Administrator, the Master Servicer, each Servicer, each Custodian and the Underwriter from and against all liabilities, claims, costs or expenses incurred by them as a result of the purchase; and

         (2) be disregarded as purchaser and the immediately preceding permitted beneficial owner will be treated as the beneficial owner of that certificate.

         Any fiduciary or other investor of Plan assets that proposes to own the offered certificates on behalf of or with Plan assets of any Plan is encouraged to consult with legal counsel about: (i) whether the specific and general conditions and the other requirements in the underwriter's exemption would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the application of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code to the proposed investment. See "ERISA Considerations" in the prospectus.

         GSMSC makes no representation that the sale of any of the offered certificates to a Plan or other purchaser acting on its behalf meets any relevant legal requirement for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

                       CERTAIN LEGAL INVESTMENT ASPECTS

         For purposes of the Secondary Mortgage Market Enhancement Act of 1984, or "SMMEA," the Senior Certificates and, unless otherwise set forth in the prospectus supplement, the Subordinate Certificates that are rated in one of the two highest rating categories by at least one Rating Agency, will constitute "mortgage related securities" when they are issued. These mortgage related securities, or "SMMEA Certificates," will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies, and pension funds) created pursuant to or existing under the laws of the United States, or of any state, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for such entities. Under SMMEA, if a state enacted legislation before October 4, 1991 specifically limiting the legal investment authority of any type of those entities in "mortgage related securities," the SMMEA Certificates will constitute legal investments for those types of entities only to the extent provided by such legislation. Certain states have enacted such legislation. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

         SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with the SMMEA Certificates without limitation as to the percentage of their assets represented by the SMMEA Certificates, federal credit unions may invest in the SMMEA Certificates and national banks may purchase the SMMEA Certificates for their own accounts without regard to the limitations generally applicable to investment securities prescribed by 12 U.S.C. 24 (Seventh), in each case subject to such regulations as the applicable federal regulatory authority may adopt.

         Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions on investment in the offered certificates, which could be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision and the National Credit Union Administration have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the offered certificates. In addition, several states have adopted or are considering regulations that would prohibit regulated institutions subject to their jurisdiction from holding mortgage-backed securities such as the offered certificates. When adopted, the regulations could apply to the offered certificates retroactively. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

         There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase the offered certificates or to purchase the offered certificates representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

                           ACCOUNTING CONSIDERATIONS

         Various factors may influence the accounting treatment applicable to an investor's acquisition and holding of mortgage-backed securities. Accounting standards, and the application and interpretation of such standards, are subject to change from time to time. Investors are encouraged to consult their own accountants for advice as to the appropriate accounting treatment for the offered certificates.

                                 LEGAL MATTERS

         The validity of the offered certificates and certain federal income tax matters will be passed upon for the Depositor and the Underwriter by Sidley Austin LLP, New York, NY

                              CERTIFICATE RATINGS

         It is a condition to the issuance of the offered certificates that they receive the respective ratings from one or more of S&P, Moody's, Fitch or another nationally recognized statistical rating organization set forth in the prospectus supplement.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision, withdrawal or qualification at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating. S&P, Moody's, Fitch and any other Rating Agency which rates the certificates will monitor any of their ratings assigned to the offered certificates while the offered certificates remain outstanding. In the event that the ratings initially assigned to any of the offered certificates by S&P, Moody's, Fitch or another Rating Agency which rates the certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement to such offered certificates.

         The ratings assigned to this issue do not constitute a recommendation to purchase or sell these securities. Rather, they are an indication of the likelihood of the payment of principal and interest as set forth in the transaction documentation. The ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying Mortgage Loans. Further, the ratings on the Interest Only Certificates do not address whether investors will recover their initial investment. The ratings on the offered certificates address the likelihood of the receipt by certificateholders of all distributions with respect to the underlying Mortgage Loans to which they are entitled. The ratings do not represent any assessment of the likelihood that the rate of principal prepayments by mortgagors might differ from those originally anticipated. As a result of differences in the rate of principal prepayments, certificateholders might suffer a lower than anticipated yield to maturity. See "Risk Factors" and "Yield and Prepayment Considerations" in this term sheet supplement.

         Interest Only (IO) Certificates are extremely sensitive to prepayments, which the ratings on the securities do not address. If prepayments are faster than anticipated, investors may fail to recover their initial investment.

         Principal Only (PO) Certificates are extremely sensitive to prepayments, which the ratings on the securities do not address. If prepayments are slower than anticipated, investors' yield may be adversely affected. The rating on Principal Only Certificates only addresses the return of the principal balances thereof.

         GSMSC has not requested a rating on the offered certificates by any rating agency other than one or more of S&P, Moody's and Fitch. However, there can be no assurance as to whether any other rating agency will rate the offered certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the offered certificates by another rating agency, if assigned at all, may be lower than the rating assigned to the offered certificates by S&P, Moody's or Fitch.



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                                    S-122

                                INDEX OF TERMS

         Below is a list of selected significant terms used in this term sheet supplement and the pages on which their definitions can be found.

                                                                           PAGE
                                                                           ----

3% Solution Loans..........................................................S-56
Accrued Certificate Interest..............................................S-100
AD Certificates............................................................S-11
Advances...................................................................S-15
ALTA.......................................................................S-54
Alt-A Coverage Percentage..................................................S-55
Alt-A Minus................................................................S-55
Alt-A Minus Adjustable Rate Loans..........................................S-47
Alt-A Minus Fixed Rate Loans...............................................S-47
Alt-A Minus Mortgage Loans.................................................S-55
Alt-A Prime................................................................S-55
Alt-A Prime Adjustable Rate Loans..........................................S-47
Alt-A Prime Fixed Rate Loans...............................................S-47
Alt-A Prime Mortgage Loans.................................................S-55
A-P Principal Distribution Amount.........................................S-101
Applicable Fraction..................................................S-7, S-101
Apportioned Principal Balance.............................................S-101
April Guideline Changes....................................................S-63
Assessment of Compliance...................................................S-91
Attestation Report.........................................................S-92
Auction Call..............................................................S-111
Available Distribution Amount.............................................S-105
Avelo......................................................................S-40
Basis Risk Reserve Fund....................................................S-97
Basis Risk Shortfalls......................................................S-97
Business Day................................................................S-9
Cap Contract..............................................................S-119
Cap Contract Certificates...........................................S-10, S-119
Capital One................................................................S-43
Category I Alt-A Mortgage Loans............................................S-56
Category I Prime Mortgage Loans............................................S-53
Category II Alt-A Mortgage Loans...........................................S-56
Category II Prime Mortgage Loans...........................................S-53
Certificate Account..................................................S-14, S-39
Certificate Balance........................................................S-95
Certificate Group..........................................................S-95
Certificate Interest Rate..................................................S-97
Citibank...................................................................S-70
Class A-P Certificates......................................................S-8
Class A-X Certificates......................................................S-8
Class A-X Notional Amount.................................................S-101
Class Principal Balance....................................................S-95
Closing Date...............................................................S-95
CLTV.......................................................................S-52
Code......................................................................S-119
Collateral Group............................................................S-7
Combined Loan-to-Value Ratio...............................................S-52
Compensating Interest.....................................................S-115
Condemnation Proceeds.....................................................S-101
Conduit....................................................................S-40
contract underwriters......................................................S-50
Correspondent Loans........................................................S-58
Correspondents.............................................................S-48
Credit Scores..............................................................S-64
Credit Support Certificates................................................S-11
Credit Support Depletion Date.............................................S-101
Current Realized Losses...................................................S-101
Curtailment...............................................................S-101
Custodian..................................................................S-39
Custodians.................................................................S-39
Cut-Off Date...............................................................S-39
Debt-to-Income Ratio.......................................................S-56
Deferred Principal Amount..........................................S-101, S-108
Delegated Underwriting.....................................................S-49
Depositor..................................................................S-39
Designated Rates..........................................................S-102
Discount Loans.............................................................S-12
Distribution Account.......................................................S-39
Distribution Date.........................................................S-95
DOL.......................................................................S-122
Due Date...................................................................S-40
Due Period................................................................S-102
early payment default.....................................................S-112
EFA Program................................................................S-55
Effective Net Rate..........................................................S-7
ERISA.....................................................................S-122
Events of Default..........................................................S-92
Exchange Pool.............................................................S-122
Exchangeable Certificates..................................................S-96
Exchangeable REMIC Certificates............................................S-96
February Guideline Changes.................................................S-63
FICO Score.................................................................S-50
First Time Home Buyer......................................................S-59
Fitch......................................................................S-95
Floating Rate Certificates.................................................S-99
Foreign National Loans.....................................................S-55
FSMA........................................................................S-5
Full Documentation.........................................................S-62
Full Documentation Loans...................................................S-62
GreenPoint...........................................................S-40, S-43
Group Subordinate Amount..................................................S-110
GSMC.................................................................S-40, S-68
GSMSC......................................................................S-39
Home Asset ManagementSM Account Loan.......................................S-52
Initial Subordination Levels..............................................S-119
Insurance Proceeds........................................................S-102
Interest Only Certificate.................................................S-102
Interest Only Certificates.................................................S-11
Interest Rate Cap..........................................................S-98
Interest Rate Cap Amount...................................................S-98
Interest Rate Cap Provider.................................................S-99
Issuing Entity.............................................................S-39
Joint Ventures.............................................................S-48

LIBOR......................................................................S-99
LIBOR Certificate...........................................................S-9
LIBOR Certificates.........................................................S-99
LIBOR Determination Date...................................................S-99
Liquidated Mortgage Loan..................................................S-102
Liquidation Principal.....................................................S-102
Liquidation Proceeds......................................................S-102
Loan Group..................................................................S-7
Loan-to-Value Ratio........................................................S-52
London Business Day........................................................S-99
LTV........................................................................S-52
Master Servicer............................................................S-39
Master Servicer Event of Default...........................................S-76
Master Servicer Remittance Date............................................S-14
Master Servicing Fee.......................................................S-74
MERS.......................................................................S-64
Moody's....................................................................S-95
Mortgage Loan Schedule.....................................................S-64
Mortgage Loans.............................................................S-39
Mortgage Score.............................................................S-50
Mortgaged Property.........................................................S-39
NAS Certificates...........................................................S-11
Net Rate....................................................................S-7
No Documentation...........................................................S-62
No Documentation Loans.....................................................S-62
No Ratio...................................................................S-61
No Ratio Loans.............................................................S-61
Non-AP Pool Balance.......................................................S-110
nonrecoverable.............................................................S-88
Notional...................................................................S-95
Notional Amount...........................................................S-102
OID.......................................................................S-120
P&I Advance................................................................S-14
PAC Certificates..........................................................S-102
PAC Scheduled Amount......................................................S-102
PACs.......................................................................S-11
Payoff....................................................................S-102
Plan Asset Regulations....................................................S-122
Plans.....................................................................S-122
Premium Loans..............................................................S-12
Prime Coverage Percentage..................................................S-53
Principal Only Certificate................................................S-102
Principal Payment Amount..................................................S-102
Principal Prepayment Amount...............................................S-103
Projected Principal Balances...............................................S-98
PTCE......................................................................S-123
Rating Agency..............................................................S-95
Realized Loss.............................................................S-109
Record Date................................................................S-95
Reference Banks............................................................S-99
Regular Certificates......................................................S-120
Regulation AB Servicing Criteria...........................................S-91
Relevant Implementation Date................................................S-5
Relevant Member State.......................................................S-5
Relief Act................................................................S-100
Relief Act Reduction......................................................S-100
RELS.......................................................................S-52
Required Reserve Fund Deposit..............................................S-98
Residual Certificates.......................................................S-8
Responsible Party..........................................................S-40
Retail Loans...............................................................S-58
retention program..........................................................S-49
S&P........................................................................S-95
Sale and Servicing Agreement...............................................S-40
Sale and Servicing Agreements..............................................S-40
Scheduled Payment.........................................................S-103
Scheduled Principal Amount................................................S-103
Securities Administrator...................................................S-39
Securities Administrator Fee...............................................S-71
Senior Collateral Group Percentage........................................S-103
Senior Liquidation Amount.................................................S-103
Senior Prepayment Percentage..............................................S-103
Senior Principal Distribution Amount......................................S-104
Senior Support Certificates................................................S-11
Servicer...................................................................S-78
Servicer Remittance Date.............................................S-14, S-89
Servicers..................................................................S-78
Servicing Advances.........................................................S-15
Servicing Fee Rate.........................................................S-86
SMMEA.....................................................................S-124
SMMEA Certificates........................................................S-124
Sponsor....................................................................S-68
Stated.....................................................................S-62
Stated Loans...............................................................S-62
Stated Reduced.............................................................S-62
Stated Reduced Loans.......................................................S-62
Strike Price...............................................................S-98
Structuring Range.........................................................S-116
Structuring Target........................................................S-116
Subgroup....................................................................S-7
Subordinate Class Percentage..............................................S-110
Subordinate Liquidation Amount............................................S-104
Subordinate Percentage....................................................S-104
Subordinate Prepayment Percentage.........................................S-104
Subordinate Principal Distribution Amount.................................S-104
Subordinate Principal Prepayment Amount...................................S-105
Subordination Level.......................................................S-105
Subprime First Lien Loans..................................................S-84
Subprime Second Lien Loans.................................................S-84
Subsequent Recovery.......................................................S-109
Super Senior Certificates..................................................S-11
TAC Certificates..........................................................S-105
TAC Scheduled Amount......................................................S-105
TACs.......................................................................S-11
Total Subordinate Percentage..............................................S-110
Trust Agreement............................................................S-39
Trust Fund.................................................................S-39
Trustee....................................................................S-39
Undercollateralization Distribution.......................................S-110
Undercollateralized Group.................................................S-110
Unscheduled Principal Amount..............................................S-103
VRU........................................................................S-85
Wells Fargo Bank...............................................S-40, S-47, S-83
WFHM.......................................................................S-63
Wholesale Loans............................................................S-58
Z Certificates.............................................................S-11

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



This term sheet supplement is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this term sheet supplement, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar term sheet supplement relating to these securities. This term sheet supplement is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.
                               ----------------

                        GSAA Home Equity Trust 2007-10
                                Issuing Entity

                         GS Mortgage Securities Corp.
                                   Depositor

                        Goldman Sachs Mortgage Company
                                    Sponsor

                            Wells Fargo Bank, N.A.
                 Master Servicer and Securities Administrator

                                Citibank, N.A.
                                    Trustee

                            Avelo Mortgage, L.L.C.
                       GreenPoint Mortgage Funding, Inc.
                            Wells Fargo Bank, N.A.
                                   Servicers



                               ----------------



===============================================================================


                              GSAA Mortgage Loan
                                 Trust 2007-10

                               ----------------

                             TERM SHEET SUPPLEMENT
                               ----------------
                             Goldman, Sachs & Co.